Exhibit 10.1

Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

CREDIT AGREEMENT
[ALLEGIANT/A319 2019]
dated as of June 24, 2019

among

SUNRISE ASSET MANAGEMENT, LLC,
as Borrower

THE LOAN PARTICIPANTS IDENTIFIED ON SCHEDULE I HERETO,
as Loan Participants

BANK OF UTAH,
as Agent

and

BANK OF UTAH,
as Security Trustee

______________________________

A319-100 Aircraft Credit Facility
$213,000,000

______________________________
Banc of America Leasing & Capital, LLC, as Joint Lead Arranger

Sumitomo Mitsui Banking Corporation, as Joint Lead Arranger
______________________________

Page

i

(continued)
Page

ii

(continued)
Page

ADMINISTRATIVE SCHEDULE
SCHEDULE I	-	Credit Commitment and Commitment Amounts
SCHEDULE II	-	Certain Defined Terms
SCHEDULE III	-	Designated Aircraft
SCHEDULE IV	-	Amortization Schedule
EXHIBIT A	-	Form of Note
EXHIBIT B-1	-	Form of Notice of Funding
EXHIBIT B-2	-	Form of Notice of Borrowing
EXHIBIT C-1	-	Form of Mortgage
EXHIBIT C-2	-	Form of Lessee Consent
EXHIBIT D	-	Form of Loan/Commitment Assignment Agreement
EXHIBIT E	-	Form of [****] Guarantee Agreement

iii

THIS CREDIT AGREEMENT [ALLEGIANT/A319 2019] (this “Agreement”), dated as of June 24, 2019, is among SUNRISE ASSET MANAGEMENT, LLC, a limited liability company duly organized and validly existing under the laws of Nevada, as borrower (the “Borrower”), each of the lenders that is a signatory hereto identified under the caption “Loan Participants” on the signature pages hereto or which, pursuant to Section 12.06(a), shall become a “Loan Participant” hereunder (individually, a “Loan Participant” and, collectively, the “Loan Participants”), BANK OF UTAH, as agent for the Loan Participants (in such capacity, together with its successors in such capacity, the “Agent”), and BANK OF UTAH, as security trustee (the “Security Trustee”).
WHEREAS, concurrently with the execution and delivery of this Agreement, the Borrower and the Security Trustee are entering into the Mortgage and Security Agreement [Allegiant/A319 2019] dated as of the date hereof (as modified, amended or supplemented from time to time, and, as more completely defined in Section 1.01 below, the “Mortgage”) pursuant to which the Borrower agrees, among other things, to issue Notes in respect of each Designated Aircraft as evidence of the Borrower’s indebtedness to the Loan Participants, which Notes will be issued upon the financing of the Designated Aircraft and which Notes will be secured by the mortgage and security interest on the Designated Aircraft created by the Borrower in favor of the Security Trustee, and the Borrower shall execute and deliver a Mortgage Supplement covering each Designated Aircraft, supplementing the Mortgage at the time of each such financing;
NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

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Section 1    Definitions and Accounting Matters.
1.01    Certain Defined Terms. As used herein, the following terms shall have the following meanings:
“Acceptable Alternate Engine” with respect to any Lease, shall mean an aircraft engine that qualifies under the terms of such Lease to replace an Engine subject to such Lease and to thereby become an “Engine” as defined in such Lease.
“Act” shall mean 49 U.S.C. § 40101 et seq., or any successor or substituted United States legislation.
“Additional Costs” is defined in Section 5.01(a).
“Administrative Schedule” shall mean the schedule so titled annexed hereto.
“Advance Date” is defined in Section 4.05.
“Affiliate” of any Person shall mean any other Person that directly or indirectly controls, is controlled by or is under common control with such Person.
“After-Tax Basis” shall mean on a basis that any payment to be received or receivable by any Person is supplemented by a further payment or payments to such Person so that the sum of all such payments, after deducting the net amount of all Taxes payable by such Person or any of its Affiliates under any law as a result of the receipt or accrual of such payment (after reduction by the amount of current Taxes saved by such Person as a result of the event or item for which the payments are being made to such Person), is equal to the payment due to such Person.
“Agreement” shall mean this Credit Agreement, as such agreement may be amended, restated and modified from time to time.
“Aircraft” shall mean (i) individually, each Airframe, together with the related Engines, whether or not any of such Engines may at any time of determination be installed on such Airframe or installed on any other airframe, and the Aircraft Documentation in respect thereof and (ii) collectively, all such Aircraft.
“Aircraft Assets” shall mean the Aircraft, Airframes, Engines and associated Parts.
“Aircraft Documentation” shall mean, with respect to each Aircraft, the documents, records, logs and other data maintained in respect of the related Aircraft Assets, pursuant to the terms of the Lease relating to such Aircraft.
“Aircraft Related Agreement” shall mean, for any Aircraft, its Bill of Sale.
“Airframe” shall mean (i) each airframe bearing the manufacturer’s serial number and registration and nationality mark as specified in the applicable Mortgage Supplement; and (ii) any and all associated Parts related to such Airframe.

NEWYORK/#530433.7

Credit Agreement [Allegiant/A319 2019]

“[****] Guarantee Agreement” shall mean the [****] Guarantee Agreement [Allegiant/A319 2019], dated as of the date hereof, among [****], [****] and the Agent in the form of Exhibit E.
“Allegiant Lease” shall mean a Lease between Borrower and Allegiant Air, LLC.
“Allocated To” shall mean, with reference to any Aircraft, the portion of the Loans relating to such Aircraft, being the outstanding principal amount of the related Drawing made with respect to such Aircraft.
“Annual Trustee Fee” is defined in Schedule II.
“Anti-Money Laundering Laws” is defined in Section 12.14(h).
“Applicable Law” shall mean all applicable laws, treaties, judgments, decrees, injunctions, writs, actions and orders of any court, governmental agency or authority and all applicable rules, guidelines, regulations, orders, directives, licenses and permits of any governmental body, instrumentality, agency or authority and all applicable interpretations thereof.
“Applicable Lending Office” shall mean, for each Loan Participant, the office of such Loan Participant (or of an Affiliate of such Loan Participant) at which its Loans are to be made and maintained.
“Applicable Margin” is defined in Schedule II.
“Aviation Authority” shall mean, with respect to any Aircraft, any Governmental Authority that is or shall from time to time be vested with the control and supervision of, or have jurisdiction over, the registration, airworthiness and operation of aircraft or other matters relating to civil aviation in the State of Registration under Applicable Law.
“BALC” means Banc of America Leasing & Capital, LLC.
“Bankruptcy Code” shall mean the Federal Bankruptcy Code of 1978.
“Basel Accord” is defined in Section 5.01(b).
“Basic Documents” shall mean, collectively, this Agreement, the Notes, the Allegiant Guarantee Agreement, the Fee Letter and the Security Documents.
“Bill of Sale” shall mean, with respect to any applicable Designated Aircraft, the long-form warranty bill of sale evidencing the sale of such Aircraft (including identifying the Airframe and Engines by serial number) from the respective seller to the Borrower. If the context shall permit for a Designated Aircraft, “Bill of Sale” shall also include the related FAA Bill of Sale for a Designated Aircraft.
“Borrower” is defined in the introductory paragraph of this Agreement.

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“Borrower Parent” shall mean Allegiant Travel Company, a company duly organized and validly existing under the laws of Nevada.
“Breakage Loss” shall mean, for any Loan Participant, the amount determined by such Loan Participant as the amount, if any, required to compensate such Loan Participant for any losses, costs or expenses (excluding loss of profit) which it may incur as the result of any circumstance contemplated in Section 5.02, including, without limitation, losses, costs or expenses incurred in connection with unwinding or liquidating any deposits or funding arrangements with its funding sources, as reasonably determined by such Loan Participant, which determination shall be conclusive absent manifest error. Without limiting the effect of the preceding sentence, in the case of any prepayment or acceleration, such compensation shall not exceed an amount equal to the excess, if any, of (i) the amount of interest which otherwise would have accrued on the principal amount so prepaid or accelerated from the date of such prepayment or acceleration to the last day of such Interest Period (the “Break Period”) at LIBOR therefor in excess of (ii) the interest component of the amount the affected Loan Participant would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to the Break Period (as reasonably determined by such Loan Participant). Each Loan Participant shall provide a certificate to the Borrower documenting its calculation of Breakage Loss.
“Business Day” shall mean (a) any day other than (i) a Saturday or Sunday or (ii) a day on which commercial banks are not authorized or required to close in New York, New York and Las Vegas, Nevada and (b) if such day relates to the giving of notices or quotes in connection with a borrowing of, a payment or prepayment of principal of or interest on, or an Interest Period for, a Loan or a notice by the Borrower with respect to any such borrowing, payment, prepayment or Interest Period, any day on which dealings in Dollar deposits are carried out in the London interbank market.
“Cape Town Convention” shall mean the Convention on International Interests in Mobile Equipment, as supplemented by the Protocol and as adopted in any applicable jurisdiction.
“Casualty Proceeds” shall mean any payment to an Obligor in connection with or related to an Event of Loss.
“Change of Control” shall occur if the Borrower Parent shall not legally and beneficially own 100% of the Ownership Interests of the Borrower.
“Chattel Paper” shall have the meaning assigned to such term in Section 9-102 of the UCC.
“Code” shall mean the Internal Revenue Code of 1986, as amended (including any successor thereto).
“Collateral” shall mean the “Collateral” under, and as defined in, any Security Document.

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“Collection Account” shall mean any deposit or securities account maintained in accordance with Section 2.07 of the Mortgage into which Collections shall be deposited.
“Collections” shall mean, in respect of an Aircraft, all payments actually received by the Borrower or an Obligor with respect to such Aircraft or any items of Collateral, including, without limitation, Casualty Proceeds and Sales Proceeds, and during the existence and during the continuance of an Event of Default, Scheduled Payments, but in all cases excluding Excluded Payments.
“Commitment Amount” shall mean, in respect of a Designated Aircraft, the amount specified for such Designated Aircraft in Schedule I hereto.
“Commitment Period” shall mean the period commencing on the Effective Date and ending on (and excluding) the Credit Termination Date.
“Cost of Funds” shall mean, with respect to any Interest Period, a rate per annum equal to the Loan Participants’ cost of funds for such Interest Period determined in accordance with Section 3.03 and calculated on the basis of a year of 360 days and the actual number of days elapsed.
“Credit Commitment” shall mean, for each Loan Participant, the obligation of such Loan Participant to make Loans in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set opposite the name of such Loan Participant in Schedule I under the caption “Credit Commitment” (as the same may be varied in accordance with any assignment of Credit Commitments pursuant to Section 12.06(b)). The original aggregate amount of the Credit Commitments is $213,000,000.
“Credit Termination Date” shall mean (i) June 30, 2019, (ii) if the Loan Participants shall have funded the Security Trustee under Section 2.02, the date the entire amount of the Credit Commitments is disbursed to or for the account of the Borrower, or (iii) if the Loan Participants shall have funded the Security Trustee under Section 2.02 and the Borrower shall have notified the Security Trustee that it does not intend to make any further Drawing under this Agreement, whichever of (i) through (iii) occurs first.
“CTA” shall mean the Aircraft Lease Common Terms Agreement, dated as of the date hereof, between the Borrower and Lessee.
“Default” shall mean an event that with notice or lapse of time or both would become an Event of Default.
“Defaulting Lien” shall mean any Lien that a Lessee is not permitted to incur or suffer to exist under any Lease to which it is a party or is otherwise not a Permitted Lien under such Lease.
“Designated Aircraft” shall mean an aircraft identified in Schedule III hereto.

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“Disposition” shall mean any sale, assignment, transfer or other disposition of an Aircraft (and related Collateral), other than the leasing thereof to a Lessee under a Lease.
“Documentation” is defined in Section 12.14(g).
“Dollars” and “$” shall mean lawful money of the United States of America.
“Drawing” shall mean the borrowing of a Loan or Loans on any particular Drawing Date.
“Drawing Date” shall mean, in respect of any Designated Aircraft, the date on which the Loan for such Designated Aircraft is borrowed hereunder.
“Effective Date” shall mean the date on which the conditions specified in Section 7.01 shall be satisfied but in no event later than June 30, 2019.
“Engine” shall mean, with respect to any Aircraft, (i) each of the engines, identified by manufacturer’s model and serial number as specified in the Mortgage Supplement for such Aircraft, whether or not attached to the Airframe related thereto or any other airframe, or (ii) any Replacement Engine, together in each case with any and all Parts incorporated or installed in or attached to such engine or removed therefrom and not replaced.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Affiliate” shall mean any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which the Borrower is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which the Borrower is a member.
“Event of Default” is defined in Section 10.
“Event of Loss”, in respect of an Aircraft, shall have the meaning ascribed to the term “Event of Loss” (or like term) in the Lease applicable thereto. An Event of Loss with respect to an Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the Airframe which is a part of such Aircraft. An Event of Loss of an Engine or the Engines, without an Event of Loss having occurred with respect to the related Airframe, shall not constitute an Event of Loss with respect to the Aircraft of which such Engine(s) is/are a part.
“Excluded Payments” shall mean, with respect to any Aircraft and the related Lease and the Aircraft Related Agreements, (i) indemnity or similar payments (whether or not payable as supplemental rent) paid or payable (A) by the Lessee under such Lease or Aircraft Related Agreements or related documents to the indemnitee or other payee entitled thereto pursuant to such Lease or Aircraft Related Agreements, or (B) by the respective seller to the indemnitee or other payee entitled thereto under any Bill of Sale, (ii) proceeds of public liability insurance in

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respect of such Aircraft payable as a result of insurance claims made, or losses suffered, by the indemnitee or payee entitled thereto, (iii) proceeds of insurance maintained with respect to such Aircraft by the Lessee or any Affiliate of the Lessee and not required under the related Lease or under this Agreement or any other Basic Document, but only to the extent that such insurance proceeds are not necessary to restore the value of the Collateral, (iv) any interest paid or payable on any amounts described in clauses (i) through (iii) of this definition, and (v) the proceeds from the enforcement by the Borrower or other indemnitee or payee of the payment of any amount described in clauses (i) through (iv) of this definition.
“Excluded Taxes” shall mean, with respect to the Agent, the Security Trustee, any Loan Participant, or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) any Taxes imposed on all or part of the gross or net income, net profits or net gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction or otherwise) of such Person, or any gross receipts, branch profits, franchise, doing business, alternative minimum, net worth or capital-based Taxes (but not excluding Taxes in the nature of sales, use, rental, license, property (tangible or intangible), value added (if not in the nature of or in substitution for an income tax), document, filing, excise, registration, stamp, ad valorem, turnover (if not in the nature of or in substitution for an income tax), privilege, goods and services and withholding Taxes (if not excluded by clauses (b), (c), (d) and (e) of this definition of Taxes)), in each such case imposed on such Person by any jurisdiction (i) in which such Person is organized, (ii) in which such Person’s principal office or Applicable Lending Office is located, or (iii) in which such Person is subject to such Tax as a result of such Person doing business unrelated to the transactions contemplated by the Basic Documents, (b) any Taxes imposed on a transferee of a Loan Participant or on payments to a transferee to the extent that, under Applicable Law in effect on the date of the transfer to such transferee, the amount of such Taxes exceeds the amount of such Taxes that would have been imposed on the original Loan Participants or on payments to such original Loan Participants and indemnified against hereunder (with appropriate adjustment to reflect the amount of the Loan acquired by such transferee) (provided, however, this clause (b) shall not apply if such change is made at the request of Borrower, required by a change in Applicable Law after the date hereof or as a result of an Event of Default that has occurred and is continuing), (c) provided Borrower is a resident of the United States for U.S. federal income tax purposes, any withholding Taxes imposed on amounts payable under the Basic Documents to such Loan Participant pursuant to a law in effect (i) on the date hereof or (ii) on the date on which such Loan Participant changes its lending office except to the extent that, pursuant to Section 5.03 hereof, amounts with respect to such Taxes were payable to such Loan Participant immediately prior to the date of such change in lending office (provided, however, this clause (ii) shall not apply if such change is made at the request of the Borrower, required by a change in Applicable Law after the date hereof or as a result of an Event of Default that has occurred and is continuing), (d) Taxes attributable to a Loan Participant’s failure to comply with Section 5.03(d) hereof and (e) Taxes imposed by FATCA with respect to a particular Loan Participant.
“FAA” shall mean the Federal Aviation Administration of the United States of America or any successor organization thereto.

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“FAA Bill of Sale” shall mean, with respect to any applicable Aircraft, the AC Form 8050-2 Bill of Sale for such Aircraft executed by the respective seller in favor of the Borrower.
“FAA Counsel” shall mean McAfee & Taft, a Professional Corporation.
“FAR” shall mean the Federal Aviation Regulations issued by the United States Department of Transportation.
“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official written interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.
“Federal Aviation Act” shall mean Subtitle VII of Title 49 of the United States Code, as amended.
“Fee Letter” shall mean the upfront fee letter among SMBC, BALC, the Borrower, the Guarantors and the Security Trustee.
“Financing Parties” shall mean, collectively, the Loan Participants, the Agent and the Security Trustee.
“Floating Rate”, in respect of a Loan and for any Interest Period, shall mean a per annum rate of interest equal to the three-month LIBOR rate for such Interest Period, plus the Applicable Margin calculated on the basis of a 360-day year and the actual number of days elapsed, payable quarterly in arrears.
“Funding” shall mean the transfer by each Loan Participant of its total Credit Commitment, in immediately available funds, to the Security Trustee for credit to the Collection Account.
“Funding Date” shall mean the date on which Funding occurs.
“GAAP” shall mean, unless the context may otherwise require, generally accepted accounting principles of the United States.
“Governmental Authority” or “Government Entity” shall mean the government of the United States of America, any other nation or any political subdivision of any thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Grace Period” shall mean [****].
“Guaranteed Obligations” is defined in the [****] Guarantee Agreement.

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Credit Agreement [Allegiant/A319 2019]

“Guarantors” shall mean [****].
“Illegality Event” shall mean any change in Applicable Law that shall make it unlawful for any Loan Participant to maintain its Commitment in respect of any Designated Aircraft or its portion of the Loans in respect of any Aircraft.
“Indemnified Taxes” shall mean Taxes other than Excluded Taxes.
“Indemnitee” shall mean each of the Financing Parties, and each of their respective permitted successors and assigns, shareholders, members, subsidiaries, Affiliates, partners, contractors, directors, officers, representatives, servants, agents and employees.
“Insolvency Proceeding” shall mean any suit in equity, action at law, or other judicial or administrative proceeding under any applicable insolvency law, including Chapter 7 or 11 of the Bankruptcy Code, seeking liquidation, reorganization, winding up or other relief with respect to any Person or its debts.
“Interest Period” shall mean, with respect to any Loan, each period commencing on the Funding Date and ending on the next following Payment Date for such Loan.
“International Registry” is defined in the Cape Town Convention.
“Lease” shall mean, in respect of an Aircraft, (i) initially, the Aircraft Specific Lease Agreement between the Borrower and the Lessee, incorporating the CTA, as amended, supplemented and modified from time to time, pursuant to which Borrower leases such Aircraft to the Lessee as specified in the applicable Mortgage Supplement (herein, also an “Allegiant Lease”) and (ii) any Substitute Lease.
“Lease Event of Default” shall mean any default under a Lease which, through the giving of notice, the passage of time or otherwise, has become an “event of default” or similar term (as defined and used in such Lease) thereunder.
“Lease Expiration Date” shall mean, in respect of a Lease, the date such Lease is scheduled to terminate in accordance with its terms.
“Lessee” shall mean (i) initially, Allegiant Air, LLC, or (ii) any Substitute Lessee.
“Lessee Consent” shall mean, with respect to each Lease, a Lessee Consent substantially in the form of Exhibit C-2 or such other form reasonably satisfactory to the Agent, with appropriate insertions and with such other changes as (i) may be recommended by local counsel in the State of Registration (including as to governing law and language) or (ii) may be reasonably requested by the Agent.
“LIBOR” shall mean, in relation to any Interest Period, the rate per annum which is:
(a)    the rate for deposits in Dollars of a term equal to such Interest Period which appears on Bloomberg Page BBAM1 as the ICE Benchmark Administration Limited

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LIBOR Rate (or any successor screen rate publishing such rate, provided that if no such rate is available on such screen or successor screen, then the rate as published on an alternative screen adequately showing the LIBOR Rate that is generally accepted by international banks as determined by the Required Loan Participants) showing the LIBOR rate as of 11:00 a.m. London time on the second London Business Day before the first day of such Interest Period; or
(b)    for so long as the rate described in clause (a) above does not appear on Bloomberg Page BBAM1 (or any successor screen rate or such alternate screen) and is only a temporary unavailability, for such period of unavailability, the rate for deposits of an amount comparable to the Loan in Dollars for that period determined by the Agent to be the arithmetic mean of the rates offered by Citibank, N.A., Barclays Bank plc and HSBC Bank plc at 11:00 a.m. London time on the second London Business Day before the first day of such Interest Period; or
(c)    if LIBOR as determined under (a) is no longer available on a permanent basis, then the rate as published on any screen showing the alternative rate determined in accordance with Section 3.04, as of 11:00 a.m. London time on the second London Business Day before the first day of such Interest Period; provided, however, in each case, that notwithstanding the rate calculated in accordance with the foregoing, at no time shall LIBOR be less than 0% per annum.
“Lien” shall mean, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this Agreement and the other Basic Documents, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a seller or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.
“Loan/Commitment Assignment Agreement” shall mean an assignment agreement substantially in the form of Exhibit D.
“Loan Participants” is defined in the introductory paragraph of this Agreement.
“Loans” shall mean the loans provided by each Loan Participant pursuant to Section 2.01. Each Loan shall relate to the Aircraft with respect to which the related Drawing was made.
“Loss Proceeds” shall mean, as relates to any Event of Loss, the agreed value or stipulated loss value (or comparable value) payable by the applicable insurer, reinsurer, contingent insurer or the Lessee, as the case may be, to an Obligor or the Security Trustee as a consequence of such Event of Loss.
“Margin Stock” shall mean “margin stock” within the meaning of Regulations U and X.
“Market Disruption Event” is defined in Section 3.03(a).

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“Material Adverse Effect” shall mean, as to any Person, any circumstance or event, that (i) could reasonably be expected to have a material adverse effect on the validity or enforceability of the Credit Commitments or, if the Credit Commitments shall have been terminated, the Loans, (ii) could reasonably be expected to be material and adverse to the condition, business, operations, financial performance, properties or prospects of such Person, (iii) could reasonably be expected to materially impair the ability of such Person to perform its obligations under any Basic Document, and (iv) could reasonably be expected to materially impair the ability of the Agent, the Security Trustee or any Loan Participant to enforce rights or remedies under this Agreement, the Mortgage, any other Security Document and/or the [****] Guarantee Agreement.
“Material Default” shall mean any Default under Section 10(a), 10(e) or 10(f) of this Agreement.
“Maturity Date” shall mean in respect of the Loan or the Note relating to any Aircraft, the fifth anniversary of the Funding Date.
“Mismatch Interest Amount” shall mean as of any Payment Date and for any Loan Participant an amount equal to the amount of interest accrued during the Interest Period ending on such Payment Date on such Loan Participant’s outstanding principal amount of the Loan at the Mismatch Interest Rate.
“Mismatch Interest Rate” shall mean for any Interest Period and for any Loan Participant, a rate per annum equal to the difference between (i) such Loan Participant’s Cost of Funds rate for such Interest Period and (ii) the LIBOR rate for such Interest Period calculated on the basis of a year of 360 days and the actual number of days elapsed. If the difference, as of any Payment Date, yields a negative number, the Mismatch Interest Rate for such Payment Date shall be zero.
“Moody’s” shall mean Moody’s Investors Service, Inc.
“Mortgage” has the meaning set forth in the recitals hereto.
“Mortgage Supplement” shall mean the supplement, substantially in the form of Exhibit A to the Mortgage, executed and delivered by the Mortgagor, pursuant to which the Mortgagor grants a security interest in, amount other things, the Aircraft and the Leases.
“Mortgage Filing” shall mean, in respect of the Designated Aircraft, the execution and delivery by the Mortgagor of the Security Documents granting a perfected first-priority lien on such Aircraft, and the filing thereof in the appropriate filing office in the applicable jurisdiction so as to perfect the Security Trustee’s lien thereon (being the FAA aircraft registry in the case of an Aircraft being under U.S. registration), and the registrations with respect to such Aircraft at the International Registry to reflect the international interests (as defined in the Cape Town Convention) of the Security Trustee therein.
“Mortgagor” shall mean the Borrower.

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“Multiemployer Plan” shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.
“Notes” shall mean the promissory notes provided for by Section 2.08(a) and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.
“Notice of Borrowing” shall mean, for any Drawing, a notice from the Borrower in substantially the form of Exhibit B-2, duly completed, that shall, among other things, identify the aggregate amount of the Drawing sought, the Business Day on which such Drawing is to be made, the initial Interest Period therefor and the account to which such Drawing shall be wired.
“Notice of Default” is defined in Section 11.03.
“Notice of Funding” shall mean, for the Funding Date, a notice from the Borrower in substantially the form of Exhibit B-1, duly completed pursuant to Section 2.02(a) hereto.
“Obligations” is defined in the Mortgage.
“Obligor” or “Obligors” shall mean each of the Borrower Parent, the Borrower and the Lessee.
“OFAC” is defined in Section 12.14(h).
“OFAC Laws” is defined in Section 12.14(h).
“OFAC SDN List” is defined in Section 12.14(h).
“OFAC Violation” is defined in Section 12.14(e).
“Other Taxes” means any present or future sales, use, rental, license, property (tangible or intangible), value added (if not in the nature of or in substitution for an income tax), document, filing, excise, registration, stamp, ad valorem, turnover (if not in the nature of or in substitution for an income tax), privilege, or goods and services Taxes that arise from the execution, delivery, enforcement or registration of, or from the registration, receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Basic Document.
“Participation Percentage” shall mean, for any Loan Participant, the percentage set opposite the name of such Loan Participant in Schedule I or, if there is only one Loan Participant, 100 percent.
“Participant” is defined in Section 12.06(c).
“Parts” shall mean all appliances, parts, instruments, appurtenances, accessories, furnishings, racks and other equipment of whatever nature that at any time of determination are

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incorporated or installed in or on any Aircraft or are removed therefrom so long as not permanently replaced in accordance with the associated Lease. For the avoidance of doubt, “Parts” does not include complete Engines or engines and does not include spare parts or parts associated with airframes and engines that are not Airframes and Engines.
“Payment Date” shall mean, for any Loan, each quarterly anniversary of the Funding Date specified in the Notice of Funding, as reflected in Annex A to the related Note.
“Perfection Action” shall mean (i) in the case of any Lease, the actions required to perfect the Security Trustee’s interest in such Lease (which, in respect of an Allegiant Lease, shall be as set forth in Section 7.03(i)), and (ii) in the case of any Aircraft, the actions required to perfect the Security Trustee’s interest in such Aircraft (which, in respect of an Aircraft registered with the FAA, shall be as set forth in Section 7.03(i)).
“Permitted Investments” shall mean:
(a)    United States government securities–marketable securities issued by the United States government and supported by the full faith and credit of the United States Treasury, either by statute or an opinion of the attorney general of the United States;
(b)    government agency securities–marketable debt securities, rated Aaa by Moody’s and/or AAA by S&P, issued by United States government-sponsored enterprises, United States federal agencies, United States federal financing banks, and international institutions whose capital stock has been subscribed for by the United States;
(c)    certificates of deposit, time deposits, and bankers acceptances of any bank or trust company, provided that, at the date of acquisition, such investment, and/or the commercial paper or other short term debt obligation of such bank or trust company has a short-term credit rating or ratings from Moody’s and/or S&P, each at least P-1 or A-1;
(d)    commercial paper of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition is rated by Moody’s and/or S&P, provided each such credit rating is least P-1 and/or A-1;
(e)    money market mutual funds that are registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended, and operated in accordance with Rule 2a-7 and that at the time of such investment are rated Aaa by Moody’s and/or AAA by S&P;
(f)    bonds or other obligations issued by, or by authority of, any state of the United States, any territory or possession of the United States, including the Commonwealth of Puerto Rico and agencies thereof, or any political subdivision of any of the foregoing. At acquisition, eligible securities must have a short- or long-term debt rating or ratings from Moody’s and/or S&P. Each such short-term rating must be at least MIG 1, P1, A1 or SP1. If rated as long-term securities, one or more of such ratings must be at least Aa3 (Moody’s) or AA- (S&P); and

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(g)    repurchase obligations with a term of not more than 30 days, 102 percent collateralized, for underlying securities of the types described in clauses (a) and (b) above, entered into with any bank or trust company meeting the requirements specified in clause (c) above;
provided, that (i) each of the above securities set forth in items (a)-(g) above shall mature in 30 days or less and (ii) no more than 50 percent of the above securities set forth in items (a)-(g) above shall mature on the same date.
“Permitted Lien” shall mean any Lien permitted by Section 9.06.
“Person” shall mean any individual, corporation, company, limited liability company, voluntary association, partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).
“Plan” shall mean an employee benefit or other plan established or maintained by the Borrower or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.
“Post-Default Rate” shall mean [****].
“Prepayment Fee” shall mean [****]
“Property” shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.
“Protocol” shall mean the Protocol to the Cape Town Convention on matters specific to Aircraft Equipment dated November 16, 2001.
“Regulations A, D, U and X” shall mean, respectively, Regulations A, D, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.
“Regulations” shall mean any law or regulation, official, mandatory directive mandatory requirement or contractual undertaking which applies to Lessee as operator of the Aircraft or the Aircraft and any law or regulation, official, mandatory directive or mandatory requirement which applies to Borrower as owner of the Aircraft.
“Regulatory Change” shall mean, with respect to any Loan Participant, any change after the date hereof in federal, state, foreign or supranational law or regulations or the adoption or making after such date of any interpretation, directive or request applying to a class of banks, including such Loan Participant, of or under any federal, state, foreign or supranational law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof; provided that for the purposes of this definition (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules,

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guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) of the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to have gone into effect after the date hereof, regardless of the date enacted, adopted or issued.
“Relevant Accounting Standards” shall mean, in relation to any Person, generally accepted accounting principles as in effect in the United States from time to time.
“Rent” shall mean the basic, periodic rent and maintenance reserves, if applicable, payable under any Lease.
“Rent Payment Date” shall mean, in respect of a Lease, the monthly date on which Scheduled Payments are payable under such Lease.
“Required Loan Participants” shall mean, as of any date of the determination thereof, the holders of more than 50% in aggregate of the outstanding principal amount of all Loans. For all purposes of the foregoing definition, in determining as of any date the then aggregate outstanding principal amount of any Loan, there shall be excluded the portion of such Loan, if any, held by the Borrower Parent or any Affiliate thereof.
“Required Payment” is defined in Section 4.05.
“S&P” shall mean Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.
“Sales Proceeds” shall mean the gross proceeds of the sale or other disposition of an Aircraft received by, or on behalf of, the Borrower in respect of such Aircraft, less commissions, administrative fees, legal expenses, handling charges, filing fees or other amounts paid or to be paid to third parties in connection with such sale or other disposition.
“Scheduled Payment” shall mean, with respect to any Lease, the regularly scheduled monthly Rent payments to be paid by the Lessee pursuant to the terms of such Lease.
“Security Documents” shall mean, collectively, the Mortgage and each Mortgage Supplement.
“Security Trustee” is defined in the introductory paragraph of this Agreement.
“SMBC” means Sumitomo Mitsui Banking Corporation.
“Standard Permitted Liens” shall mean Permitted Liens other than Defaulting Liens.
“State of Registration” with respect to any Aircraft, shall mean (i) initially, the United States and (ii) in connection with any Substitute Lease, the jurisdiction under the laws in which such Aircraft is registered.

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“Subsidiary” shall mean, with respect to any Person, any corporation, partnership, joint venture, limited liability company, association, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture, association or limited liability company or (c) the beneficial interest in such trust or estate is at the time of determination directly or indirectly owned or controlled by such Person or by one or more of its Subsidiaries.
“Substitute Lease” is defined in Section 9.04 hereof.
“Substitute Lessee” is defined in Section 9.04 hereof.
“Taxes” shall mean any and all present or future fees, taxes, levies, imposts, duties, deductions, excises, assessments charges or withholdings of any nature, together with any penalties, fines, additions to tax or interest thereon howsoever levied or imposed by any Governmental Authority.
“Term Period”, in respect of a Loan, shall mean the period commencing on the Funding Date and ending on the Maturity Date for such Loan (or such longer period as any amount pertaining to such Loan and secured by the Mortgage shall be due and outstanding or such earlier date on which the principal balance of such Loan plus accrued interest and Breakage Loss, if any, and all other amounts then due and payable by the Obligors under the Basic Documents, if any, are prepaid in full in accordance with this Agreement).
“UCC” shall mean the Uniform Commercial Code as in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Security Trustee’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection of priority and for purposes of definitions related to such provisions.
“United States” shall mean the United States of America.
“Upfront Fee” is defined in the Fee Letter.
“U.S.C.” shall mean the United States Code.
“U.S. Person” shall mean any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” shall have the meaning assigned to such term in Section 5.03(d).
“USA PATRIOT Act” is defined in Section 12.14(g).

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1.02    Definitions by Cross-Reference. Capitalized terms used herein without definition have the meanings assigned to them in the CTA.
1.03    Accounting Terms. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Loan Participants hereunder shall be prepared, in accordance with GAAP.
1.04    Interpretation of Agreement. The following rules apply to this Agreement:
(a)    the singular includes the plural and the plural includes the singular;
(b)    “or” is not exclusive and “include” and “including” are not limiting;
(c)    “hereby,” “herein,” “hereof,” “hereunder,” “this Agreement,” or other like words refer to this Agreement;
(d)    reference to any agreement or other contract includes supplements, modifications and amendments;
(e)    unless the context otherwise requires, a reference to a law includes any amendment or modification to such law and any rules or regulations issued thereunder or any law enacted in substitution or replacement therefor;
(f)    a reference to a Person includes its permitted successors and assigns;
(g)    a reference herein to an Article, Section, Annex, Exhibit or Schedule without further reference is to the relevant Article, Section, Annex, Exhibit or Schedule of this Agreement; and
(h)    the headings of the Articles, Sections and subsections are for convenience only and shall not affect the meaning of this Agreement.

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Section 2.    Commitments, Loans, Notes and Prepayments.
2.01    Loans. Each Loan Participant severally agrees, on the terms and conditions of this Agreement, to make loans to the Borrower in respect of the Designated Aircraft in Dollars on the Drawing Date for such Aircraft, which loans shall be in an aggregate principal amount equal to $213,000,000. The amount of each Drawing shall not exceed the amount of the Credit Commitment of such Loan Participant as in effect from time to time or the Commitment Amount for the applicable Aircraft. Funding of the Commitment Amount shall occur on the Funding Date and on or before each Drawing. The Borrower undertakes to use the Commitment Amounts to finance or refinance the Designated Aircraft and for general corporate purposes.

2.02    Borrowings of Loans.
(a)    For the Funding, the Borrower shall give the Agent (which shall promptly notify the Loan Participants) a Notice of Funding as provided in Section 4.04 to enable a Funding no later than June 30, 2019. On the date specified for the Funding and no later than 11:00 a.m. New York time, the Loan Participants shall transfer their respective aggregate Credit Commitments to the Security Trustee in immediately available funds.
(b)    For each Drawing, the Borrower shall give the Agent (which shall promptly notify the Loan Participants) a Notice of Borrowing as provided in Section 4.04. Not later than 11:00 a.m. New York time on the date specified for each Drawing hereunder, the Security Trustee shall, subject to the terms and conditions of this Agreement, make available the amount of the Loan or Loans to be made by it on such date to the Borrower on the date specified for such Drawing by wire transferring the same, in immediately available funds, to the account of the Borrower (or such account as the Borrower shall otherwise direct) identified in such Notice of Borrowing. Notwithstanding anything else to the contrary in this Agreement, there shall be no more than three Drawings within a two week period commencing with the initial Drawing (unless otherwise mutually agreed by the Borrower and the Loan Participants).
(c)    The Loans shall be deemed to have been made on the date the Loan Participants funded the Security Trustee for all purposes hereof, including the accrual of interest on such Loan. On the Credit Termination Date, the Security Trustee shall return any funds funded (and not subject to a Drawing Date disbursement) by each Loan Participant to such Loan Participant on such date and the Borrower shall pay to the Security Trustee for account of each Loan Participant interest accrued on such amounts through such date as though such amounts were disbursed on the date the Loan Participants funded the Security Trustee (less any overnight interest earned on such amounts), together with amounts payable pursuant to Section 5.02 (but no Prepayment Fee) as though such amounts were prepaid Loans.

2.03    Termination of Credit Commitments.
(a)    The aggregate amount of the Credit Commitments shall be automatically reduced to zero on the Credit Termination Date.

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(b)    The Borrower shall have no right at any time to terminate the aggregate unused amount of the Credit Commitments.
(c)    The Credit Commitments once terminated may not be reinstated.

2.04    Upfront Fee. The Borrower agrees to pay to the Security Trustee for account of the Loan Participants, the Upfront Fee in accordance with the Fee Letter. The entire Upfront Fee shall be nonrefundable unless the Loan Participant(s) shall fail to direct the disbursement of its Loan for any Aircraft for any reason after all conditions precedent to such funding set forth in Section 7 have been satisfied.
2.05    Fees. The Borrower shall pay to the Security Trustee annually in advance its administrative fee in the amount of the Annual Trustee Fee.
2.06    Lending Offices. The Loans made by each Loan Participant hereunder shall be made and maintained at such Loan Participant’s Applicable Lending Office.
2.07    Several Obligations; Remedies Independent. The failure of any Loan Participant to make any Loan to be made by it on the date specified therefor shall not relieve any other Loan Participant of its obligation to make its Loan on such date, but neither any Loan Participant nor the Agent shall be responsible for the failure of any other Loan Participant to make a Loan to be made by such other Loan Participant, and no Loan Participant shall have any obligation to the Agent or any other Loan Participant for the failure by such Loan Participant to make any Loan required to be made by such Loan Participant. The amounts payable by the Borrower at any time hereunder and under the Notes to each Loan Participant shall be a separate and independent debt and each Loan Participant shall be entitled solely through the Security Trustee to protect and enforce its rights to receive such payments arising out of this Agreement and the Notes, and it shall not be necessary for any other Loan Participant or the Agent to consent to, or be joined as an additional party in, any proceedings for such purposes. Nothing in this Section 2.07 or in any of the Basic Documents is intended to give any Loan Participant any right to exercise remedies in respect of any Collateral or to exercise any other remedies other than through the Security Trustee.
2.08    Notes; Amortization.
(a)    Upon disbursement of the Loan to the Borrower on account of any Aircraft, such Loan made by a Loan Participant in respect of such Aircraft shall be evidenced by a single promissory note of the Borrower designated as made in respect of such Aircraft, which note shall be substantially in the form of Exhibit A hereto, dated the Funding Date, payable to such Loan Participant in a principal amount equal to the amount of its portion of such Drawing. Annex A for each Note (and any Note received in exchange thereof) shall be prepared by the Agent and shall reflect an amortization of the principal amount of such Note as provided in Schedule IV and the Payment Dates associated with each Loan (amortizing on a straight-line equal principal basis to a [****] balloon per Loan (in the aggregate)).

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(b)    The Loan Participants shall not be entitled to have their Notes subdivided, by exchange for promissory notes of lesser denominations or otherwise, except in connection with a permitted assignment of all or any portion of such Loan Participant’s Loans and Notes pursuant to Section 12.06 hereof.
2.09    Voluntary Prepayments.
(a)    The Borrower shall have the right to prepay the Loan Allocated To any Aircraft (or all of the Aircraft), in full or in part, in amounts no less than $1,000,000 (or such lesser amount representing the entire outstanding principal amount of the Loan(s)), provided that the Borrower shall give the Agent written notice of each such prepayment as provided in Section 4.04 (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder). Any voluntary prepayment of principal on a Loan (including any prepayment associated with a Disposition) (A) in the case of a partial prepayment, shall be applied in inverse order of maturity for the Loan Allocated To the Aircraft subject to the prepayment and (B) shall be accompanied by (i) interest on the amount prepaid through the date of prepayment plus (ii) Breakage Loss, if any, plus (ii) the Prepayment Fee, if applicable. Subject to Section 6.01 of the Mortgage, upon repayment in full of a Loan associated with any Aircraft, together with all other amounts due and payable, the lien on such Aircraft and all Collateral related thereto shall be released.
(b)    No Prepayment Fee shall be payable if such prepayment is in association with a voluntary prepayment associated with (i) Additional Costs, (ii) withholding Taxes (including if there is a change of law pursuant to which the Borrower is responsible for the payment of withholding Taxes) and/or a prepayment under Section 5.03(e), (iii) a Market Disruption Event, (iv) the Required Loan Participants failing to approve a lease of an Aircraft proposed by the Borrower or (v) Required Loan Participants provide notice that they object to LIBOR Replacement in accordance with Section 3.04.

2.10    Mandatory Prepayments.
(a)    The Borrower shall prepay the Loans in accordance with paragraph (c) below in an aggregate principal amount equal to the amount of the Loans Allocated To any Aircraft which was the subject of:
(i)    an Event of Loss; or
(ii)    a Disposition.
(b)    Any prepayment required by the preceding paragraph (a)(i) shall be due and payable on the earlier of (x) the third Business Day following receipt of the related Loss Proceeds and (y) the last date on which the Lessee is required to pay the Agreed Value in respect thereof. Any prepayment required by the preceding paragraph (a)(ii) shall be due and payable on the date of the Disposition. Any prepayment of principal on the Loans required by the preceding paragraph (a) shall be accompanied by interest on the amount prepaid through the date of

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prepayment plus Breakage Loss, if any and, only in the case of a prepayment required by the preceding paragraph (a)(ii), Prepayment Fee, if any. For the avoidance of doubt, there shall be no Prepayment Fee in the case of an Event of Loss.
(c)    Any prepayment required by the preceding paragraph (a) shall be applied to the Loans Allocated To the affected Aircraft. Upon such payment, the Liens pertaining to the affected Aircraft and related Collateral shall be released.
(d)    The Borrower shall also prepay the principal balance of all the Loans outstanding under this Agreement, together with interest on the amount prepaid through the date of prepayment plus Breakage Loss, if any, and all other amounts then due and payable by the Obligors under the Basic Documents (other than any Prepayment Fee) if an Illegality Event occurs.

Section 3.    Payments of Principal and Interest.
3.01    Repayment of Loans. The Borrower shall pay to the Security Trustee for account of each Loan Participant the Loans constituting each Drawing by paying on each Payment Date for such Loans that follows the Drawing Date of a Loan the amount set forth on Annex A of each Note for the related Loan (calculated as provided in Section 2.08(a)); provided that the entire outstanding principal amount of each Loan shall mature on the Maturity Date for such Loan.
3.02    Interest. The Borrower shall pay to the Security Trustee for account of each Loan Participant interest on the unpaid principal amount of each Loan made by such Loan Participant at the Floating Rate for such Loan for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full on each Payment Date for such Loan that follows the Drawing Date of such Loan. In addition, on each Payment Date during the continuance of a Market Disruption Event, the Borrower shall pay the Mismatch Interest Amount, if any, for such Payment Date. Notwithstanding the foregoing, the Borrower shall pay to the Security Trustee for account of each Loan Participant interest at the applicable Post-Default Rate on any principal of any Loan made by such Loan Participant and on any other amount payable by the Borrower hereunder or under the Notes held by such Loan Participant to or for account of such Loan Participant, which shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full. Accrued interest on each Loan shall be payable on the last day of each Interest Period therefor and upon the payment or prepayment thereof, except that interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein (which shall be no later than two Business Days prior to the commencement of any Interest Period) or any change therein, the Agent shall give notice thereof to the Loan Participants to which such interest is payable and to the Borrower.
3.03    Market Disruption Event.

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(a)    If, with respect to any Interest Period, (i) adequate and reasonable means do not exist for ascertaining LIBOR for such Interest Period or (ii) Loan Participants holding 50% or more in aggregate of the principal amount of the Loans advise the Agent that LIBOR (plus such portion of the Applicable Margin allocated by the Agent to its funding costs at the Effective Date) as determined in accordance with this Agreement will not adequately and fairly reflect the cost to such Loan Participants of maintaining or funding their respective Loans for such Interest Period (a “Market Disruption Event”), then (x) the Agent shall promptly notify the Borrower as provided in paragraph (c) below and (y) so long as such circumstances shall continue, the Borrower shall pay on each Payment Date, in addition to interest at the Floating Rate, the Mismatch Interest Amount.
(b)    If the provisions of this Section 3.03 are applicable, then each Loan Participant shall report to the Agent its Cost of Funds for such Interest Period and the Agent shall advise the Borrower and each other Loan Participant thereof.
(c)    Each Loan Participant shall furnish to the Agent for supply to the Borrower such technical information as is available to it supporting its determination that a Market Disruption Event has occurred.
(d)    The report by any Loan Participant to the Agent of its Cost of Funds for any Interest Period shall be conclusive and shall constitute a certification by such Loan Participant that the interest rate so provided is an accurate and fair calculation of its treasury-assessed funding costs for such period, and that such assessment has been made on a fair and nondiscriminatory basis.
(e)    If this Section 3.03 is applicable, each Loan Participant shall report to the Agent its Cost of Funds for each Interest Period as soon as practicable and, in any event, prior to the first day of such Interest Period (or promptly thereafter); provided that, if such Loan Participant is not able to obtain deposits in the London interbank (or other relevant) market matching such Interest Period, notice of its cost of funds rate shall be provided as follows: (i) prior to the first day of such Interest Period (or promptly thereafter), such Loan Participant shall provide to the Agent an approximation of the cost to such Loan Participant of such funding for such Interest Period; and (ii) prior to the last day of such Interest Period (or earlier, to the extent practicable if deposits of a duration longer than one day are obtained), such Loan Participant shall provide to the Agent the actual cost to such Loan Participant of such funding for such Interest Period.
(f)    The Borrower shall be provided with at least ten Business Days’ advance notice of any prospective initiation and/or continuance of a period during which it will be billed for amounts related to a Market Disruption Event; which notice will be required for any subsequent period if in the interim, a Market Disruption Event billing ability were to cease. For the avoidance of doubt, a Market Disruption Event will cease when such Loan Participant(s) determines, on a non-discriminatory basis, that the period of the Market Disruption Event is no longer in force.

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3.04    Libor Replacement. Notwithstanding any provision to the contrary set forth in this Agreement, in the event the Agent determines that reasonable means do not exist for ascertaining the applicable LIBOR rate and the Agent and the Borrower mutually determine that the syndicated loan market has broadly accepted a replacement standard for the LIBOR rate, then the Agent and the Borrower may, without the consent of any Loan Participant, amend this Agreement to adopt such new broadly accepted market standard and to make such other changes as shall be necessary or appropriate in the good faith determination of the Agent and the Borrower in order to implement such new market standard herein and in the other Relevant Documents so long as the Agent shall not have received, within five Business Days after the date notice of such replacement standard is provided to the Loan Participants, a written notice from the Required Loan Participants stating, on a reasonable basis, that such Required Loan Participants, as a group, object to such amendment and stating the reason for such objection.
Section 4.    Payments; Pro Rata Treatment; Computations; Etc.
4.01    Payments.
(a)    Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Agreement and the Notes to the Loan Participants, the Agent or the Security Trustee, and, except to the extent otherwise provided therein, all payments to be made by the Obligors to the Loan Participants, the Agent or the Security Trustee under any other Basic Document, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Security Trustee at the Collection Account, not later than 12:00 Noon New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).
(b)    Unless otherwise required by Article II of the Mortgage, the Borrower shall, at the time of making each payment under this Agreement or any Note for account of any Loan Participant, specify to the Security Trustee (which shall so notify the intended recipient(s) thereof) the Loans or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that the Borrower fails to so specify, or if an Event of Default has occurred and is continuing, the Security Trustee may distribute such payment to the Loan Participants for application in such manner as it or the Required Loan Participants, subject to Section 4.02, may determine to be appropriate); provided that each such payment on account of a Loan shall be applied, first, to the payment of any amount (other than the principal of or interest on such Loan) due in respect of such Loan, second, to the payment of interest on such Loan (as well as any interest on overdue principal and, to the extent permitted by law, interest and other amounts payable thereunder) due thereunder, third, to the payment of the principal of such Loan then due and fourth, the balance, if any, remaining thereafter, to the payment of the principal of such Loan remaining unpaid.
(c)    Subject to Article II of the Mortgage, each payment received by the Security Trustee under this Agreement or any Note for account of any Loan Participant shall be paid by the Security Trustee promptly with the same value to such Loan Participant, in

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immediately available funds, for account of such Loan Participant’s Applicable Lending Office for the Loan or other obligation in respect of which such payment is made.
(d)    If the due date of any payment under this Agreement or any Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day) and interest shall be payable for any principal so extended for the period of such extension.
4.02    Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each borrowing of the Loans from the Loan Participants under Section 2.01 shall be made from the relevant Loan Participants, each payment of Upfront Fee under Section 2.04 shall be made for account of the relevant Loan Participants, and each termination of the amount of the Credit Commitments shall be applied to the Credit Commitments of the relevant Loan Participants, pro rata according to the amounts of their Credit Commitments; (b) each payment or prepayment of principal of a Loan by the Borrower shall be made for account of the relevant Loan Participants pro rata in accordance with the respective unpaid principal amounts of the Loan held by them; and (c) each payment of interest on a Loan by the Borrower shall be made for account of the relevant Loan Participants pro rata in accordance with the amounts of interest on such Loan then due and payable to the respective Loan Participants.
4.03    Computations. Interest on Loans shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable. The Mismatch Interest Amount shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.
4.04    Certain Notices. [****]
The Notice of Funding shall include the aggregate amount of the Credit Commitments and the proposed Funding Date. Each such Notice of Borrowing or notice of optional prepayment shall specify the Loans to be borrowed or prepaid and the amount of each Loan to be borrowed or prepaid and the date of borrowing or optional prepayment (which shall be a Business Day). The Agent shall notify the Loan Participants of the contents of each such notice on the same day if such notice is received by the Agent not later than 12:00 Noon New York time or on the next succeeding Business Day if such notice is received by the Agent after 12:00 Noon New York time.
4.05    Certain Payments. Unless the Agent shall have been notified by the Borrower prior to the date on which the Borrower is to make payment to the Agent for account of one or more of the Loan Participants hereunder (such payment being herein called the “Required Payment”), which notice shall be effective upon receipt, that the Borrower does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the Loan Participant(s) that are the intended recipient(s) on such date; and, if the Borrower has not in fact made the Required Payment to the Agent, the Loan

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Participant(s) that were the recipient(s) of such payment shall, on demand, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the “Advance Date”) such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to LIBOR; provided that, if the Loan Participant(s) that were the recipient(s) shall fail to return the Required Payment to the Agent within five Business Days of the Advance Date, then, retroactively to the Advance Date, the recipient(s) shall each be obligated to pay interest on the Required Payment at the Post-Default Rate.
Section 5.    Yield Protection, Etc.
5.01    Additional Costs.
(a)    Subject to the limitations set forth in paragraph (c) below, the Borrower shall pay directly to each Loan Participant from time to time such amounts as such Loan Participant may determine to be necessary to compensate such Loan Participant on an After-Tax Basis for any costs that such Loan Participant determines are attributable to its making or maintaining of any Loans or its obligation to make any Loans hereunder, or any reduction in any amount receivable by such Loan Participant hereunder in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable (including any covered by clause (b) below) being herein called “Additional Costs”), resulting from any Regulatory Change that:
(i)    changes the basis of taxation of any amounts payable to such Loan Participant under this Agreement or its Notes in respect of any of such Loans (other than (and excluded from Borrower’s responsibility) (A) a change in the taxation of the gross or net income of such Loan Participant, (B) a change in taxation that results in Indemnified Taxes and (C) a change in taxation that results in Taxes described in clauses (b) through (e) of the definition of Excluded Taxes); or
(ii)    imposes or modifies any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Loan Participant, or any commitment of such Loan Participant (including, without limitation, the Credit Commitments of such Loan Participant hereunder); or
(iii)    imposes any other condition affecting this Agreement or its Notes (or any of such extensions of credit or liabilities) or its Credit Commitments.
(b)    Without limiting the effect of the foregoing provisions of this Section 5.01 (but without duplication) and subject to the limitations in paragraph (c) below, the Borrower shall pay directly to each Loan Participant from time to time on request such amounts as such Loan Participant may determine to be necessary to compensate such Loan Participant (or, without duplication, the bank holding company of which such Loan Participant is a subsidiary) for any increase in its costs that it determines are attributable to the maintenance by such Loan Participant (or any Applicable Lending Office or such bank holding company), pursuant to

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(i) any Regulatory Change or (ii) the implementation of any risk-based capital guideline or other requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) issued by any government or governmental or supervisory authority implementing at the national level the Basel Accord, of capital or liquidity in respect of its Credit Commitment or Loans (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Loan Participant (or any Applicable Lending Office or such bank holding company) to a level below that which such Loan Participant (or any Applicable Lending Office or such bank holding company) could have achieved but for such law, regulation, interpretation, directive or request). For purposes of this Section 5.01(b), “Basel Accord” shall mean the proposals for risk-based capital framework described by the Basel Committee on Banking Regulations and Supervisory Practices commonly known as Basel III, as amended, modified and supplemented and in effect from time to time or any replacement thereof.
(c)    Each Loan Participant shall notify the Borrower of any event entitling such Loan Participant to compensation under paragraph (a) or (b) of this Section 5.01 as promptly as practicable after such Loan Participant obtains actual knowledge thereof; provided that (i) such Loan Participant shall, with respect to compensation payable pursuant to this Section 5.01 in respect of any costs resulting from such event, only be entitled to payment under this Section 5.01 for costs incurred, and attributable to the period which is, from and after the date of receipt of such notice by the Borrower by each Loan Participant, (ii) each Loan Participant will designate a different Applicable Lending Office for the Loans of such Loan Participant affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Loan Participant, be disadvantageous to such Loan Participant, and (iii) no Loan Participant shall discriminate against the Borrower in making any claim for compensation under this Section 5.01, and shall treat the Borrower no less favorably than such Loan Participant’s other similarly situated borrowers. Each Loan Participant will furnish to the Borrower a certificate setting forth the basis and amount of each request by such Loan Participant for compensation under paragraph (a) or (b) of this Section 5.01. Determinations and allocations by any Loan Participant for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to paragraph (a) or (b) of this Section 5.01, or of the effect of capital maintained pursuant to paragraph (b) of this Section 5.01, on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Loan Participant under this Section 5.01, shall be conclusive absent manifest error, provided that such determinations and allocations are made on a reasonable basis.
(d)    If a Loan Participant shall notify the Borrower of any event entitling such Loan Participant to compensation under paragraph (a) or (b) of this Section 5.01:
(i)    the Borrower shall be entitled to prepay the Loans of the affected Loan Participant, in full or in part. Any such prepayment of principal on a Loan shall be accompanied by (x) interest on the amount prepaid through the date of prepayment plus (y) the Breakage Loss, if any (and, for the avoidance of doubt, no Prepayment Fee shall be payable); or

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(ii)    the Borrower may identify to such Loan Participant a Person willing to purchase all or any part of such Loan(s) held by it and such Loan Participant shall, subject to such Person satisfying such Loan Participant’s “know your customer” requirements, assign or partially assign such Loan(s) to such Person at the principal balance plus accrued interest, the amount of the Breakage Loss, if any, incurred by such Loan Participant (in respect of which such purchase shall be treated as a prepayment but no Prepayment Fee shall be payable), together with all other amounts due and payable to such Loan Participant.
5.02    Breakage Loss. The Borrower shall pay to the Security Trustee for account of each Loan Participant, upon the request of such Loan Participant through the Agent, in connection with:
(i)    any mandatory or optional prepayment of a Loan (or a portion thereof) made by the Borrower for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 10) or any payment made on, in each case, a date other than the last day of the Interest Period for such Loan; or
(ii)    any failure by the Borrower for any reason (including, without limitation, the failure of any of the conditions precedent specified in Section 7 to be satisfied) to borrow a Loan from such Loan Participant on the date for such borrowing specified in the relevant Notice of Borrowing given pursuant to Section 2.02 (unless, in accordance with Section 2.02(b), the proceeds for such borrowing are applied to the related Drawing);
an amount equal to the Breakage Loss, if any, incurred by such Loan Participant.
5.03    Taxes.
(a)    Any and all payments by or on account of any obligation of the Borrower hereunder to the Loan Participants, the Agent or the Security Trustee, under the Notes and each other Basic Document shall be made free and clear of and without deduction for any Indemnified Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5.03) the Security Trustee, the Agent and each Loan Participant (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall, or shall cause the Security Trustee to, make such deductions and (iii) the Borrower shall, or shall cause the Security Trustee to, pay the full amount deducted to the relevant Governmental Authority in accordance with Applicable Law.
(b)    (1)    In addition, the Borrower shall, or shall cause the Security Trustee to, pay any Indemnified Taxes to the relevant Governmental Authority in accordance with Applicable Law and shall indemnify the Security Trustee, the Agent and each Loan Participant (and any affiliated, consolidated or combined group of which any Loan Participant is a member if such group is treated as a single taxpayer for purposes of the subject Tax) on an After-Tax

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Basis within ten Business Days after written demand therefor, for the full amount of any Indemnified Taxes paid by the Security Trustee, the Agent or such Loan Participant, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.03) and, other than any of the following to the extent (but only to the extent) resulting from (i) the gross negligence or willful misconduct of the Security Trustee, the Agent or such Loan Participant or (ii) the failure of the Security Trustee, the Agent or such Loan Participant to provide to the Borrower any information requested by the Borrower in writing that is reasonably available to it and not otherwise reasonably available to the Borrower and is necessary for the Borrower to file any required Tax return or report, any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes are correctly or legally imposed or asserted by the relevant Governmental Authority. Determinations and calculations made by a Loan Participant with respect to an indemnity due hereunder shall be conclusive absent manifest error, provided that such determinations and calculations are made on a reasonable basis.
(i)    The Borrower shall also pay Other Taxes to the relevant Government Authority in accordance with Applicable Law and shall indemnify the Security Trustee, the Agent and each Loan Participant, and any consolidated or continued group of which the Security Trustee, the Agent or any Loan Participant is a member if such group is treated as a single taxpayer for purposes of the subject Tax, on an After-Tax Basis within ten Business Days after written demand therefor.
(c)    As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall, or shall cause the Security Trustee to, deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.
(d)    (1)    Any Loan Participant that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Basic Document shall deliver to the Borrower and the Security Trustee (with a copy to the Agent), at the time or times reasonably requested by the Borrower or the Security Trustee in writing, such properly completed and executed documentation reasonably requested by the Borrower or the Security Trustee in writing as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Loan Participant, if reasonably requested by the Borrower or the Security Trustee in writing, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Security Trustee in writing as will enable the Borrower or the Security Trustee to determine whether or not such Loan Participant is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.03(d)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Loan Participant’s reasonable judgment such completion, execution or submission would subject such Loan

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Participant to any unreimbursed cost or expense or would prejudice the legal or commercial position of such Loan Participant.
(i)    Without limiting the generality of the foregoing,
(A)    any Loan Participant that is a U.S. Person shall, if required by Applicable Law to avoid U.S. federal backup withholding tax, deliver to the Borrower and the Security Trustee (with a copy to the Agent) on or prior to the date on which such Loan Participant becomes a Loan Participant under this Agreement (and from time to time thereafter upon the reasonable written request of the Borrower or the Security Trustee), executed originals of IRS Form W-9 certifying that such Loan Participant is exempt from U.S. federal backup withholding tax;
(B)    any Loan Participant that is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Security Trustee (with a copy to the Agent) on or prior to the date on which such Loan Participant becomes a Loan Participant under this Agreement (and from time to time thereafter upon the reasonable written request of the Borrower or the Security Trustee), whichever of the following is applicable:
i)    in the case of a Loan Participant claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under the Basic Documents, executed originals in the case of an individual, IRS Form W-8BEN, and in the case of an entity, an IRS Form W-8BEN-E, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under the Basic Documents, executed originals of, in the case of an individual, IRS Form W-8BEN, and in the case of an entity, an IRS Form W-8BEN-E, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
ii)    in the case of a Loan Participant claiming that its income from the transactions contemplated by the Basic Documents is “effectively connected” with a U.S. trade or business, executed originals of IRS Form W-8ECI;
iii)    in the case of a Loan Participant claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Loan Participant is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation”

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described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN-E; or
iv)    to the extent a Loan Participant is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate, IRS Form W-9, as the case may be, and/or other certification documents from each beneficial owner, as applicable; provided that if the Loan Participant is a partnership and one or more direct or indirect partners of such Loan Participant are claiming the portfolio interest exemption, such Loan Participant may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;
(C)    any Loan Participant that is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Security Trustee (with a copy to the Agent) on or prior to the date on which such Loan Participant becomes a Loan Participant under this Agreement (and from time to time thereafter upon the reasonable written request of the Borrower or the Security Trustee), executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Security Trustee to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Loan Participant under any Basic Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Loan Participant were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Loan Participant shall deliver to the Borrower and the Security Trustee (with a copy to the Agent) at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Security Trustee in writing such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Security Trustee in writing as may be necessary for the Borrower and the Security Trustee to comply with their obligations under FATCA and to determine that such Loan Participant has complied with such Loan Participant’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Loan Participant agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or

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certification or promptly notify the Borrower and the Security Trustee in writing (with a copy to the Agent) of its legal inability to do so.
(e)    If the Borrower becomes obligated to pay any Indemnified Taxes pursuant to this Section 5.03, each Loan Participant and the Agent hereby agrees to cooperate with the Borrower, at the cost and expense of the Borrower, to avoid the imposition of such Tax, including, without limitation, by designating a different Applicable Lending Office for the Loans of such Loan Participant incurring such Tax or otherwise restructuring the transactions contemplated by the Basic Documents, provided that such designation or restructuring will not, in the reasonable judgment of such Loan Participant, be disadvantageous to such Loan Participant. In addition, if the Borrower becomes obligated to pay an Indemnified Tax to a Loan Participant pursuant to this Section 5.03: the Borrower shall be entitled to prepay the Loan(s) of the affected Loan Participant, in full or in part. Any such prepayment of principal on such Loan(s) shall be accompanied by (x) interest on the amount prepaid through the date of prepayment plus (y) Breakage Loss, if any (for the avoidance of doubt, no Prepayment Fee shall be payable).
(f)    (A) Provided neither a Material Default nor an Event of Default exists, if the Security Trustee, the Agent or a Loan Participant, as the case may be, receives a refund of any withholding Taxes or Other Taxes in respect of which additional amounts were paid by the Borrower pursuant to this Section 5.03, the Security Trustee, the Agent or such Loan Participant, as the case may be, shall promptly pay to the Borrower the amount of such refund plus any interest received on such refund fairly attributable to such Tax and not in excess of amounts previously paid by the Borrower to the Security Trustee, the Agent or such Loan Participant pursuant to this Section 5.03 (other than interest actually received on such refund and fairly attributable to such Tax). The Security Trustee, the Agent and each Loan Participant shall in good faith use diligence in filing its tax returns and in dealing with taxing authorities to seek and claim any such refund and to minimize the Taxes payable or indemnifiable by the Borrower hereunder if it can do so, in its sole opinion, without adverse consequences. (B) Provided neither a Material Default nor an Event of Default exists, if the Security Trustee, the Agent or a Loan Participant, as the case may be, actually utilizes any credit with respect to any withholding Taxes or Other Taxes in respect of which additional amounts were paid by the Borrower pursuant to this Section 5.03, the Security Trustee, the Agent or such Loan Participant, as the case may be, shall pay to the Borrower an amount equal to the amount of such credit, but not in excess of amounts previously paid by the Borrower to the Security Trustee, the Agent or such Loan Participant, provided, however, that no Person shall be required to claim any credit if to do so would, in its sole opinion, result in any adverse consequences to it, and provided further that no Person shall be required to claim any credit in respect of this Section 5.03 in priority of any other credits (any utilization of such credit being in such Person’s sole discretion). Any refund or credit not paid by the Security Trustee, the Agent or a Loan Participant, as the case may be, because a Material Default or Event of Default exists, shall be held by such Person and may be applied by such Person to reduce the amount of any obligation of the Borrower under this Agreement then due and not made, and the amount held by such Person in excess of the amount of any such reduction (if any) shall be paid to the Borrower when such Material Default and/or Event of Default shall have been cured.

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(g)    Each Loan Participant hereby agrees to reimburse the Borrower or the Security Trustee, as the case may be, for any Taxes collected by way of withholding which the Borrower or the Security Trustee fails to withhold on payments to such Loan Participant as a direct result of the failure of such Loan Participant to provide the form or certificate required to be provided by such Loan Participant by clause (d) hereof or the invalidity of any such form or certificate required to be provided by such Loan Participant by clause (d) hereof.
Section 6.    Payments into the Collection Account.
6.01    Payments into the Collection Account. If an Event of Default shall have occurred and is continuing, all Collections shall be paid to the Collection Account, and the Borrower agrees that it shall take all reasonable action as the Agent may request to ensure that such amounts are paid into the Collection Account and, without prejudice to the generality of the foregoing, the Borrower agrees that it shall give or shall cause to be given irrevocable instructions to the Lessee to pay all amounts which are payable by the Lessee to the Borrower under or pursuant to each Lease, other than Excluded Payments, to the Collection Account. The parties hereto agree that all such amounts shall, while any amount is expressed to be payable or owing by the Borrower hereunder to the Loan Participants, be paid as aforesaid and shall, once paid to the Collection Account, be applied by the Security Trustee as set forth in the Mortgage. If the Borrower or any Obligor shall receive from any Person any Collections following an Event of Default, the Borrower shall receive, or shall cause such Obligor to receive, such payment in trust for the Security Trustee on behalf of the Loan Participants and subject to the Security Trustee’s security interest, and shall immediately deposit, or cause to be deposited, such payment in the Collection Account.
Section 7.    Conditions Precedent; Conditions Subsequent.
7.01    Effective Date. The effectiveness of this Agreement is subject to the receipt by the Agent of the following documents (or, as applicable, satisfaction of the following conditions), each of which (in the case of documents) shall be duly executed and delivered by the intended parties thereto and satisfactory to the Agent in form and substance:
(a)    This Agreement;
(b)    The CTA;
(c)    The Mortgage;
(d)    The [****] Guarantee Agreement;
(e)    The Fee Letter;
(f)    The payment of all fees required by the terms of this Agreement to be paid before a Drawing is made, including the Upfront Fee (to be effected by netting);
(g)    Each Loan Participant has received all of its required internal approvals including, but not limited to credit committee approval;

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(h)    [Intentionally omitted]; and
(i)    Such other documents as the Security Trustee, the Agent or any Loan Participant or special New York counsel to the Loan Participants may reasonably request, including any such document, or any information, as any Loan Participant may reasonably request in order to satisfy the “know your customer” rules, guidelines, practices or policies observed by the Security Trustee or such Loan Participant.
It is understood and agreed that the foregoing conditions (g) and (h) are deemed satisfied upon the parties’ mutual execution, delivery, and release of signature pages to the Basic Documents listed in this Section 7.01(a), (b), (c) and (d).
The effectiveness of this Agreement is also subject to the payment or delivery by the Borrower of such fees and other consideration as the Borrower shall have agreed to pay or deliver to any Loan Participant or an affiliate thereof or the Agent in connection herewith (excluding any matters pertaining to the term sheet preceding the delivery of the Basic Documents), including, without limitation, the reasonable fees and expenses of Vedder Price P.C., special New York counsel to the Loan Participants in connection with the negotiation, preparation, execution and delivery of this Agreement, the Notes and the other Basic Documents (to the extent that statements for such fees and expenses have been delivered to the Borrower and the same are in line with estimates thereof provided prior to the date hereof).
7.02    Funding Date. The obligation of any Loan Participant to make its Loan on the Funding Date is subject to the satisfaction of the following conditions precedent, each of which shall be satisfactory to the Agent:
(a)    Notice of Funding. The Borrower shall have delivered to the Agent, a duly completed and executed Notice of Funding as provided in Section 4.04.
(b)    Specified Conditions. The conditions specified in Sections 7.03(b), (c) and (d) shall be true and correct as of the Funding Date.
(c)    Organizational Documents. The following documents, each certified as indicated below:
(i)    for each Obligor, a copy of the organizational documents as amended and in effect, of such Obligor, and a certificate from the jurisdiction of its incorporation or formation dated as of a recent date as to the good standing of and organization of such Obligor; and
(ii)    for each Obligor, a certificate of the Secretary, an Assistant Secretary or other officer of such Obligor, dated the initial Drawing Date and certifying (A) that attached thereto is a true and complete copy of the organizational documents of such Obligor as amended, (B) that such organizational documents of such Obligor have not been amended since the date of the certification thereto furnished pursuant to clause (i) above, (C) as to a copy of the resolutions of the Board of Directors of such

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Obligor or the executive committee thereof duly authorizing the transactions contemplated hereby and the execution, delivery and performance by such Obligor of each of the Basic Documents and/or Lease to which it is or will be a party and any other documents required to be executed and delivered by such Obligor in accordance with the provisions hereof and (D) as to the incumbency and specimen signature of each officer of such Obligor executing the Basic Documents to which such Obligor is intended to be a party (and the Agent and each Loan Participant may conclusively rely on such certificate until it receives notice in writing from such Obligor).
(d)    Opinions of Counsel. An opinion, dated the Funding Date, of Donna Schmidt, Esq., special counsel to the Obligors, in form and substance reasonably satisfactory to the Agent and covering such matters as the Agent or any Loan Participant (acting through the Agent) may reasonably request.
(e)    License. Copies of the Lessee’s air carrier certificates (issued by the FAA and the Department of Transportation) required by the Borrower in relation to, or in connection with, the operation of the Aircraft.
(f)    Upfront Fee. Each Loan Participant shall have received its portion of the Upfront Fee in accordance with the Fee Letter.
7.03    Initial and Subsequent Loans. The obligation of any Loan Participant to direct the Security Trustee to disburse any Loan (including such Loan Participant’s initial Loan) with respect to any Designated Aircraft on the related Drawing Date is subject to the satisfaction of the following conditions precedent, each of which shall be reasonably satisfactory to the Agent:
(a)    Notice of Borrowing. With respect to such Loan, the Borrower shall have delivered to the Agent a duly completed and executed Notice of Borrowing as provided in Section 4.04.
(b)    No Default; No Event of Loss. On such Drawing Date, no Event of Default or Default shall have occurred and be continuing and no Event of Loss with respect to such Designated Aircraft shall have occurred.
(c)    No Changes.
(i)    Since April 18, 2019, no change shall have occurred in Applicable Law and no fact or condition shall exist which, in the reasonable opinion of the Agent, would make it illegal under Applicable Law for any Loan Participant to fund its Loan; no material disruption shall have occurred in the London (or other relevant) interbank market that could have an adverse effect upon the Loan Participants; and no material adverse change shall have occurred in the global transportation markets or financial markets.
(ii)    Since December 31, 2018, no material adverse change in the financial condition or prospects of the Borrower shall have occurred.

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(d)    Representations and Warranties. Before and after giving effect to such Loan, the representations and warranties of the Borrower contained in the certificates delivered by the Borrower pursuant to Section 7.03(n) shall be true and correct in all material respects as though made on the date of such Loan, except to the extent such representation or warranty specifically states that it relates to an earlier date in which case such representation or warranty shall have been true as of such earlier date.
(e)    Insurance. The Agent shall have received certificates of insurance and, where required by the related Lease, reinsurance, from underwriters or insurers that comply with the insurance provisions of such Lease and the related Lessee Consent, together with a letter of undertaking from the related Lessee’s insurance broker and, if applicable, reinsurance brokers with respect to insurance required to be maintained by the Lessee pursuant to such Lease and such Lessee Consent, together with evidence that the Security Trustee has been named as sole loss payee, in such policies and that the Security Trustee, the Agent and the Loan Participants are named as additional insureds in respect of such insurance.
(f)    Delivery of Documents. The Chattel Paper original of the Leases and copies of all of the Aircraft Related Agreements are to be delivered to the Security Trustee with respect to the Collateral on such Drawing Date.
(g)    Bill of Sale and Lease. On such Drawing Date:
(i)    the Security Trustee shall have received copies of the Bill of Sale for such Aircraft; and
(ii)    the Security Trustee shall have received copies of all condition precedent documents required to be delivered pursuant to the applicable Lease (none of which shall be waived by the Borrower without the consent of the Agent), including, in respect of any opinion delivered thereunder, such opinion being addressed to the Agent, the Loan Participants and the Security Trustee.
(h)    Documents.
(i)    The Borrower shall have delivered to the Security Trustee a duly executed and completed Mortgage Supplement for such Designated Aircraft.
(ii)    The Borrower shall have delivered to each Loan Participant a duly executed and completed Note with respect to its Loan for such Designated Aircraft.
(iii)    The Lessee shall have delivered a Lessee Consent for such Designated Aircraft.
(iv)    The Lessee shall have delivered to the Security Trustee a duly executed and completed Aircraft Specific Lease Agreement for such Designated Aircraft.

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(v)    The Lessee shall have a current, valid standard certificate of airworthiness issued by the FAA (and each Loan Participant shall have received copies thereof) for such Designated Aircraft.
(i)    Perfection Requirements. On such Drawing Date, the following statements shall be correct, and the Agent shall have received evidence reasonably satisfactory to it (including printouts of the “priority search certificates” (as defined in the Regulations for the International Registry) from the International Registry relating to the Airframe and each Engine) to the effect that:
(i)    the Borrower has good and legal title to such Designated Aircraft free and clear of all Liens;
(ii)    the FAA Entry Point Filing Form (AC Form 8050-135), the Lease, the Mortgage and the Mortgage Supplement with respect to the such Designated Aircraft shall have been duly filed for recordation with the Federal Aviation Administration pursuant to the Federal Aviation Act;
(iii)    such Designated Aircraft is registered in the name of the Borrower with the Federal Aviation Administration;
(iv)    the Security Trustee has a duly perfected Lien of record in and to such Designated Aircraft and the Airframe and Engines included in such Designated Aircraft, the Lease and the other Collateral, and the Security Trustee, as collateral assignee of the Lease under the Mortgage, shall be entitled to the benefits of Section 1110 (as currently in effect) with respect to the right to take possession of the Airframe and the Engines and to enforce any of its other rights or remedies as provided in the Lease and the Mortgage in the event of a case under Chapter 11 of the Bankruptcy Code in which the Lessee is a debtor;
(v)    (A) the international interest with respect to the Airframe and each Engine under the Mortgage and Mortgage Supplement shall have been (or shall be concurrently) registered with the International Registry with the Security Trustee as creditor and the Borrower as debtor, (B) the international interest with respect to the Airframe and each Engine under the Lease shall have been (or shall be concurrently) registered with the International Registry with the Borrower as creditor and the Lessee as debtor, (C) the assignment of international interest under the Mortgage and the Mortgage Supplement (in respect of the international interest under the Lease, including an assignment of the right to discharge such international interest) shall have been (or shall be concurrently) registered with the International Registry with the Security Trustee as assignee and the Borrower as assignor and (D) the contract of sale with respect to the Airframe and each Engine under the Bills of Sale shall have been (or shall be concurrently) registered with the International Registry with the seller as seller and the Borrower as buyer, and there shall exist no other undischarged registered international interest with respect to the Airframe or any Engine on the International Registry;

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(vi)    the representations and warranties of each of the Borrower, the Borrower Parent and the Lessee contained in this Agreement or any other Basic Documents to which it is a party shall be true and correct on and as of the Drawing Date as though made on and as of the Drawing Date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties are correct on and as of such earlier date);
(vii)    no event shall have occurred and be continuing which constitutes a Default or an Event of Default under the Mortgage; and
(viii)    no event shall have occurred and be continuing which constitutes an Event of Loss with respect to the Aircraft or the Airframe or which would constitute an Event of Loss after notice or lapse of time or both.
(j)    Lien Searches. The Borrower shall have delivered to the Agent all advisable FAA and Cape Town lien searches with respect to such Designated Aircraft, but such searches shall in all circumstances include lien searches with the International Registry, and the Borrower shall have recorded and/or filed and/or registered (or provided for such recording, filing or registration), as applicable, termination agreements and/or discharges, as applicable, evidencing the termination of the security interest (other than Permitted Liens) of any other Person shown in such lien searches or otherwise required with respect to such Designated Aircraft.
(k)    Legality. No law or regulation shall prohibit, and no order, judgment or decree of any foreign, federal, state or local court or governmental body, agency or instrumentality shall prohibit or enjoin, the making of such Loans by the Loan Participants in accordance with the provisions hereof.
(l)    Title to the Collateral. On such Drawing Date, the Borrower upon the delivery and filing of such releases, discharges and UCC terminations as contemplated under (j) above, shall have good and marketable title to such Designated Aircraft free and clear of all Liens other than Permitted Liens.
(m)    Counsel Opinions.
(i)    Counsel to the Obligors. The Agent shall have received opinions of counsel to the Obligors as to enforceability of the Basic Documents to which such Obligor is a party, and such other matters as may be reasonably requested by the Agent or any Loan Participant (acting through the Agent), in each case, dated such Drawing Date and in form and substance reasonably acceptable to the Agent.
(ii)    FAA Counsel Opinion. The Borrower, the Security Trustee and the Agent shall have received a legal opinion of McAfee &Taft, special FAA counsel, with respect to (w) registration of the Mortgage and the Mortgage Supplement with respect to the Aircraft being in due form for recordation with the FAA, (x) the absence of any Liens of record with respect to the Aircraft or the Allegiant Lease except the Lien of the

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Mortgage and the Lien of the Allegiant Lease, (y) the registration of the Aircraft in the name of the Borrower and (z) the perfection of the Lien created by the Mortgage in the Aircraft and the Allegiant Lease, and the first-priority nature thereof.
(n)    Officer’s Certificates. The Agent shall have received a certificate, dated such Drawing Date from an officer of the Borrower, stating that (1) all representations and warranties of the Borrower set forth in Section 8 are true and correct in all material respects as though made on such date, except to the extent such representations and warranties speak as of an earlier time or do not apply according to their own terms, and (2) there exists no Event of Default or Default.
(o)    UCC Filings. Uniform Commercial Code financing statements (provided in advance of filing to Borrower for review) with respect to the security interest in the Collateral shall have been duly filed by the Agent (or its special counsel) in all places necessary or desirable as the Agent may reasonably request. The Borrower authorizes the Security Trustee to file such financing statements.
(p)    Miscellaneous. The Agent shall have received such other information and copies of documents, approvals (if any), certificates, instruments and records (certified where appropriate) of corporate proceedings as the Agent may reasonably request relating to the entering into and the performance of the Borrower of (i) the Basic Documents to which the Borrower is a party or (ii) such other documents and evidence with respect to the Borrower as may be reasonably requested in order to establish the valid existence and good standing of each thereof, the proper taking of all appropriate corporate or other organizational proceedings or other actions in connection with the transactions contemplated hereby and the compliance with the conditions set forth herein.
7.04    [Intentionally Omitted].
Section 8.    Representations and Warranties. The Borrower represents and warrants to the Agent, the Security Trustee and the Loan Participants that as of the date hereof and on each Drawing Date:
8.01    Existence. The Borrower is a limited liability company duly organized under the laws of Nevada, and the Borrower is a resident of Nevada and is a resident of the United States for U.S. federal income tax purposes. The Borrower has the power and authority to enter into and to perform its obligations under this Agreement and the other Basic Documents to which it is a party. The Borrower is duly qualified and in good standing in all of the jurisdictions in which the character of the properties owned or leased by it or the business conducted by it makes such qualification necessary and the failure to so qualify would preclude the Borrower from being able to fully enforce its rights with respect to the Basic Documents to which it is a party.

8.02    Authorization. The Borrower has all power necessary, and has been duly authorized to execute and deliver this Agreement and the other Basic Documents to which it is a party. The Borrower is and will continue to be duly authorized to borrow monies hereunder, and

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Borrower is and will continue to have the organizational authority to perform its obligations under this Agreement and under the other Basic Documents to which it is a party. The execution, delivery and performance by Borrower of this Agreement and the other Basic Documents to which Borrower is a party and the borrowings hereunder do not and will not require any consent or approval of any Governmental Authority, beneficiary or any other Person which has not already been obtained.
8.03    No Conflict; Legal Compliance. The execution, delivery and performance of this Agreement, each of the other Basic Documents to which the Borrower is a party, and the execution, delivery and payment of the Notes, will not: (a) contravene any provision of its articles of organization, operating or management agreement or other organizational documents; (b) contravene, conflict with or violate any Applicable Law, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority; or (c) violate or result in the breach of, or constitute a default under any indenture or other loan or credit agreement, or other agreement or instrument to which it is a party or by which it, or its property and assets, may be bound or affected. It is not in violation or breach of or default under any Applicable Law, order, writ, judgment, injunction, decree, determination or award or any contract, agreement, lease, license, indenture or other instrument to which it is a party, the noncompliance with, the violation or breach of or the default under which might have or result in a Material Adverse Effect on Borrower.
8.04    Validity and Binding Effect. This Agreement, each other Basic Document to which the Borrower is a party, when duly executed and delivered, will be, the legal, valid and binding obligations of the Borrower, enforceable against it, in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies.
8.05    Location. The “location” (as such term is used in Section 9-307 of the UCC) of the Borrower is the State of Nevada.
8.06    Consents and Approvals; Governmental Action. No approval, authorization or consent of any trustee or holder of any Indebtedness or obligation of the Borrower, or of any other Person under any agreement, contract, lease or license or similar document or instrument to which the Borrower is a party or by which any such Person is bound, is required to be obtained by the Borrower in order to make or consummate the transactions contemplated under this Agreement or the other Basic Documents to which it is a party or, if any such approval, authorization or consent is required, such approval, authorization or consent has been obtained. All consents and approvals of, filings and registrations with, and other actions in respect of, all Governmental Authorities required to be obtained by the Borrower in order to make or consummate the transactions contemplated under the Basic Documents to which it is a party have been, or prior to the time when required will have been, obtained, given, filed or taken and are or will be in full force and effect. No Applicable Law is in effect which materially adversely affects the ability of the Borrower to perform its obligations under the Basic Documents to which it is a party.

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8.07    Taxes. All federal, state, local and foreign tax returns, reports and statements required to be filed by or on behalf of the Borrower have been filed with the appropriate Governmental Authorities where failure to file might have or result in a Material Adverse Effect on the Borrower, and all material Taxes, other taxes and other impositions shown thereon to be due and payable by the Borrower have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof, or any such fine, penalty, interest, late charge or loss has been paid, or the Borrower is contesting its liability therefor in good faith and has fully reserved all such amounts according to GAAP.
8.08    Certain Regulations.
(a)    The Borrower is not an “investment company,” or an “affiliated person” of, or a “promoter” or “principal underwriter” for, or controlled by, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.
(b)    None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the issuance of the Notes) will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, and none of the proceeds of any extension of credit hereunder will be used to buy or carry Margin Stock.
8.09    Litigation and Contingent Liabilities. No claims, litigation, arbitration proceedings or governmental proceedings by any Governmental Authority are pending or threatened against or are affecting the Borrower the results of which might interfere with the consummation of any of the transactions contemplated by this Agreement or any document issued or delivered in connection herewith, or which, if adversely determined and for which there is a reasonable probability of an adverse decision, is likely to have a Material Adverse Effect. Other than any liability incident to such claims, litigation or proceedings, or provided for or disclosed in the financial statements, the Borrower has no contingent liabilities that are material to the Borrower, taken as a whole.
8.10    No Event of Default. No Event of Default or Default has occurred and is continuing.
8.11    Title; Liens. On such Drawing Date, upon compliance by Borrower with Section 7.03(j), the Borrower will have good title to the Aircraft financed on such date, the related Allegiant Lease and the related Collateral which is to be held by it in accordance with this Agreement and the transactions contemplated hereby, and none of such assets shall be subject to any Lien, except for Permitted Liens not of record. At the time a Drawing is made, the Borrower shall not have assigned, conveyed, pledged or otherwise transferred to any other Person any of its right, title or interest in the Collateral except in accordance with or permitted by the Basic Documents or Aircraft Related Agreements.
8.12    Ownership of the Borrower. The legal and beneficial interests of the Borrower are owned 100 percent by the Borrower Parent.
8.13    Security Interest.

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(a)    On each Drawing Date, the security interest in the Aircraft Assets created pursuant to the Security Documents on such date will be validly created and, other than the taking and retaining of possession by the Security Trustee of the Chattel Paper of the related Allegiant Lease (if any) and the taking of the Perfection Action, no other action is required to be taken by any Person in order for the full benefit of the security interest in the Aircraft Assets and Leases created thereby to vest in the Security Trustee on behalf of the Loan Participants on a perfected first priority basis, and such Perfection Action will have been duly taken or provided for; provided that, as to perfection, no representation is made in respect of any mortgage Lien on any Designated Aircraft, to the extent a Mortgage Filing is not required therefor.
(b)    (A) The Borrower and Lessee are (or will be) a “transacting user entity” (as such term is defined in the Regulations of the International Registry); are “situated,” for the purposes of the Cape Town Convention, in the United States; and have the power to “dispose” (as such term is used in the Cape Town Convention) of the Designated Aircraft financed on the Drawing Date in respect thereof; (B) the Airframe and related Engines financed on such Drawing Date are “aircraft objects” (as defined in the Cape Town Convention); (C) the United States is a Contracting State under the Cape Town Convention; (D) the Bills of Sale for such Designated Aircraft constitutes a “contracts of sale” (as defined in the Cape Town Convention) and the Mortgage and Mortgage Supplement for such Designated Aircraft creates an international interest in such Designated Aircraft; and (E) the payment of principal of and interest on the Loans, and the performance by the Borrower of its other obligations under the Basic Documents, are “associated rights” (as defined in the Cape Town Convention).
8.14    Aircraft Related Agreements. The Borrower has provided to the Agent copies of the relevant Aircraft Related Agreements, and all of such Aircraft Related Agreements (a) remain in full force and effect to the extent of rights and obligations which survive delivery and sale of the Aircraft to Borrower, and (b) have not been modified except pursuant to written amendments copies of which have been provided to the Agent.
8.15    Litigation. There are no pending or, to the best of Borrower’s knowledge, threatened actions or proceedings before any court or administrative agency or arbitrator which would materially adversely affect the consolidated financial condition of Borrower and its consolidated subsidiaries, taken as a whole, or the ability of Borrower to perform its obligations under the Mortgage or other Basic Documents; and
8.16    Section 1110. On the Effective Date, assuming that the provisions of Section 1110 have not changed since the date of execution of this Agreement, the Security Trustee is entitled to the benefits of Section 1110 with respect to each Aircraft.
Section 9.    Covenants of the Borrower. The Borrower covenants and agrees with the Loan Participants and the Security Trustee as follows:
9.01    Notifications. The Borrower shall deliver to the Agent:
(a)    confirmations of any renewal of insurance (or reinsurance, if applicable) required by the Leases (including insurance (or reinsurance, if applicable) certificates and

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broker’s reports) covering each Aircraft and copies of all notices evidencing cancellation, non-renewal, expiration, replacement or renewal of the insurances so required;
(b)    promptly after the Borrower knows or has reason to believe that (x) any seizure of an Aircraft by any Governmental Authority has been effected or there has been enacted any prohibition of use of any Aircraft in the normal course of business of air transportation as a result of any law, rule, regulation, order or other action by the FAA or other Governmental Authority having jurisdiction, (y) any Event of Default has occurred or (z) any Lien has been levied on any Aircraft other than Standard Permitted Liens, a notice describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Borrower has taken or proposes to take with respect thereto; and
(c)    such other information regarding (i) the Aircraft (including, without limitation, its maintenance status) as the Agent (or any Loan Participant acting through the Agent) may reasonably request in accordance with the request frequency and scope set forth under Section 8.2(c) of the Leases, or (ii) the financial condition, operations, business or prospects of the Borrower Parent, the Borrower, or the Lessee as the Agent or any Loan Participant (through the Agent) may reasonably request (it being understood that any stand-alone financials of the Borrower, if any, are not available on any basis other than on a quarterly unaudited basis). Further, it shall be acceptable for the financial results of the Borrower and Lessee to be consolidated with the Borrower Parent’s financial statements and that the same shall be deemed delivered to the Agent by the posting thereof on-line pursuant to the Borrower Parent’s obligations under SEC rules and regulations.
9.02    Litigation. The Borrower will promptly give the Agent notice of all material legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and any material development in respect of such legal or other proceedings, involving the Borrower which are not otherwise disclosed in the publicly filed financial statements and other filings made by the Borrower Parent.
9.03    Existence, Etc. The Borrower shall:
(a)    keep in full effect its existence, rights and franchises as a limited liability company or as otherwise may be appropriate under the laws of its jurisdiction of organization or formation, as applicable (and, without limiting the foregoing, shall not change the jurisdiction of such organization or formation, as applicable) and all of its licenses, permits, governmental approvals, rights, privileges and franchises necessary in the normal conduct of its business as now conducted or presently proposed to be conducted;
(b)    obtain and preserve its qualification to do business as a limited liability company or other entity in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the rights of the Agent and the Loan Participants under this Agreement;

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(c)    comply with (i) the provisions of its organizational document, as applicable and (ii) the requirements of all Applicable Laws to the extent that the failure to comply therewith would, in the aggregate, have a Material Adverse Effect on the Borrower;
(d)    keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied; and
(e)    permit representatives of the Agent, during normal business hours, to examine, copy and make extracts from its books and records and permit representatives of any Loan Participant or the Agent to discuss its business and affairs with its officers, all to the extent reasonably requested by such Loan Participant or the Agent (as the case may be) subject to the terms of confidentiality set forth in Section 12.12.
9.04    Substitute Lease and Substitute Lessee. The Borrower shall not amend, modify or terminate any Lease without the consent of the Agent (but in the case of the Allegiant Lease, subject, also, to the terms of the Mortgage), whose consent shall not be unreasonably withheld or delayed; provided that the Borrower may, subject to receipt of the prior consent of, and subject to the conditions specified by the Agent, terminate the Lease of any Aircraft and re-lease such Aircraft to a new Lessee (a “Substitute Lessee”) approved by each Loan Participant in its absolute discretion (including as to KYC matters), pursuant to a lease (a “Substitute Lease”) that is in form and substance reasonably satisfactory to the Agent acting at the direction of all Loan Participants, acting reasonably.
9.05    Financial Information. The Borrower shall furnish and deliver to Agent (in sufficient copies for each of the Loan Participants, if Agent so requests):
(a)    [****];
(b)    [****];
PROVIDED, the conditions of (a) and (b) shall be deemed satisfied to the extent such financial statements of Borrower Parent are publicly available through LIVEDGAR, the website of the Borrower Parent or other reasonable means.
9.06    Limitation on Liens. The Borrower will not create, incur, assume or suffer to exist any Lien upon the Collateral except:
(a)    Liens created pursuant to the Security Documents, including any Lease;
(b)    Liens imposed by any Governmental Authority for taxes, assessments or charges not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower in accordance with GAAP; and
(c)    Liens permitted by any Lease or created by or through Lessee

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9.07    Protection of Collateral.
(a)    The Borrower agrees that from time to time, at the expense of the Borrower, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary and as may be reasonably requested by the Agent in order to perfect and protect any security interest granted or purported to be granted pursuant to the Security Documents (including, without limitation, to the extent applicable registrations of International Interests in respect of each Airframe and Engine with the International Registry), or to enable the Security Trustee to exercise and enforce its rights and remedies hereunder and under the Security Documents. The Borrower hereby authorizes, and will cause Lessee to authorize, the Agent and/or the Security Trustee to file one or more UCC financing or continuation statements, and amendments thereto, or any similar document, with respect to all or any part of the Collateral granted by the Borrower or the Lessee without the signature of the Borrower where permitted by Applicable Law. The Security Trustee shall prepare and file on behalf of the Borrower all necessary continuation statements (or such other similar documents) in order to maintain the perfection of the Security Trustee’s security interest in the Collateral (taking into account whether a Mortgage Filing for any particular item was required). Without limiting the foregoing, the Borrower will, upon the reasonable request of the Security Trustee, the Agent or any Loan Participant, take at the Borrower’s own cost and expense such other reasonable action necessary or advisable to:
(i)    grant more effectively the security interest in all or any portion of the Collateral;
(ii)    maintain or preserve the first perfected security interest of the Security Trustee in the Collateral or carry out more effectively the purposes hereof;
(iii)    perfect, publish notice of, or protect the validity of the security interest in the Collateral created by the Security Documents;
(iv)    perfect the Security Trustee’s interest in the Designated Aircraft and Leases under the Cape Town Convention to the extent applicable and under any international perfection standards that may be adopted after the date of this Agreement to the extent practicable and without unreasonable cost;
(v)    preserve and defend its right, title and interest to the Collateral and the rights of the Agent and the Security Trustee in such Collateral against the claims of all Persons (other than the Loan Participants or any Person claiming through any Loan Participant); and
(vi)    pay any and all fees, taxes and other charges payable in connection with any financing statements which are required to be filed with any applicable Governmental Authority pursuant to this Agreement or any other Basic Document.
9.08    Inspection. Subject to the terms of Section 8.5 of the Lease applicable to the Lessor and any “Financing Party” and so long as such inspection is coordinated with the Lessee,

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the Agent or the Security Trustee may inspect such Aircraft and/or the related Aircraft Documentation at any time in a manner that will not interfere the Lessee’s operations; provided that, following the occurrence and continuance of a Lease Event of Default which does not involve any non-payment by Lessee to Borrower, in respect of an Aircraft, the Agent or the Security Trustee may inspect (or may direct the Borrower or the Lessee to inspect) such Aircraft and/or the related Aircraft Documentation at any time and any such inspection shall be for account of the Lessee but shall be conducted with minimal disruption on Lessee’s operations.
9.09    Insurance. The Borrower will direct Lessee (a) to maintain insurances (i) in accordance with the related Lease with internationally recognized insurers who are in good standing in the US or London aviation insurance markets, and (ii) which include an AVN67B endorsement or its US equivalent; (b) to name the Security Trustee as the sole loss payee under the hull insurance maintained under the related Lease; provided that, (i) in the event of a payment of insurance proceeds of not more than the Loss Proceeds Threshold (as defined in the related Lease), the Lessee may be paid such proceeds directly and in accordance with the terms of Schedule 6 of the related Lease unless a Material Default or Event of Default has occurred and is continuing and (ii) if such insurance proceeds are in excess of the Loss Proceeds Threshold (as defined in the related Lease), all such proceeds shall be paid in accordance with Schedule 6 of the related Lease to the Security Trustee, as loss payee; provided, further, however, if the Security Trustee is entitled to hold any insurance proceeds otherwise payable to Lessee (or a repairer) under the related Lease due to the occurrence and continuance of a Specified Default or Event of Default under (and as defined in) such Lease or due to the occurrence and continuance of a Material Default or Event of Default under the Mortgage, as applicable, then the Security Trustee shall hold such payment or collateral to secure, as applicable, Lessee’s obligations under such Lease and/or Lessor’s obligation under the Mortgage, as the case may be, and such amounts (1) if all existing and continuing Specified Defaults and Events of Default under the Lease and Material Defaults and Events of Default under the Mortgage, as applicable, are cured, the Security Trustee then shall make the relevant insurance proceeds payment to Lessee and (2) if not cured, the Security Trustee can apply such proceeds to the Lessee’s obligations; (c) to name the Security Trustee, the Agent, the Loan Participants as additional insureds under the liability insurances maintained under the related Lease; (d) to maintain hull insurance (including hull war risk insurance) at all times in an amount not less than 110% of the outstanding principal amount of the Loan Allocated To the Aircraft and of a scope and coverage at least as comprehensive as LSW555D (or any successor provision); and (e) to maintain liability insurance (including liability war risk insurance) at all times in an amount not less than the greater of (i) the amount required under the related Lease and (ii) [****] with liability war risk insurance (including the FAA program) of a scope at least as comprehensive as AVN52E. Deductibles and self-insurance shall be as provided in the Leases (but subject to prior approval by the Agent).
9.10    Citizen of the United States. The Borrower is and shall remain a “citizen of the United States” within the meaning of Section 40102(a)(15) of the Act.
9.11    Cape Town Convention. The Borrower shall ensure that the relevant Designated Aircraft shall have the full benefit of the Cape Town Convention and/or the Protocol in connection with such Designated Aircraft and leased to the Lessee, including (but not limited to):

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(A) any matters connected with registering, perfecting, preserving and/or enhancing any international interest constituted by the lease of the relevant aircraft object and (B) excluding in writing the application of any non-mandatory provision of the Cape Town Convention or Protocol to the extent such provision is inconsistent with the terms of the Lease, this Agreement or any other Basic Document. In this Section 9.11, the following terms have the following meanings: “international interest” has the meaning as expressed in the Cape Town Convention and Protocol; “state” has the meaning as expressed in the Cape Town Convention and Protocol; and “state in which Lessee is situated” shall be construed in accordance with the expression “state in which the debtor is situated in” as set out in Article 4 of the Cape Town Convention.
Section 10.    Events of Default. If one or more of the following events (herein called “Events of Default”) shall occur and be continuing:
(a)    the Borrower shall: (i) default in the payment of any principal of, interest on, or Mismatch Interest Amount on any Loan on the Payment Date thereof and such default shall continue unremedied for a period equal to the relevant Grace Period after the same shall become due; or (ii) default in the payment of any other amount payable hereunder or under the other Basic Documents and such default shall continue unremedied for the relevant Grace Period after notice of such default to the Borrower; or
(b)    any representation, warranty or certification made or deemed made herein or in any other Basic Document (or in any modification or supplement hereto or thereto) by any Obligor, or in any certificate furnished to any Loan Participant, the Agent or the Security Trustee pursuant to the provisions hereof or thereof, shall prove to have been false or misleading as of the time made or deemed made or furnished in any material respect and such incorrectness shall remain material and uncured for a period in excess of [****] days from and after the earlier of (i) such Obligor’s knowledge of such or (ii) the date when such Obligor receives written notice thereof from the Security Trustee; or
(c)    the Borrower or any other Obligor shall fail to perform in any material respect any covenant or condition under any Basic Document to which it is a party and such failure to perform, if curable, shall continue unremedied for [****] days from and after the earlier of (i) the Borrower has knowledge of such or (ii) the date when such party receives written notice thereof from the Security Trustee; provided that, if the Borrower, the Borrower Parent or any other Obligor is diligently proceeding to cure such failure, no Event of Default shall exist until [****] days after such receipt of notice; or
(d)    any Obligor shall admit in writing its inability to pay its debts as such debts become due; or
(e)    any Obligor shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator (or similar official) of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code or the bankruptcy laws of any other relevant jurisdiction, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution,

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arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or the bankruptcy laws of any other relevant jurisdiction or (vi) in the case of the Borrower or the Borrower Parent, take any corporate action for the purpose of effecting any of the foregoing; or
(f)    a proceeding or case shall be commenced, without the application or consent of any Obligor, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator (or similar official) of such Obligor or of all or any substantial part of its Property, or (iii) similar relief in respect of such Obligor under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of [****] or more days; or an order for relief against such Obligor shall be entered in an involuntary case under the Bankruptcy Code or the bankruptcy laws of any other relevant jurisdiction; or
(g)    except for expiration (or release) in accordance with its terms, any of the Security Documents shall be terminated or shall cease to be in full force and effect, or shall fail to constitute a first priority (excluding Permitted Liens that are prior under Applicable Law) and perfected Lien on the related Collateral, for whatever reason and, if such condition can be remedied within [****] days and Borrower is diligently proceeding to effect such remedy, such default shall continue unremedied for [****] days from and after the Borrower receives written notice thereof from the Security Trustee; or
(h)    a Change of Control shall occur; or
(i)    the Borrower fails to, or fails to procure that the Lessee, maintain insurance on the Aircraft in accordance with the Basic Documents; or
(j)    the Borrower fails to, or fails to procure that the Lessee, renew the registration of any Aircraft; or
(k)    [intentionally omitted]; or
(l)    a Lease Event of Default shall have occurred and be continuing (other than a Lease Event of Default specified in paragraph (a) of Schedule 7 to the CTA); or
(m)    the [****] Guarantee Agreement ceases to be in full force and effect, including a repudiation by Borrower Parent of its obligations thereunder.
THEREUPON: (1) In the case of an Event of Default other than one referred to in clause (e) or (f) of this Section 10 with respect to any Obligor, (A) the Security Trustee may, by notice to the Borrower, terminate the Credit Commitments and they shall thereupon terminate, and (B) the Security Trustee may and, upon request of the Required Loan Participants shall, by notice to the

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Borrower declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Obligors (under such Basic Document to which each is a party and without duplication) hereunder and under the Notes (including, without limitation, Breakage Loss, if any) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower; and (2) in the case of the occurrence of an Event of Default referred to in clause (e) or (f) of this Section 10 with respect to any Obligor, the Credit Commitments shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Obligors hereunder and under the Notes (including, without limitation, Breakage Loss, if any) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower.
Section 11.    The Agent; the Security Trustee; and the Loan Participants.
11.01    Appointment, Powers and Immunities.
(a)    Each Loan Participant hereby irrevocably appoints and authorizes Bank of Utah to act as its agent hereunder and under the other Basic Documents with such powers as are specifically delegated to the Agent by the terms of this Agreement, of the other Basic Documents, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 11.05 and the first sentence of Section 11.06 shall include reference to its affiliates and its own and its affiliates’ officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in this Agreement, in the other Basic Documents, and shall not by reason of this Agreement, any other Basic Document be a trustee for any Loan Participant; (b) shall not be responsible to the Loan Participants for any recitals, statements, representations or warranties contained in this Agreement, in any other Basic Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, any other Basic Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note, any other Basic Document or any other document referred to or provided for herein or therein or for any failure by the Borrower or any other Person to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder, under any other Basic Document; and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder, under any other Basic Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with the Agent, together with the consent of the Borrower to such assignment or transfer (to the extent provided in Section 12.06(b)).

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(b)    Each Loan Participant hereby irrevocably appoints and authorizes Bank of Utah, and Bank of Utah hereby accepts such appointment, to act as its Security Trustee hereunder and under the other Basic Documents with such powers as are specifically delegated to the Security Trustee by the terms of this Agreement, of the other Basic Documents, together with such other powers as are reasonably incidental thereto. The Security Trustee (which term as used in this sentence and in Section 11.05 and the first sentence of Section 11.06 shall include reference to its affiliates and its own and its affiliates’ officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in this Agreement, in the other Basic Documents, and shall not by reason of this Agreement, any other Basic Document be a trustee for any Loan Participant; (b) shall not be responsible to the Loan Participants for any recitals, statements, representations or warranties contained in this Agreement, in any other Basic Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, any other Basic Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note, any other Basic Document or any other document referred to or provided for herein or therein or for any failure by the Borrower or any other Person to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder, under any other Basic Document; and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder, under any other Basic Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. The Security Trustee may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Security Trustee may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with the Agent, together with the consent of the Borrower to such assignment or transfer (to the extent provided in Section 12.06(b)).
11.02    Reliance by Agent and Security Trustee. The Agent and the Security Trustee shall be entitled to rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, telecopy, e-mail, telex, telegram or cable) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent or the Security Trustee, respectively. As to any matters not expressly provided for by this Agreement, any other Basic Document, the Agent and the Security Trustee shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Required Loan Participants or, if provided herein, in accordance with the instructions given by the Required Loan Participants or all of the Loan Participants as is required in such circumstance, and such instructions of such Loan Participants and any action taken or failure to act pursuant thereto shall be binding on all of the Loan Participants.
11.03    Defaults. The Agent and the Security Trustee shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default (other than the nonpayment of principal of or interest on the Loans) unless the Agent and the Security Trustee

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have received notice from a Loan Participant or the Borrower specifying such Default or Event of Default and stating that such notice is a “Notice of Default.” In the event that the Agent or the Security Trustee receive such a notice of the occurrence of a Default or Event of Default, the Agent or the Security Trustee, as the case may be, shall give prompt notice thereof to the Loan Participants (and shall give each Loan Participant prompt notice of each such nonpayment). The Agent and the Security Trustee shall (subject to Section 11.07) take such action with respect to such Default or Event of Default as shall be directed by the Required Loan Participants, provided that, unless and until the Agent and the Security Trustee shall have received such directions, each of the Agent and the Security Trustee may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Loan Participants except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Required Loan Participants, or all of the Loan Participants.
11.04    Rights as a Loan Participant. With respect to its Credit Commitments and the Loans made by it, Bank of Utah (and any successor acting as Agent) in its capacity as a Loan Participant hereunder shall have the same rights and powers hereunder as any other Loan Participant and may exercise the same as though it were not acting as the Agent, and the term “Loan Participant” or “Loan Participants” shall, unless the context otherwise indicates, include the Agent in its individual capacity. Bank of Utah (and any successor acting as Agent) and its affiliates may (without having to account therefor to any Loan Participant) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Obligors (and any of their Subsidiaries or Affiliates) as if it were not acting as the Agent, and Bank of Utah and its affiliates may accept fees and other consideration from the Obligors for services in connection with this Agreement or otherwise without having to account for the same to the Loan Participants.
11.05    Indemnification. The Loan Participants agree to indemnify the Agent and the Security Trustee (to the extent not reimbursed under Section 12.03, but without limiting the obligations of the Borrower under said Section 12.03) ratably in accordance with their respective Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent and the Security Trustee (including by any Loan Participant) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement, any other Basic Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses that the Borrower is obligated to pay under Section 12.03 but excluding normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Loan Participant shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.
11.06    Non-Reliance on Agent and Other Loan Participants. Each Loan Participant agrees that it has, independently and without reliance on the Security Trustee, the Agent or any

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other Loan Participant, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower Parent and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Security Trustee, the Agent or any other Loan Participant, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Security Trustee and the Agent shall not be required to keep itself informed as to the performance or observance by any Obligor of this Agreement, any of the other Basic Documents or any other document referred to or provided for herein or therein or to inspect the Properties or books of the Borrower Parent or any of its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Loan Participants by the Agent and the Security Trustee hereunder, the Agent and the Security Trustee shall not have any duty or responsibility to provide any Loan Participant with any credit or other information concerning the affairs, financial condition or business of the Borrower or any of its Subsidiaries (or any of their affiliates) that may come into the possession of the Agent or the Security Trustee or any of its affiliates.
11.07    Failure to Act. Except for action expressly required of the Security Trustee and the Agent hereunder and under the other Basic Documents, the Security Trustee and the Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Loan Participants of their indemnification obligations under Section 11.05 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.
11.08    Resignation or Removal of Agent and Security Trustee. Subject to the appointment and acceptance of a successor Agent or Security Trustee as provided below, (i) one or both of the Security Trustee and the Agent may resign at any time and (ii) the Required Loan Participants may remove the Agent or the Security Trustee, in each case by giving notice thereof to the Loan Participants, the Borrower and, the other of the Agent or the Security Trustee. Upon any such resignation or removal, the Required Loan Participants shall have the right to appoint a successor Agent or Security Trustee, provided that such successor Agent or Security Trustee is reasonably satisfactory to the Borrower. If no successor Security Trustee shall have been so appointed by the Required Loan Participants and shall have accepted such appointment within 30 days after the retiring Agent’s or Security Trustee’s giving of notice of resignation, then, in the case of the resignation of the Agent or Security Trustee, the retiring Agent or retiring Security Trustee may, on behalf of the Loan Participants, appoint a successor Agent or Security Trustee, provided that such successor Agent or Security Trustee is reasonably satisfactory to the Borrower. Upon the acceptance of any appointment as Agent or Security Trustee hereunder by a successor Agent or Security Trustee, such successor Agent or Security Trustee shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent or Security Trustee, and the retiring or removed Agent or Security Trustee shall be discharged from its duties and obligations hereunder. After any Agent’s or Security Trustee’s resignation or removal hereunder as Agent or Security Trustee, the provisions of this Section 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent or Security Trustee.

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11.09    Amendments under Basic Documents. Except as otherwise provided in Sections 11.10 and 12.04, as between the Loan Participants and the Agent, the Agent, without the prior consent of the Required Loan Participants, may not agree to any modification, supplement, waiver or amendment under any of the Basic Documents or (except as provided herein or in the Security Documents) cause the Security Trustee to release any collateral or otherwise terminate any Lien under any Basic Document providing for collateral security, or agree to additional obligations being secured by such collateral security (unless the Lien for such additional obligations shall be junior to the Lien in favor of the other obligations secured by such Basic Document), except that no such consent shall be required, and the Agent is hereby authorized, (i) to release any Lien covering Property which is the subject of a disposition of Property permitted hereunder or to which the Required Loan Participants have consented; (ii) to the extent otherwise provided herein or in any other Basic Document; (iii) in connection with any action required of the Agent or the Security Trustee thereunder (e.g., release of Liens on an Engine substitution); and (iv) in respect of those matters and provisions which were originally within the discretion of the Agent at the time of the documentation thereof.
11.10    No Independent Judgment. As to any matter herein as to which it is expressly contemplated in this Agreement that the consent, agreement, acceptance, determination, satisfaction or waiver (or like terminology) by or of the Agent may be obtained (without the further statement as to its acting at the direction of the Required Loan Participants), the Agent may provide the same only with direction or agreement from the Required Loan Participants.
11.11    Documentation to Loan Participants; Agent Report.
(a)    Within three Business Days prior to each Payment Date, the Agent shall furnish a report to the Borrower and each Loan Participant (which may be sent by e-mail) detailing the amount of interest and principal due on such Payment Date and the amounts anticipated to be standing to the credit of the Collection Account on such Payment Date which is available for distribution under Section 4.01(b).
(b)    Without limiting the obligation of the Agent to furnish copies of notices and other documents hereunder as specified herein, the Agent agrees to furnish to each Loan Participant promptly following receipt thereof: (i) all notices pertaining to any Drawing, and prepayments and payments of principal of or interest on any Loan; and (ii) all reports, statements, notices and other information received by the Agent under Section 9.01.
11.12    Representations and Warranties of the Security Trustee. The Security Trustee represents and warrants on each Drawing Date as follows:
(a)    it is a corporation organized under the laws of the State of Utah, and it has all requisite power and authority to enter into and perform its obligations under this Agreement and each other Basic Document to which it is a party or will become a party and to carry out the transactions contemplated hereby and thereby;
(b)    neither the execution and delivery of this Agreement and each other Basic Document executed or to be executed by it, the performance of its obligations hereunder or

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thereunder, nor its consummation of the transactions contemplated hereby or thereby will conflict with or result in any breach of, or constitute a default under, or result in the creation or imposition of any Lien upon the Equipment or any other part of the Collateral under the laws of the State of Utah or federal laws of the United States governing its banking or trust powers not related to the ownership, operation or maintenance of the Units, its memorandum and articles of association or any indenture, charge, debenture, mortgage, deed or other instrument or agreement to which it is a party or by which it may be bound or to which any of its property or assets may be subject;
(c)    the execution, delivery and performance of this Agreement and each other Basic Document executed or to be executed by it have been duly authorized by all necessary corporate action of it. Assuming due authorization, execution and delivery by the other parties hereto and thereto, this Agreement and each other Basic Document executed or to be executed by it constitutes, or upon execution and delivery will constitute, its legal, valid and binding obligation, enforceable against it in accordance with its terms;
(d)    the execution and delivery by it of this Agreement and each other Basic Document executed or to be executed by it and the performance of its obligations hereunder and thereunder do not require any approval or consent of any stockholder, trustee or holder of any of its indebtedness or other obligations, other than such approvals or consents as have heretofore been obtained; and
(e)    there are no pending or, to its knowledge, threatened suits or proceedings against it or affecting it or its properties that, if determined adversely, would materially adversely affect its ability to perform its obligations under this Agreement and each other Basic Document executed or to be executed by it.
11.13    Covenants of the Agent. The Agent agrees and covenants as to itself that, unless, in each case, an Event of Default shall have occurred and be continuing, it will not take, and it will not permit any Person lawfully claiming through or under it to take, any action inconsistent with Lessee’s rights under a Lease or any other Basic Document to which Lessee is a party, or otherwise through its own actions or failure to observe its obligations hereunder or under any other Basic Document or in any way interfere with or interrupt the quiet enjoyment of the use, operation and possession of any Aircraft, any Airframe or any Engine by Lessee or any permitted sublessee under any sublease then in effect and permitted by the terms of a Lease.
11.14    Covenants of the Loan Participants. Each Loan Participant agrees and covenants as to itself that, unless, in each case, an Event of Default shall have occurred and be continuing, it will not take, and it will not permit any Person (including the Security Trustee) lawfully claiming through or under it to take, any action inconsistent with Lessee’s rights under a Lease or any other Basic Document to which Lessee is a party, or otherwise through its own actions or failure to observe its obligations hereunder or under any other Basic Document or in any way interfere with or interrupt the quiet enjoyment of the use, operation and possession of any Aircraft, any Airframe or any Engine by Lessee or any permitted sublessee under any sublease then in effect and permitted by the terms of a Lease.

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Section 12.    Miscellaneous.
12.01    Waiver. No failure on the part of the Agent or any Loan Participant to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.
12.02    Notices. All notices, requests and other communications provided for herein and under the Security Documents (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy or e-mail), delivered to the intended recipient at the “Address for Notices” specified on the Administrative Schedule hereof, in any Loan/Commitment Assignment Agreement or, as to any party, at such other address as shall be designated by such party by notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or e-mail or personally delivered or, in the case of a notice sent by commercial courier or by hand, upon receipt, in each case given or addressed as aforesaid.
12.03    Expenses, Etc. [****]
The Borrower hereby agrees (i) to indemnify each Indemnitee from, and hold each of them harmless on an After‑Tax Basis against, any and all losses, liabilities, claims, damages or expenses incurred by any of them (including, without limitation, any and all losses, liabilities, claims, damages or expenses incurred by the Agent to any Loan Participant) arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) undertaken by any Governmental Authority regarding any actual or proposed use by the Borrower of the proceeds of any of the extensions of credit hereunder, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of (y) the gross negligence or willful misconduct of the Person to be indemnified, or (z) non-compliance with, or breach of, Applicable Law by the Person to be indemnified) and (ii) subject to exceptions (y) and (z) immediately above, not to assert any claim against the Agent, the Security Trustee, any Loan Participant, any of their affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to any of the transactions contemplated herein or in any other Basic Document.
12.04    Amendments, Etc. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by the Borrower, the Agent, the Security Trustee and the Required Loan Participants, or by the Borrower and the Agent acting with the consent of the Required Loan Participants, and any provision of this Agreement may be waived by the Required Loan Participants or by the Agent acting with the consent of the Required Loan Participants; provided

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that: (a) no modification, supplement or waiver shall, unless by an instrument signed by all of the Loan Participants or by the Agent acting with the consent of all of the Loan Participants: (i) increase, or extend the term of any of the Credit Commitments, or extend the time or waive any requirement for the reduction or termination of any of the Credit Commitments, (ii) extend the date fixed for the payment of principal of or interest on any Loan or any fee hereunder or change the Maturity Date of any Loan, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon or any fee is payable to the Loan Participants hereunder, (v) alter the rights or obligations of the Borrower to prepay Loans, (vi) alter the terms of Section 4.02 or this Section 12.04, (vii) modify the definition of the term “Required Loan Participants,” or modify in any other manner the number or percentage of the Loan Participants required to make any determinations or waive any rights hereunder or to modify any provision hereof, (viii) modify the definitions of “Event of Default” or “Basic Documents”, (ix) release any Collateral (other than as expressly provided by the Security Documents or other Basic Documents), (x) modify the waterfalls under any Security Document or (xi) release the Guarantors from any of its obligations under the [****] Guarantee Agreement.
12.05    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
12.06    Assignments and Participations. [****]
12.07    Survival. The obligations of the Borrower under Sections 5.01, 5.03 and 12.03 hereof and the obligations of the Loan Participants under Section 11.05 hereof shall survive the repayment of the Loans and the termination of the Credit Commitments. In addition, each representation and warranty made, or deemed to be made by a notice of any extension of credit, herein or pursuant hereto shall survive the making of such representation and warranty, and no Loan Participant shall be deemed to have waived, by reason of making any extension of credit hereunder, any Default which may arise by reason of such representation or warranty proving to have been false or misleading.
12.08    Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.
12.09    Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.
12.10    Governing Law; Submission to Jurisdiction. This Agreement and the Notes shall be governed by, and construed in accordance with, the law of the State of New York. The Borrower, the Agent, the Security Trustee and each Loan Participant each hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in the Borough of Manhattan, New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Borrower, the Agent, the Security Trustee and each Loan Participant irrevocably waives, to the fullest extent permitted by applicable law, any objection

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which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.
12.11    Waiver of Jury Trial. EACH OF THE BORROWER, THE AGENT, THE SECURITY TRUSTEE AND THE LOAN PARTICIPANTS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
12.12    Treatment of Certain Information; Confidentiality. Each party hereto agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound (banking, in the case of the Loan Participants) practices, the terms of this Agreement and the other Basic Documents and, in the case of the Loan Participants and the Agent, any nonpublic information supplied to it by the Borrower, the Lessee or the Borrower Parent pursuant to, and the terms of each of this Agreement, any Security Document and any document, agreement or instrument delivered in connection with the foregoing, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any party hereto, (iii) to bank examiners, auditors or accountants, (iv) to the Agent or any other Loan Participant, (v) in connection with any litigation relating to any of the Basic Documents to which any one or more of the Security Trustee, the Loan Participants or the Agent is a party, (vi) to a subsidiary or affiliate of such Loan Participant if required to be so disclosed in accordance with the usual practice of such Loan Participant, so long as such subsidiary or affiliate is bound to maintain the confidentiality of such information on terms consistent with the foregoing, (vii) to the extent required to implement the terms hereof, (viii) to any assignee or participant (or prospective assignee or participant) of any Loan Participant so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Loan Participant a confidentiality agreement consistent with the foregoing or (ix) if such information becomes available in the public domain (other than as a result of an unauthorized disclosure). Notwithstanding the foregoing, this Section 12.12 shall not apply to the U.S. federal tax structure or U.S. federal tax treatment of any aspect of the transactions contemplated by the Basic Documents.
12.13    Obligors’ Right to Deal with and Rely upon Agent. Notwithstanding anything else contained herein or any Security Document, the parties hereto agree that the Borrower shall: (a) provide to the Agent all information, notices and materials to be provided by the Borrower hereunder or thereunder, and the Agent shall distribute the same to the Loan Participants in accordance with the terms hereof and thereof and (b) deal with the Agent in respect of any disbursement under or any consent, waiver or amendment to or under this Agreement or any Security Document, it being understood and agreed that (i) the Borrower may contact the Loan Participants through the Agent, (ii) the Agent shall liaise with the Loan Participants with respect to gaining any necessary approval of the Required Loan Participants or all the Loan Participants,

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as the case may be, and (iii) the Borrower and each other Obligor shall be entitled to rely on any communication from by the Agent that such communication has been authorized by the Required Loan Participants or all the Loan Participants, as the case may be, without the necessity for any further investigation or review by the Borrower.
12.14    Compliance with Anti-Money Laundering and OFAC Laws.
(a)    The Borrower shall comply at all times with the requirements of all Anti-Money Laundering Laws.
(b)    The Borrower shall provide the Agent and the Loan Participants any information regarding the Borrower, its Affiliates and its Subsidiaries necessary for the Agent and the Loan Participants to comply with all Anti-Money Laundering Laws.
(c)    The Borrower shall comply at all times with the requirements of all OFAC Laws.
(d)    The Borrower shall not conduct business with or engage in any transaction with any person or entity named in the OFAC SDN List or any person or entity included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or otherwise associated with any of the persons or entities referred to or described in the OFAC SDN List.
(e)    If the Borrower obtains actual knowledge or receives any written notice that Borrower, any Affiliate, Subsidiary or any person or entity holding any legal or beneficial interest whatsoever therein (whether directly or indirectly) is named on the OFAC SDN List (such occurrence, an “OFAC Violation”), the Borrower shall immediately (i) give written notice to the Agent and the Loan Participants of such OFAC Violation, and (ii) comply with all Applicable Laws with respect to such OFAC Violation (regardless of whether the party included on the OFAC SDN List is located within the jurisdiction of the United States of America), including the OFAC Laws, and the Borrower hereby authorizes and consents to the Agent’s taking any and all steps the Agent deems necessary, in its sole discretion, to comply with all Applicable Laws with respect to any such OFAC Violation, including the requirements of the OFAC Laws (including the “freezing” and/or “blocking” of assets and reporting such action to OFAC).
(f)    Upon the Agent’s request from time to time, the Borrower shall deliver a certification confirming its compliance with the covenants set forth in this Section 12.14.
(g)    The Borrower acknowledges that in order for each Loan Participant to comply with the requirements under Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) (Public Law 107-56), the Borrower must provide such Loan Participant with certain information or supporting documentation (collectively, “Documentation”) at the time of execution of this Agreement. Each Loan Participant is required by the USA Patriot Act to verify and record any Documentation provided by the Borrower to validate the Borrower’s identity.

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Documentation that may be requested from the Borrower may include, but is not limited to, a Federal Employer Identification Number (FEIN), a certificate of good standing to validate the Borrower’s existence, a certificate of incumbency to authenticate the management of the Borrower, and other government issued certified documents to validate the Borrower’s authorization to conduct business.
(h)    For purposes of this Section 12.14, the following definitions shall mean:

1.
“Anti-Money Laundering Laws” means any laws or regulations relating to money laundering or terrorist financing, including, without limitation, the Bank Secrecy Act, 31 U.S.C. §§ 5301 et seq.; the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56 (a/k/a the USA Patriot Act); Laundering of Monetary Instruments, 18 U.S.C. § 1956; Engaging in Monetary Transactions in Property Derived from Specified Unlawful Activity, 18 U.S.C. § 1957; the Financial Recordkeeping and Reporting of Currency and Foreign Transactions Regulations, 31 C.F.R. part 103; and any similar laws or regulations currently in force or hereafter enacted.

2.	“OFAC” means the United States Department of Treasury Office of Foreign Assets Control.

3.
“OFAC Laws” means any laws, regulations, and Executive Orders relating to the economic sanctions programs administered by OFAC, including without limitation, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq.; the Trading with the Enemy Act, 50 App. U.S.C. §§ 1 et seq.; and the Office of Foreign Assets Control, Department of the Treasury Regulations, 31 C.F.R. parts 500 et seq. (implementing the economic sanctions programs administered by OFAC).

4.	“OFAC SDN List” means the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC.
12.15    Investment Disclosure. The parties acknowledge that shares or investments in Permitted Investments are not obligations of Bank of Utah, or any parent or affiliate of Bank of Utah, are not deposits and are not insured by the FDIC. The Security Trustee or its affiliate may be compensated by mutual funds or other investments comprising Permitted Investments for services rendered in its capacity as investment advisor, or other service provider, and such compensation is both described in detail in the prospectuses for such funds or investments, and is in addition to the compensation, if any, paid to Bank of Utah in its capacity as Security Trustee hereunder. The parties agree that the Security Trustee shall not be responsible for any losses or diminution in the value of the funds held by it occurring as a result of the investment of such funds in accordance with the terms hereof.

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*    *    *
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

BORROWER	SUNRISE ASSET MANAGEMENT, LLC, as Borrower By:__________________________ Name: Title:
SECURITY TRUSTEE	BANK OF UTAH, as Security Trustee By:__________________________ Name: Title:
LOAN PARTICIPANTS	SUMITOMO MITSUI BANKING CORPORATION, as a Loan Participant By:__________________________ Name: Title:
BANC OF AMERICA LEASING & CAPITAL, LLC, as a Loan Participant By:__________________________ Name: Title:
AGENT	BANK OF UTAH, as Agent By:__________________________ Name: Title:

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Credit Agreement [Allegiant/A319 2019]

Administrative Schedule
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NEWYORK/#530433.7

Credit Agreement [Allegiant/A319 2019]

SCHEDULE I
Credit Commitment
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Commitment Amounts
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Credit Agreement [Allegiant/A319 2019]

SCHEDULE II
Certain Defined Terms
“Annual Trustee Fee” [****]
“Applicable Margin” [****]

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NEWYORK/#530433.7

Credit Agreement [Allegiant/A319 2019]

SCHEDULE III
Lessee
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Aircraft and Engines
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Schedule III Page 1

Credit Agreement [Allegiant/A319 2019]

SCHEDULE IV
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Schedule IV Page 1

Credit Agreement [Allegiant/A319 2019]

EXHIBIT A
[Form of Note]

SUNRISE ASSET MANAGEMENT, LLC

PROMISSORY NOTE
ISSUED IN CONNECTION WITH ONE AIRBUS MODEL A319-100
AIRCRAFT WITH MANUFACTURER’S SERIAL NUMBER [_____]
AND TWO [_____] MODEL [_____] ENGINES
BEARING MANUFACTURER’S SERIAL NUMBERS [_____] and [_____]
New York, New York
No. __ (MSN)
$[_____]    __________ __, 2019
Sunrise Asset Management, LLC (the “Borrower”) hereby promises to pay to [_____], or registered transferees, the principal sum of [_____] Dollars, in consecutive installments, equal to the amounts, and payable on the Payment Dates, set forth in Annex A hereto, together with interest payable on each such Payment Date on the unpaid principal amount hereof in the amounts set forth in Annex A hereto until such principal amount is paid in full. In addition, on each Payment Date during the continuance of a Market Disruption Event, the Borrower shall pay the Mismatch Interest Amount, if any, for such Payment Date. If the due date of any payment under this Note falls on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day). Interest on this Note shall be payable at the Floating Rate, calculated on the basis of a year of 360 days and the actual number of days elapsed. This Note shall bear interest at the applicable Post-Default Rate (calculated on the basis of a year of 360 days and the actual number of days elapsed) on any principal hereof, and, to the extent permitted by Applicable Law, interest and other amounts due hereunder, in each case, not paid when due (whether at stated maturity, by acceleration or otherwise), for any period during which the same shall be overdue, payable on demand by the Agent given through the Security Trustee. Mismatch Interest Amount shall be calculated on the basis of a year of 360 days and the actual number of days elapsed.
All payments of principal, interest, Breakage Loss and all other amounts to be made to the Security Trustee hereunder or under the Credit Agreement [Allegiant/A319 2019], dated as of June 24, 2019, among the Borrower, the loan participants party thereto, as loan participants, Bank of Utah, as agent, and Bank of Utah, as security trustee (as amended, supplemented or modified from time to time, herein called the “Credit Agreement”, the terms defined therein and not otherwise defined herein being used herein with the same meanings) or under the other Basic Documents, shall be made in accordance with the terms of the Credit Agreement and the other Basic Documents.

Schedule IV Page 1

Credit Agreement [Allegiant/A319 2019]

Principal and interest and all other amounts due hereunder shall be payable in Dollars in immediately available funds no later than 12:00 Noon, New York time, on the due date thereof, to the Security Trustee at the Collection Account, and the Security Trustee shall, subject to the terms and conditions of the Credit Agreement, remit all such amounts so received by it to the Loan Participants hereof in accordance with the terms of the Credit Agreement. All such payments by the Borrower and the Security Trustee shall be made free and clear of and without reduction for or on account of all wire or other like charges.
The holder hereof, by its acceptance of this Note, agrees that, except as otherwise expressly provided in the Credit Agreement or the Mortgage, each payment received by it in respect hereof shall be applied, first, to the payment of any amount (other than the principal of or interest on this Note) due in respect of this Note, second, to the payment of interest on this Note (as well as any interest on overdue principal and, to the extent permitted by law, interest and other amounts payable thereunder) due thereunder, third, to the payment of the principal of this Note then due and fourth, the balance, if any, remaining thereafter, to the payment of the principal of this Note remaining unpaid.
This Note is one of the Notes referred to in the Credit Agreement which have been or are to be issued by the Borrower pursuant to the terms of the Credit Agreement. The Collateral is held by the Security Trustee as security for the benefit of the Loan Participants, in part, for the Notes. Reference is hereby made to the Credit Agreement for a statement of the rights and obligations of the Loan Participants, and the nature and extent of the security for this Note, and the nature and extent of the security for the other Notes, as well as for a statement of the terms and conditions of the trusts created by the Credit Agreement, to all of which terms and conditions in the Credit Agreement the Loan Participants agree by its acceptance of this Note.
This Note is subject to prepayment as permitted by Sections 2.09 and 2.10 of the Credit Agreement and to acceleration by the Security Trustee as provided in Section 10 of the Credit Agreement, and the holder hereof, by its acceptance of this Note, agrees to be bound by said provisions.
This Note shall be governed by and construed in accordance with the laws of the State of New York.

Schedule IV Page 1

Credit Agreement [Allegiant/A319 2019]

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed in its corporate name by its officer thereunto duly authorized, as of the date hereof.

SUNRISE ASSET MANAGEMENT, LLC By: Name: Title:

Schedule IV Page 1

Credit Agreement [Allegiant/A319 2019]

Annex A to Note

SCHEDULE OF PAYMENTS

Date	Principal Due	Outstanding Balance

Schedule IV Page 1

Credit Agreement [Allegiant/A319 2019]

EXHIBIT B-1
[Form of Notice of Funding]
Bank of Utah, as Agent
Re:    Credit Agreement [Allegiant/A319 2019] dated as of June 24, 2019 (the “Credit Agreement”), among Sunrise Asset Management, LLC, as Borrower, the loan participants party thereto, as Loan Participants, Bank of Utah, as Agent and Bank of Utah, as Security Trustee
Dear Sirs:
Reference is made to the Credit Agreement; capitalized terms not otherwise defined herein shall have the meanings assigned to such terms therein. This is a Notice of Funding delivered pursuant to Section 2.02(a) of the Credit Agreement. The undersigned hereby:
1.    Notifies the Agent that it seeks a Funding of $213,000,000.00 on __________ __, 201_ (which is a Business Day);
2.    Notifies the Agent that the initial Interest Period for such Funding will end on __________ __, 2019;
3.    Notifies the Agent that the Funding is to be paid into the following account of the Security Trustee: [____________]
4.    Notifies the Agent that the Funding is in respect of the aggregate Commitment Amount for all Aircraft.
5.    The provisions of Section 2.02(a) of the Credit Agreement are incorporated herein by reference.

Sincerely yours,
SUNRISE ASSET MANAGEMENT, LLC By:__________________________ Name: Title:

Exhibit B-1 Page 1

Credit Agreement [Allegiant/A319 2019]

EXHIBIT B-2
[Form of Notice of Borrowing]
Bank of Utah, as Agent
Re:    Credit Agreement [Allegiant/A319 2019] dated as of June 24, 2019 (the “Credit Agreement”), among Sunrise Asset Management, LLC, as Borrower, the loan participants party thereto, as Loan Participants, Bank of Utah, as Agent and Bank of Utah, as Security Trustee
Dear Sirs:
Reference is made to the Credit Agreement; capitalized terms not otherwise defined herein shall have the meanings assigned to such terms therein. This is a Notice of Borrowing delivered pursuant to Section 7.03(a) of the Credit Agreement. The undersigned hereby:
1.    Notifies the Agent that it seeks a Drawing of $___________ on __________ __, 201_ (which is a Business Day);
2.    Notifies the Agent that the Drawing is to be paid into the following account of the Borrower:
4.    Notifies the Agent that the Drawing is in respect of the following Aircraft:
Airframe MSN: __________
Engine MSNs: __________ and __________
Registration mark: __________
Lessee: __________; and

5.    Represents that no Default or Event of Default is continuing and that the representations and warranties of the Borrower set forth in Section 8 of the Credit Agreement are true and correct as of the date hereof in all material respects as though made on such date, except to the extent such representations and warranties speak as of an earlier time or do not apply according to their own terms.
6.     The provisions of Section 2.02(b) of the Credit Agreement are incorporated herein by reference.

Sincerely yours,
SUNRISE ASSET MANAGEMENT, LLC By:__________________________ Name: Title:

Exhibit B-2 Page 1

Credit Agreement [Allegiant/A319 2019]

EXHIBIT C-1
[Form of Mortgage]

MORTGAGE AND SECURITY AGREEMENT
[ALLEGIANT/A319 2019]
dated as of June ____ , 2019

by and between

SUNRISE ASSET MANAGEMENT, LLC,
as Mortgagor

and

BANK OF UTAH,
as Security Trustee,
as Mortgagee

______________________________________________________________

Exhibit C-1

Credit Agreement [Allegiant/A319 2019]

Exhibit C-1

Credit Agreement [Allegiant/A319 2019]

Section 6.12.	Governing Law; Submission to Jurisdiction	16

Exhibit A	-	Form of Mortgage and Security Agreement Supplement

Exhibit C-1

Credit Agreement [Allegiant/A319 2019]

MORTGAGE AND SECURITY AGREEMENT [ALLEGIANT/A319 2019], dated as of June ____, 2019 (this “Mortgage”), by SUNRISE ASSET MANAGEMENT, LLC (the “Mortgagor”) and BANK OF UTAH, as Security Trustee, as mortgagee hereunder (in such capacity, the “Mortgagee”).
WHEREAS, all capitalized terms used herein shall have the respective meanings set forth or referred to in Article I hereof;
WHEREAS, the Mortgagor has entered into that certain Credit Agreement [Allegiant/A319 2019], dated as of the date hereof (the “Credit Agreement”) among the Mortgagor, the loan participants party thereto (the “Loan Participants”), Bank of Utah, as agent (the “Agent”) and the Mortgagee;
WHEREAS, pursuant to the Credit Agreement, the Mortgagor will borrow Loans from the Loan Participants, the proceeds of which will be used by the Mortgagor, among other things, to finance the purchase of the Aircraft;
WHEREAS, the Mortgagor desires by this Mortgage, among other things, to provide for the assignment, mortgage and pledge by the Mortgagor to the Mortgagee of, among other things, all of the Mortgagor’s right, title and interest in and to the Aircraft identified in its Mortgage Supplement, and, except as hereinafter expressly provided as to Excluded Payments, all of the Mortgagor’s right, title and interest in, to and under any lease relating to such Aircraft (including any Lease identified in such Mortgage Supplement) and all payments and other amounts received hereunder or thereunder in accordance with the terms hereof or thereof, as security for, among other things, the Mortgagor’s obligations to the Agent, the Mortgagee and the Loan Participants (collectively, the “Secured Parties”) under the Credit Agreement, the Notes issued under the Credit Agreement and Security Documents and for the benefit and security of the Loan Participants; and
WHEREAS, subject to the execution and delivery by the Mortgagor of a Mortgage Supplement, all things necessary to make this Mortgage the valid, binding and legal obligation of the Mortgagor for the uses and purposes herein set forth, in accordance with its terms, have been done and performed and have happened.
GRANTING CLAUSE
NOW, THEREFORE, THIS MORTGAGE AND SECURITY AGREEMENT WITNESSETH that, to secure (i) (A) the prompt payment of the principal of, Breakage Loss, if any, Mismatch Interest Amount, interest on, Prepayment Fee, and all other amounts due with respect to, all Loans from time to time outstanding according to their tenor and effect, and to secure the performance and observance by the Mortgagor of the covenants, provisions and all obligations contained herein and in the Credit Agreement, the Notes, the Security Documents and the other Basic Documents to which Mortgagor is a party, (B) the performance and observance by the Lessee of Lessee’s obligations under the Lease excluding (y) Lessee payment obligations thereunder, and (z) other than the requirement to deliver an Aircraft to the Security Trustee (if Lessee is so directed) following delivery to Lessee of a Relevant Notice under the

Exhibit C-1

Credit Agreement [Allegiant/A319 2019]

Lessee Consent or as required by Applicable Law, Lessee obligations to comply with any return/redelivery requirements thereunder and (C) the payment by the Mortgagor of all other amounts owing by the Mortgagor under the Credit Agreement and the Notes (collectively, the “Obligations”), and in consideration of the premises and of the covenants herein contained, the acceptance of the Notes by the holders thereof, and for other good and valuable consideration the receipt and adequacy whereof are hereby acknowledged, by its execution and delivery of a Mortgage Supplement, the Mortgagor has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, unto the Mortgagee, its successors and assigns, for the security and benefit of the Loan Participants, a security interest in and mortgage Lien on all right, title and interest of the Mortgagor in, to and under the following property, rights and privileges (which collectively, excluding Excluded Payments, but including all property hereafter specifically subjected to the Lien of this Mortgage by the terms hereof or any mortgage supplemental hereto, are included within the Collateral and are referred to as the “Collateral”):
(1)    Each Aircraft and other equipment more particularly described in each Mortgage Supplement to be executed and delivered as provided in this Mortgage (each of which, if constituting an Engine related thereto, is an engine of 550 or more rated takeoff horsepower or 1750 lbs. or more of thrust) as the same is now and will hereafter be constituted, whether now owned by the Mortgagor or hereafter acquired and subjected to the Lien hereof, or leased or intended to be leased under any Lease, and in the case of the Engines, whether or not any such Engine shall be installed in or attached to the related Airframe, together with (a) all Parts of whatever nature, which are from time to time incorporated or installed in or attached to such Aircraft and such Parts whether now owned or hereafter acquired, and all substitutions, renewals and replacements of and additions, improvements, accessions and accumulations thereto (other than additions, improvements, accessions and accumulations which constitute appliances, parts, instruments, appurtenances, accessories, furnishings or other equipment excluded from the definition of Parts) and (b) all Aircraft Documentation relating thereto;
(2)    Any Lease of the Aircraft described in the preceding clause (1), including any lease identified in a Mortgage Supplement and any permitted sublease of the Aircraft with a term in excess of 12 months, including, but not limited to, (x) all rents or other amounts or payments of any kind paid or payable by the lessee under such lease (including, but not limited to, all claims for damages or other sums arising upon loss of use of or requisition of title or use of, such Aircraft (or any part thereof) at any time subject to such lease or upon any event of default specified therein (hereinafter referred to as a “Lease Event of Default”)) with respect to such lease, if any, whether cash, or in the nature of a guarantee, letter of credit, credit insurance, lien on or security interest in property or otherwise for the obligations of the lessee thereunder as well as all rights of the Mortgagor to enforce payment of any such rents, amounts or payments, (y) all rights of the Mortgagor to exercise any election or option to make any decision or determination or to give or receive any notice, consent, waiver or approval or to take any other action under or in respect of such lease, as well as the rights, powers and remedies on the part of the Mortgagor, whether acting under such lease or by statute or at law or in equity, or

Exhibit C-1

Credit Agreement [Allegiant/A319 2019]

otherwise, including all rights under Section 1110 of the Bankruptcy Code, arising out of any default under such lease and (z) any right to restitution from the Lessee under such Lease in respect of any determination of invalidity of such Lease;
(3)    Each of the following documents:
(a)    any Bills of Sale relating to the Aircraft; and
(b)    any other Aircraft Related Agreement;
Together, in the case of (3)(a) with all rights, powers, privileges, licenses, easements, options and other benefits of the Mortgagor under each contract, agreement and instrument referred to in this clause (3), including, without limitation, the right to receive and collect all payments to the Mortgagor thereunder now or hereafter payable to or receivable by the Mortgagor pursuant thereto and the right of the Mortgagor to execute any election or option or to give any notice, consent, waiver or approval, to receive notices and other instruments or communications, or to take any other action under or in respect of any thereof or to take such action upon the occurrence of a default thereunder, including the commencement, conduct and consummation of legal, administrative or other proceedings, as shall be permitted thereby or by law, and to do any and all other things which the Mortgagor is or may be entitled to do thereunder and any right to restitution from any lessee or any other Person in respect of any determination of invalidity of any thereof;
(4)    All rents, issues, profits, revenues and other income of the property subjected or required to be subjected to the Lien of this Mortgage (excluding any revenue derived from the carriage of persons or property) including all payments or proceeds payable to the Mortgagor after termination of any Lease with respect to such Aircraft as the result of the sale, lease or other disposition thereof, and all estate, right, title and interest of every nature whatsoever of the Mortgagor in and to the same;
(5)    Without limiting the generality of the foregoing, all insurance and requisition proceeds with respect to such Aircraft or any part thereof, including but not limited to the required insurances under any Lease;
(6)    Without limiting the generality of the foregoing, all warranties, service contracts and overhaul agency agreements and all agreements of any subcontractor, supplier or vendor, and any and all other warranties, service contracts, product agreements in respect of the Aircraft and any Engine or part thereof, whether now existing or hereafter acquired, in each case, to the extent of Mortgagor’s rights therein, to the extent assignable and enforceable, and subject to the rights of any lessee;
(7)    Without limiting the generality of the foregoing, all monies and securities from time to time deposited or required to be deposited with the Mortgagee pursuant to any terms of this Mortgage, the Credit Agreement or any lease or required hereby or by any lease to be held by the Mortgagee hereunder as security for the obligations of any

Exhibit C-1

Credit Agreement [Allegiant/A319 2019]

lessee under any lease or of the Mortgagor hereunder, including the Collection Account (and all Permitted Investments and cash and other amounts credited thereto); and
(8)    All proceeds of the foregoing;
excluding, however, all Excluded Payments and the right to specifically enforce the same or to sue for damages for the breach thereof as provided in the definition of “Excluded Payments”, as the case may be.
The foregoing security assignment is subject to the provisions of Section 4.01 hereof.
Concurrently with the delivery of a Mortgage Supplement, the Mortgagor shall deliver to the Mortgagee the original executed chattel paper counterpart of the Lease as defined thereunder, including all amendments and letter agreements thereto.
TO HAVE AND TO HOLD all and singular the aforesaid property unto the Mortgagee, and its successors and assigns, for the equal and proportionate benefit and security of the Loan Participants, without (subject to the terms hereof) any preference, distinction or priority of any one over any other by reason of priority of time of issue, sale, negotiation, date of maturity thereof or otherwise for any reason whatsoever, and for the uses and purposes and in all cases, subject to the terms and provisions set forth in this Mortgage.
It is expressly agreed that anything herein contained to the contrary notwithstanding, (i) the Mortgagor shall remain liable as “Lessor” under each Lease and remain liable to perform its obligations under all Lease-related documentation and all other documents and instruments relating to the Lease and described in the granting clause (for the Mortgagor, its “Assigned Agreements”) to perform all of its obligations thereunder to the same extent as if this Mortgage had not been executed, and nothing in any Assigned Agreement or this Mortgage shall relieve the Mortgagor of any of its obligations under the Assigned Agreements, (ii) neither the Mortgagee, any Loan Participant nor the Agent shall have any obligation or liability under any Assigned Agreement by reason of or arising out of this security assignment, nor shall the Mortgagee, the Agent or any Loan Participant be required or obligated in any manner to perform or fulfill any obligation of the Mortgagor under or pursuant to any Assigned Agreement, or to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or to take any other action to collect or enforce the payment of any amounts to which it or they may be entitled hereunder at any time or times and (iii) at any time when an Event of Default has occurred and is continuing and subject to the terms and conditions of this Mortgage and the other Basic Documents, at the Mortgagee’s option, the Mortgagee may perform, or cause to be performed, all or any part of the obligations and agreements of the Mortgagor under any Assigned Agreement without releasing the Mortgagor therefrom; provided, however, the Mortgagee shall take any and all such actions in accordance with the terms and provisions of such Assigned Agreements.
The Mortgagor does hereby constitute the Mortgagee the true and lawful attorney of the Mortgagor, irrevocably, granted for good and valuable consideration and coupled with an interest and with full power of substitution, and with full power (in the name of the Mortgagor or

Exhibit C-1

Credit Agreement [Allegiant/A319 2019]

otherwise), during the continuance of an Event of Default and subject to Section 3.01 hereof, to ask for, require, demand, receive, compound and give acquittance for any and all monies and claims for monies (in each case including insurance and requisition proceeds but in all cases excluding Excluded Payments) due and to become due under or arising out of the Basic Documents, and all other property which now or hereafter constitutes part of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or to institute any proceedings which the Mortgagee may deem to be necessary or advisable in the premises. Without limiting the generality of the foregoing, but subject to Section 3.01 hereof, during the continuance of any Event of Default under this Mortgage, the Mortgagee shall have the right under such power of attorney to accept any offer in connection with the exercise of remedies as set forth herein of any purchaser to purchase the Airframe and Engines, and upon such purchase to execute and deliver in the name of and on behalf of the Mortgagor an appropriate bill of sale and other instruments of transfer relating to the Airframe and Engines in respect thereof, when purchased by such purchaser, and to perform all other necessary or appropriate acts with respect to any such purchase, and in its discretion to file any claim or take any other action or proceedings, either in its own name or in the name of the Mortgagor or otherwise, which the Mortgagee may deem necessary or appropriate to protect and preserve the right, title and interest of the Mortgagee in and to such Rents and other sums and the security intended to be afforded hereby; provided that no action of the Mortgagee pursuant to this paragraph shall increase the obligations or liabilities of the Mortgagor to any Person beyond those obligations and liabilities specifically set forth in this Mortgage and in the other Basic Documents. The Mortgagor shall direct the Lessee, so long as this Mortgage shall not have been fully discharged, to make all payments of Collections (other than Excluded Payments) to the Collection Account for application as provided in this Mortgage. The Mortgagor agrees that promptly upon receipt thereof, it will transfer to the Mortgagee any and all monies from time to time received by it constituting part of the Collateral and which it is not otherwise entitled to receive or hold hereunder, for distribution by the Mortgagee pursuant to this Mortgage.
The Mortgagor agrees that at any time and from time to time, upon the written request of the Mortgagee, it will promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents as the Mortgagee may reasonably deem necessary or desirable to perfect, preserve or protect the mortgage, security interests and assignments created or intended to be created hereby or to obtain for the Mortgagee the full benefits of the security assignment hereunder and of the rights and powers herein granted.
The Mortgagor does hereby warrant and represent that it has not assigned or pledged, and hereby covenants and agrees that it will not assign or pledge, so long as the security assignment hereunder shall remain in effect, and the lien hereof shall not have been released pursuant to Section 6.01, any of its right, title or interest hereby assigned, to anyone other than the Mortgagee except as otherwise expressly provided herein or in any Basic Document.
It is hereby further agreed that any and all property described or referred to in the granting clauses hereof which is hereafter acquired and, if required, subjected to the Lien hereof by the Mortgagor shall ipso facto, and without any further conveyance, assignment or act on the

Exhibit C-1

Credit Agreement [Allegiant/A319 2019]

part of the Mortgagor or the Mortgagee, become and be subject to the lien and security interest herein granted as fully and completely as though specifically described herein, but nothing contained in this paragraph shall be deemed to modify or change the obligations of the Mortgagor contained in the foregoing paragraphs.
Notwithstanding the granting clause or any of the preceding paragraphs, there is hereby excluded from the foregoing sale, transfer, assignment, grant, pledge and security interest all Excluded Payments.
IT IS HEREBY COVENANTED AND AGREED by and between the parties hereto as follows:
Article I

DEFINITIONS; MORTGAGE SUPPLEMENTS
Section 1.01.    Reference to Other Documents. For all purposes of this Mortgage the terms used herein in capitalized form but not defined herein are used as defined in the Credit Agreement.
Section 1.02.    Mortgage Supplements. The Mortgagor and the Mortgagee shall enter into a Mortgage Supplement substantially in the form of Exhibit A attached hereto (the “Mortgage Supplement”), in order to subject the Mortgagor and its related Aircraft and Lease described therein to the terms of this Mortgage. Each Mortgage Supplement shall incorporate therein all of the terms and conditions of this Mortgage and shall constitute a part of this Mortgage to the same extent as if the provisions hereof were set forth in full therein; provided that the terms of any Mortgage Supplement shall control, as to the Aircraft and Lease described in such Mortgage Supplement, over any inconsistent terms elsewhere in this Mortgage.
Article II

RECEIPT, DISTRIBUTION AND APPLICATION OF
INCOME FROM THE COLLATERAL
Section 2.01.    [Intentionally Omitted].
Section 2.02.    Events of Loss; Dispositions; Etc. Except as otherwise provided in Section 2.03, any payments with respect to (i) any Aircraft as the result of an Event of Loss with respect to an Airframe or (ii) any Disposition, including all Casualty Proceeds and Sales Proceeds, shall be deposited in the Collection Account and, at such time such amount is required to be applied pursuant to Section 2.10 of the Credit Agreement, applied, together with the net earnings thereon, to prepayment of the Loan Allocated To such Aircraft and to all other amounts then payable hereunder or to the Mortgagee or any Loan Participant under the Credit Agreement with respect to the Loan Allocated To such Aircraft by promptly, without delay, applying such funds:

Exhibit C-1

Credit Agreement [Allegiant/A319 2019]

1,
to reimburse the Mortgagee and the Loan Participants for any reasonable out-of-pocket costs or expenses, if any (including any reasonable legal fees and expenses), incurred in connection with such prepayment;

2,	as provided in clause “second” of Section 2.03 to the extent then due and payable under Section 2.10 of the Credit Agreement with respect to the Loan Allocated To such Aircraft; and

3,	the balance, if any, of such amounts remaining thereafter shall be distributed to or at the direction of the Mortgagor.
Section 2.03.    Payments after Event of Default. (1) All payments received and amounts held or realized by the Mortgagee (including any amounts realized by the Mortgagee from the exercise of any remedies pursuant to a Lease or Article III hereof) after an Event of Default shall have occurred and be continuing, as well as all payments or amounts then held in the Collection Account as part of the Collateral, shall (subject to the terms of any Lease restricting use of any such Collateral) be promptly distributed in the following order of priority:

1,
so much of such payments or amounts as shall be required to reimburse the Mortgagee for any Taxes (excluding any Excluded Taxes), expense or other loss (including, without limitation, all amounts to be expended at the expense of, or charged upon the tolls, rents, revenues, issues, products and profits of, the property included in the Collateral) incurred by the Mortgagee (to the extent not previously reimbursed), the expenses of any sale, taking or other proceeding, attorneys’ fees and expenses, court costs and any other expenditures incurred or expenditures or advances made by the Mortgagee or advances made by the Loan Participants to the Mortgagee in the protection, exercise or enforcement of any right, power or remedy by the Mortgagee, upon such Event of Default shall be applied by the Mortgagee as between itself and the Loan Participants in reimbursement of such expenses and any other expenses for which Mortgagee is entitled to reimbursement under any Basic Document;

2,
so much of such payments or amounts remaining as shall be required to pay in full the aggregate unpaid principal amount of the Loans outstanding under the Credit Agreement, the accrued but unpaid interest thereon, the accrued but unpaid Mismatch Interest Amount thereon, the aggregate Breakage Loss, if any, Prepayment Fee (if applicable) and all other Obligations to the date of distribution; and

3,	the balance, if any, of such payments or amounts remaining thereafter shall be distributed to or at the direction of the Mortgagor.

Exhibit C-1

Credit Agreement [Allegiant/A319 2019]

Section 2.04.    Certain Payments.
(a)    Any payments received by the Mortgagee for which no provision as to the application thereof is made in this Mortgage and for which such provision is made in a Lease, the Credit Agreement or any other Basic Document shall be applied forthwith to the purpose for which such payment was made in accordance with the terms of such Lease, the Credit Agreement or such other Basic Document, as the case may be.
(b)    The Mortgagee will distribute promptly upon receipt any indemnity payment received by it from the Mortgagor or Lessee in respect of the Mortgagee or the Loan Participant, directly to the Person entitled thereto.
(c)    Notwithstanding anything to the contrary contained in this Article II, any payments received by the Mortgagee which constitute Excluded Payments shall be distributed promptly upon receipt directly to the Person or Persons entitled thereto.
(d)    The Mortgagee will make the distributions required by this Article II.
(e)    Subject to Section 4.02 of the Credit Agreement, the Mortgagee, acting at the direction of the Loan Participants, may, as to any amount payable to the Mortgagee for application under any level of the waterfalls in Sections 2.02 and 2.03 to the Loans, apply monies received under such level to such obligations as relates to the Loans as shall be so directed.
Section 2.05.    Other Payments.
(a)    Except as otherwise provided in Section 2.03 or 2.04, any payments received by the Mortgagee for which no provision as to the application thereof is made in a Lease, the Credit Agreement, elsewhere in this Mortgage or in any other Basic Document shall be distributed to the extent received or realized at any time after payment in full of all Obligations due the Loan Participants, in the following order of priority:

1,	so much of such amounts as shall be required to pay any reasonable fees and expenses, if any, owing to the Mortgagee pursuant to the terms of any Basic Document; and

2,	the balance, if any, of such payments or amounts remaining thereafter shall be distributed to or at the direction of the Mortgagor.
Section 2.06.    Excluded Payments. All payments received by the Mortgagee which are Excluded Payments are not part of the Collateral and shall promptly be paid over by the Mortgagee to the Mortgagor or other Person owed such amounts.
Section 2.07.    Collection Account.
(a)    The Mortgagee hereby establishes a cash collateral account, being bank maintained at Bank of Utah (the “Collection Account”) in the name of and under the control of

Exhibit C-1

Credit Agreement [Allegiant/A319 2019]

the Mortgagee into which there shall be deposited, at the direction of the Mortgagee, from time to time the Collections upon the occurrence and continuance of an Event of Default. The balance from time to time in the Collection Account shall constitute part of the Collateral hereunder and shall not constitute payment of the Obligations until applied as herein provided. The balance from time to time in the Collection Account shall be subject to withdrawal only as provided herein. Subject to Sections 3.02 and 4.01(e) below, the Mortgagor shall have the right to receive all rents (including Rent), all amounts payable to the “Lessor” under the relevant Lease, and payments included in Excluded Payments, if any, under the relevant Lease.
(b)    Any monies held in the Collection Account shall, until paid to the Mortgagor or otherwise applied in accordance with the terms hereof or the terms of the other Basic Documents, be invested by the Mortgagee as the Mortgagor may from time to time direct in writing (or orally and confirmed in writing) (it being understood that absent such a direction, there shall be no obligation to invest such monies) in Permitted Investments. There shall be promptly remitted to the Collection Account any gain (including interest received) realized as a result of any such investment (net or any, fees, commissions and other expenses, if any, incurred in connection with such investment), which gain shall be paid monthly by the Mortgagee to the Mortgagor. The Mortgagor shall be responsible for any net loss realized as a result of any such investment and shall reimburse the Mortgagee for such loss on demand.
Section 2.08.    Securities Accounts. The Mortgagor agrees to take any action necessary, at the direction of the Mortgagee, to enable the Mortgagee to obtain “control” (within the meaning of the applicable UCC) to the extent required to “perfect” within the meaning of the UCC, the Mortgagee’s security interest in the Collection Account. The Mortgagor shall take all actions necessary or reasonably requested by the Mortgagee to enable the Mortgagee at all times to maintain “control” (within the meaning of the applicable UCC) to the extent required to “perfect” within the meaning of the UCC, the Mortgagee’s security interest in the Collection Account. Bank of Utah will maintain, to the extent required to “perfect” within the meaning of the UCC, the Mortgagee’s security interest in the Collection Account as a “securities account” as such term is defined in Section 8-501(a) of the New York UCC. Bank of Utah waives any claim or lien against the Collection Account it may have, by operation of law or otherwise, for any amount owed to it by the Mortgagor. The Mortgagor acknowledges that, by reason of the Mortgagee being the “entitlement holder” in respect of the Collection Account as provided above, the Mortgagee shall have the sole right and discretion, subject always to the terms of this Agreement, to give all “entitlement orders” (as defined in Section 8-102(a)(8) of the New York UCC) with respect to the Collection Account and any and all financial assets and other property credited thereto to the exclusion of the Mortgagor.
Article III

REMEDIES
Section 3.01.    Remedies.
(a)    If an Event of Default shall have occurred and be continuing and so long as the same shall continue unremedied, then, and in every such case, the Mortgagee may at the

Exhibit C-1

Credit Agreement [Allegiant/A319 2019]

instruction of the Required Loan Participants exercise any or all of the rights and powers and pursue any and all of the remedies pursuant to this Article III or any other Security Document (to the extent provided therein) and shall have and may exercise all of the rights and remedies of a secured party under the UCC and, to the extent applicable, the Cape Town Convention, whether or not a Lease Event of Default has occurred and is continuing, terminate the Lease and may exercise any and all of the remedies pursuant to the relevant Lease, and may take possession of all or any part of the properties covered or intended to be covered by the lien and security interest created hereby or pursuant hereto and may exclude the Mortgagor and the Lessee and all persons claiming under any of them wholly or partly therefrom. Without limiting any of the foregoing, it is understood and agreed that the Mortgagee may exercise any right of sale of the Aircraft available to it, even though it shall not have taken possession of the Aircraft and shall not have possession thereof at the time of such sale.
(b)    The Loan Participants shall be entitled, at any sale pursuant to this Article III, to credit against any purchase price bid at such sale all or any part of the unpaid obligations owing to such Persons and secured by the lien of this Mortgage to the extent such sums would be paid in cash to such Persons under Section 2.03 hereof. In connection with any such sale, the Mortgagee agrees to provide Mortgagor and the Agent with at least 10 Business Days’ prior written notice of such sale, which notice shall, for the purposes of the UCC in effect in any applicable jurisdiction, be deemed to be commercially reasonable.
Section 3.02.    Taking Possession of Aircraft, Etc.
(a)    If an Event of Default shall have occurred and be continuing and the Mortgagee is otherwise entitled to exercise remedies pursuant to the terms of Section 3.01 hereof, at the request of the Mortgagee, the Mortgagor agrees that it shall promptly execute and deliver to the Mortgagee such instruments of title and other documents as the Mortgagee may deem necessary or advisable to enable the Mortgagee or an agent or representative designated by the Mortgagee, at such time or times and place or places as the Mortgagee may specify, to obtain possession of all or any part of the Collateral to which the Mortgagee shall at the time be entitled hereunder. If the Mortgagor shall for any reason fail to execute and deliver such instruments and documents after such request by the Mortgagee, the Mortgagee may:
(i)    obtain a judgment conferring on the Mortgagee the right to immediate possession and requiring the Mortgagor to execute and deliver such instruments and documents to the Mortgagee, to the entry of which judgment the Mortgagor hereby specifically consents to the fullest extent permitted by law; and
(ii)    pursue all or part of such Collateral wherever it may be found (subject to the rights of the Lessee with respect to any Aircraft) and, in the event that a Lease Event of Default has occurred and is continuing, may (subject to the terms of the relevant Lease and applicable law) enter any of the premises of Lessee wherever such Collateral may be or be supposed to be and search for such Collateral and take possession of and remove such Collateral.

Exhibit C-1

Credit Agreement [Allegiant/A319 2019]

All expenses of obtaining such judgment or of pursuing, searching for and taking such property shall, until paid, be secured by the lien of this Mortgage.
(b)    Upon every such taking of possession, the Mortgagee may at the instruction of the Required Loan Participants, from time to time, at the expense of the Collateral, make all such expenditures for maintenance, use, operation, storage, insurance, leasing, control, management, disposition, modifications or alterations to and of the Collateral, as it may deem proper. In each such case, the Mortgagee shall have the right to maintain, use, operate, store, insure, lease, control, manage, dispose of, modify or alter the Collateral and to carry on the business and to exercise all rights and powers of the Mortgagor relating to the Collateral, as the Mortgagee shall deem best, including the right to enter into any and all such agreements with respect to the maintenance, use, operation, storage, insurance, leasing, control, management, disposition, modification or alteration of the Collateral or any part thereof as the Mortgagee may determine, and the Mortgagee shall be entitled to collect and receive directly all tolls, rents (including Rent), revenues, issues, income, products and profits of the Collateral and every part thereof, except Excluded Payments, without prejudice, however, to the right of the Mortgagee under any provision of this Mortgage to collect and receive all cash held by, or required to be deposited with, the Mortgagee hereunder. Such tolls, rents (including Rent), revenues, issues, income, products and profits shall be applied to pay the expenses of the maintenance, use, operation, storage, insurance, leasing, control, management, disposition, improvement, modification or alteration of the Collateral and of conducting the business thereof, and to make all payments which the Mortgagee may be required or may elect to make, if any, for taxes, assessments, insurance or other proper charges upon the Collateral or any part thereof (including the employment of engineers and accountants to examine, inspect and make reports upon the properties and books and records of the Mortgagor), and all other payments which the Mortgagee may be required or authorized to make under any provision of this Mortgage, as well as just and reasonable compensation for the services of all persons properly engaged and employed by the Mortgagee with respect thereto.
Section 3.03.    Remedies Cumulative. Each and every right, power and remedy given to the Mortgagee specifically or otherwise in this Mortgage shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Mortgagee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Mortgagee in the exercise of any right, remedy or power or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Mortgagor or Lessee or to be an acquiescence therein.
Section 3.04.    Discontinuance of Proceedings. In case the Mortgagee shall have instituted any proceeding to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Mortgagee, then and in every such

Exhibit C-1

Credit Agreement [Allegiant/A319 2019]

case the Mortgagor, the Mortgagee and Lessees shall, subject to any determination in such proceedings, be restored to their former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of the Mortgagee shall continue as if no such proceedings had been instituted.
Section 3.05.    Waiver of Past Defaults. The Mortgagee may at the instruction of the Required Loan Participants waive any past default hereunder and its consequences and upon any such waiver such default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Mortgage, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.
Section 3.06.    Appointment of Receiver. The Mortgagee shall, as a matter of right, be entitled to the appointment of a receiver (who may be the Mortgagee or any successor or nominee thereof) for all or any part of the Collateral, whether such receivership be incidental to a proposed sale of the Collateral or the taking of possession thereof or otherwise, and the Mortgagor hereby consents to the appointment of such a receiver and will not oppose any such appointment. Any receiver appointed for all or any part of the Collateral shall be entitled to exercise all the rights and powers of the Mortgagee with respect to the Collateral.
Section 3.07.    Mortgagee Authorized to Execute Bills of Sale, Etc. The Mortgagor irrevocably appoints the Mortgagee the true and lawful attorney-in-fact of the Mortgagor in its name and stead and on its behalf, for the purpose of effectuating any sale, assignment, transfer or delivery permitted hereby for the enforcement of the lien of this Mortgage, whether pursuant to foreclosure or power of sale, assignments and other instruments as may be necessary or appropriate, with full power of substitution, the Mortgagor hereby ratifying and confirming all that such attorney or any substitute shall lawfully do by virtue hereof. Nevertheless, if so requested by the Mortgagee or any purchaser, the Mortgagor shall ratify and confirm any such sale, assignment, transfer or delivery, by executing and delivering to the Mortgagee or such purchaser all bills of sale, assignments, releases and other proper instruments to effect such ratification and confirmation as may be designated in any such request.
Article IV

CERTAIN RIGHTS OF MORTGAGOR
Section 4.01.    Rights of Mortgagor. Notwithstanding any other provisions of this Mortgage, including the granting clause, the following rights shall be reserved to the Mortgagor (as separate and independent rights) to the extent described herein:
(a)    at all times the Mortgagor and the Mortgagee shall each have the right (i) to receive from the Lessee all notices, certificates, reports, filings, opinions of counsel and other documents and all information which the Lessee is required to give or furnish the Mortgagor pursuant to any Basic Document and (ii) to retain any rights with respect to insurance maintained for its own account;

Exhibit C-1

Credit Agreement [Allegiant/A319 2019]

(b)    so long as no Event of Default shall have occurred and be continuing, the Mortgagor shall have the right together with the Mortgagee (consent of both being required except in the case of clause (iii) below) (i) to approve as satisfactory any other accountants, inspectors, engineers or counsel to render services for or issue opinions to the Mortgagor pursuant to express provisions of any Lease, (ii) to exercise any option or right of the Lessor under any Lease or to grant such consents, approvals and waivers as may be requested under any Lease, (iii) to exercise inspection rights pursuant to each Lease (provided that if a Lease Event of Default shall have occurred and be continuing, the Mortgagor shall be permitted to exercise rights of inspection but only if the Mortgagor coordinates such inspection with the Mortgagee and such inspection does not interfere with the Mortgagee’s exercise of its rights), (iv) to direct the application of any insurance proceeds payable in connection with the Lease, but subject to the rights of Lessee to receive proceeds directly, as set forth in any Lease and the Credit Agreement, (v) to notify the Lessee of its breach of any obligation under the Lease and (vi) to amend, supplement or modify any Lease;
(c)    the Mortgagor shall have the nonexclusive right, as lessor, to seek specific performance of the covenants of the Lessee under the Lease relating to the protection, insurance, maintenance, possession and use of the Aircraft, and to maintain separate insurance with respect to the Aircraft (provided that no such insurance impairs or reduces coverage under any insurance required to be maintained by the Lessee under the Lease);
(d)    at all times the Mortgagor shall have the right, to the exclusion of the Mortgagee, to demand, collect, sue for or receive the payment of Excluded Payments due and payable to them;
(e)    so long as both (i) no Event of Default shall have occurred and be continuing, and (ii) the Mortgagee has delivered to Lessee a Relevant Notice, Mortgagor shall have the right to receive all rents (including Rent) and all other amounts payable to the “Lessor” under the relevant Lease; and
(f)    the Mortgagor shall not exercise its termination right pursuant to Section 17.4 of any Lease without the prior written consent of the Mortgagee.
Notwithstanding anything to the contrary contained herein (including this Section 4.01), the Mortgagee shall have the right, to the exclusion of the Mortgagor, (A) to declare a Lease to be in default and (B) to exercise the remedies set forth in the Leases (other than in connection with Excluded Payments) at any time that an Event of Default shall have occurred and be continuing.
Article V

SUPPLEMENTS AND AMENDMENTS TO THIS MORTGAGE
AND OTHER DOCUMENTS
Section 5.01.    Replacement Engines. At any time that an Engine is to be replaced under a Lease by a “Replacement Engine” (as defined in such Lease), the Mortgagee (but only upon

Exhibit C-1

Credit Agreement [Allegiant/A319 2019]

full compliance by the related Lessee with the requirements of such Lease and execution and delivery by the Mortgagor of an instrument in form and substance reasonably satisfactory to the Mortgagee subjecting such Replacement Engine to the Lien hereof and the registration thereof at the International Registry) shall, at the request of the Mortgagor, execute and deliver to the Mortgagor an appropriate instrument releasing such Engine from the lien of this Mortgage.
Section 5.02.    Leases. The Mortgagor shall not (i) enter into any amendments or supplements to any Lease or the other Aircraft Related Agreements, (ii) permit the subleasing of the Aircraft or (iii) deregister or reregister the Aircraft, in each case without the prior written consent of the Mortgagee.
Section 5.03.    Engine Recognition of Rights. The Mortgagee hereby agrees for the benefit of the Mortgagor, the Lessee under the CTA and any lessor, conditional vendor, or secured party of an engine (including a spare engine) owned by the Mortgagor, Lessee, or used or operated by any Lessee during the applicable Term Period and which may be installed on any Airframe, that the Mortgagee will not acquire or claim, as against the Mortgagor, Lessee, such lessor, conditional vendor or secured party, any right, title or interest in any such engine or engines owned by the Mortgagor or the lessor under a lease or subject to a security interest in favor of the secured party or conditional vendor under a conditional sale or other security agreement as the result of such engine or engines being installed on any Airframe at any time while such engine or engines are owned by the Mortgagor, Lessee, or such lessor or are subject to such lease or conditional sale or other security agreement or security interest in favor of such secured party.
Article VI

MISCELLANEOUS
Section 6.01.    Termination of Mortgage.
(a)    Upon (or at any time after) payment in full of the principal amount of the Loans outstanding under the Credit Agreement, and interest thereon, Breakage Loss, if any, and all other amounts due under all such Loans and provided that there shall then be no other Obligations due to the Mortgagee, the Agent and the Loan Participants hereunder, under the Credit Agreement, the other Basic Documents, the Mortgagor may direct the Mortgagee to execute and deliver to or as directed in writing by the Mortgagor an appropriate instrument prepared by the Mortgagor and reasonably satisfactory to the Mortgagee releasing the remaining Aircraft and other remaining Collateral from the lien of this Mortgage and releasing the remaining Leases from the assignment and pledge thereof hereunder and the Mortgagee shall execute and deliver such instrument as aforesaid and give written notice thereof to the remaining Lessees; provided that this Mortgage shall earlier terminate and this Mortgage shall be of no further force or effect upon any sale or other final disposition by the Mortgagee of all property constituting part of the Collateral and the final distribution by the Mortgagee of all monies or other property or proceeds constituting part of the Collateral in accordance with the terms hereof.

Exhibit C-1

Credit Agreement [Allegiant/A319 2019]

(b)    Upon (or at any time after) payment in full of the principal amount of the Loans outstanding under the Credit Agreement, and interest thereon, Breakage Loss, if any, and all other amounts due under the Loan Allocated To any Aircraft in accordance with Section 2.09 or 2.10 of the Credit Agreement following a voluntary prepayment, Disposition or an Event of Loss thereof and provided that there shall then be no Material Default or Event of Default continuing after giving effect to such payment, the Mortgagor may direct the Mortgagee to execute and deliver to or as directed in writing by the Mortgagor an appropriate instrument prepared by the Mortgagor and reasonably satisfactory to the Mortgagee releasing such item of Aircraft and other related Collateral from the lien of this Mortgage and releasing the related Lease (if any) from the assignment and pledge thereof hereunder and the Mortgagee shall execute and deliver such instruments as aforesaid and give written notice thereof to any applicable Lessee.
(c)    Except as aforesaid otherwise provided, this Mortgage shall continue in full force and effect in accordance with the terms hereof.
Section 6.02.    No Legal Title to Collateral in the Loan Participants. No holder of a Note shall have legal title to any part of the Collateral. No transfer, by operation of law or otherwise, of any Note or other right, title and interest of the Mortgagee in and to the Collateral or hereunder shall operate to terminate this Mortgage or entitle such holder or any successor or transferee of such holder to an accounting or to the transfer to it of any legal title to any part of the Collateral.
Section 6.03.    Sale of Aircraft by Mortgagee Is Binding. Any sale or other conveyance of the Collateral, or any part thereof (including, without limitation, any part thereof or interest therein), by the Mortgagee made pursuant to the terms of this Mortgage shall bind the Loan Participants and shall be effective to transfer or convey all right, title and interest of the Mortgagee, the Mortgagor and such holders in and to such Collateral or part thereof. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Mortgagee.
Section 6.04.    Mortgage for Benefit of Mortgagor, Mortgagee and Loan Participants. Except as expressly provided herein, nothing in this Mortgage, whether express or implied, shall be construed to give any person other than the Mortgagor, the Mortgagee and the Loan Participants, any legal or equitable right, remedy or claim under or in respect of this Mortgage.
Section 6.05.    No Action Contrary to Lessee’s Rights under the Leases. Notwithstanding any of the provisions of this Mortgage to the contrary, and so long as no Event of Default shall have occurred and be continuing, neither the Mortgagee nor the Mortgagor party to such Lease will take any action contrary to Lessee’s rights under such Lease, including the right to possession and use of, and the quiet enjoyment of, the Aircraft subject to such Lease.
Section 6.06.    Notices; Payments. Unless otherwise expressly specified or permitted by the terms hereof, all notices and communications provided or permitted by this Mortgage shall

Exhibit C-1

Credit Agreement [Allegiant/A319 2019]

be made, given, furnished or filed in the manner set forth in Section 12.02 of the Credit Agreement.
Section 6.07.    Severability. Any provision of this Mortgage which is prohibited or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 6.08.    No Oral Modification or Continuing Waivers. No term or provision of this Mortgage or the Notes may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party or other person against whom enforcement of the change, waiver, discharge or termination is sought; and any waiver of the terms hereof or of any Note shall be effective only in the specific instance and for the specific purpose given.
Section 6.09.    Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the parties hereto and the permitted successors and assigns of each, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by any Mortgagee shall bind the successors and assigns of such holder.
Section 6.10.    Headings. The headings of the various Articles and sections herein and in the table of contents hereto are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.
Section 6.11.    Counterpart Form. This Mortgage may be executed by the parties hereto in separate counterparts (or upon separate signature pages bound together into one or more counterparts), each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.
Section 6.12.    Governing Law; Submission to Jurisdiction. This Mortgage shall be governed by, and construed in accordance with, the law of the State of New York. The Mortgagor and the Mortgagee hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in the Borough of Manhattan, New York City for the purposes of all legal proceedings arising out of or relating to this Mortgage or the transactions contemplated hereby. The Mortgagor and the Mortgagee irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.
* * *

Exhibit C-1

Credit Agreement [Allegiant/A319 2019]

IN WITNESS WHEREOF, the Mortgagee and the Mortgagor have each caused this Mortgage to be duly executed by its officers duly authorized as of the day and year first above written.

SUNRISE ASSET MANAGEMENT, LLC, as Mortgagor By: _____________________________ Name: Title:
BANK OF UTAH, as Security Trustee, as Mortgagee By: _____________________________ Name: Title:

Exhibit C-1

Credit Agreement [Allegiant/A319 2019]

EXHIBIT A
FORM OF MORTGAGE AND SECURITY AGREEMENT SUPPLEMENT
MORTGAGE AND SECURITY AGREEMENT SUPPLEMENT No. __, dated _________ __, 2019 (herein called the “Mortgage Supplement”) of SUNRISE ASSET MANAGEMENT, LLC (the “Mortgagor”), in favor of BANK OF UTAH, as Security Trustee, as Mortgagee under the Mortgage referred to below (“Mortgagee”).
WHEREAS, the Mortgage and Security Agreement [Allegiant/A319 2019] dated as of June __, 2019 by Mortgagor and Lessee in favor of the Mortgagee (as at any time modified, supplemented and in effect, the “Mortgage”; capitalized terms used herein without definition have the meanings assigned thereto therein), provides for the execution and delivery of a supplement thereto substantially in the form hereof, which shall particularly identify the Mortgagor (and bind the Mortgagor to the Mortgage) and describe the equipment and any leases that are to be subject to the Mortgage, and shall specifically mortgage such equipment and lease to the Mortgagee.
NOW, THEREFORE, THIS MORTGAGE AND SECURITY AGREEMENT SUPPLEMENT WITNESSETH, that, to secure the Obligations, and for the uses and purposes and subject to the terms and provisions hereof, and in consideration of the premises and of the covenants herein contained, the acceptance of the Notes by the holders thereof, and for other good and valuable consideration the receipt and adequacy whereof are hereby acknowledged:
(A)    the Mortgagor has become a party to the Mortgage, and shall be, for all purposes, a “Mortgagor” thereunder; and
(B)    the Mortgagor has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, unto the Mortgagee, its successors and assigns, for the security and benefit of the Loan Participants, a security interest in and mortgage lien on all right, title and interest of the Mortgagor in, to and under:
(1)    the Airframe and Engines more particularly described in Annex A hereto; and
(2)    the Lease more particularly described in Annex A hereto;
excluding, however, all Excluded Payments and the right to specifically enforce the same or to sue for damages for the breach thereof as provided in the definition of “Excluded Payments”, as the case may be.
TO HAVE AND TO HOLD all and singular the aforesaid property and all other property of the Mortgagor subject to the granting clause in the Mortgage unto the Mortgagee, its successors and assigns.

Exhibit C-1

Credit Agreement [Allegiant/A319 2019]

This Mortgage and Security Agreement Supplement shall be construed as supplemental to the Mortgage and shall form a part of the Mortgage, and the Mortgage is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.
AND, FURTHER, the Mortgagor hereby acknowledges that the Aircraft referred to in this Mortgage and Security Agreement Supplement is included in the property of the Mortgagor covered by all the terms and conditions the Mortgage as of the date hereof.
This Mortgage and Security Agreement Supplement shall in all respects be governed by, and construed in accordance with, the law of the State of New York, including all matters of construction, validity and performance.
[Remainder of this page intentionally left blank]

Exhibit C-1

Credit Agreement [Allegiant/A319 2019]

IN WITNESS WHEREOF, the parties hereto have caused this Mortgage and Security Agreement Supplement No. __ to be duly executed by one of its officers, thereunto duly authorized, on the day and year first above written.

SUNRISE ASSET MANAGEMENT, LLC, as Mortgagor By: _____________________________ Name: Title:
BANK OF UTAH, as Security Trustee By: _____________________________ Name: Title:

Exhibit C-1

Credit Agreement [Allegiant/A319 2019]

Annex A to Mortgage and Security Agreement Supplement No. __
I.    AIRCRAFT.
AIRFRAME
One airframe identified as follows:

Manufacturer	Model	Registration Mark	Manufacturer’s Serial Number
Airbus

(described on the pre-populated drop down menu of the International Registry as an Airbus model A319 aircraft with manufacturer’s serial number ____)
together with all Parts of whatever nature, which are from time to time incorporated or installed in or attached to said Airframe.
ENGINES
Two engines identified as follows:

Manufacturer	Manufacturer’s Model	Serial Number
CFM International
CFM International

(described on the pre-populated drop down menu of the International Registry as CFM International model CFM56-5B engines with manufacturer’s serial numbers _____ and _____)
together with all Parts of whatever nature, which are from time to time incorporated or installed in or attached to such Engines. The above described Engines are five hundred fifty (550) or more rated takeoff horsepower or its equivalent.
II.    LEASE.
[Aircraft Specific Lease Agreement MSN ___ dated as of ___________, between Sunrise Asset Management LLC (“SAM”), as lessor, and Allegiant Air LLC (“Allegiant”), as lessee, with Aircraft Lease Common Terms and Conditions dated as of June __, 2019 between SAM, as lessor, and Allegiant, as lessee attached thereto, which were recorded as one instrument by the Federal Aviation Administration (“FAA”) on _________ and assigned Conveyance No. _________________,] (collectively, the “Lease”).

Exhibit C-1

Credit Agreement [Allegiant/A319 2019]

Exhibit C-2

[Form of Lessee Consent]

LESSEE CONSENT (MSN)
June __, 2019
From:    (i) Sunrise Asset Management, LLC (the “Lessor”)
(ii) Bank of Utah (“Security Trustee”)
To:    Allegiant Air, LLC (the “Lessee”)
Re:    One Airbus A319-100 aircraft bearing manufacturer’s serial number ____
Ladies and Gentlemen:
We refer to the common terms agreement described on the attached Schedule 1 (as hereafter supplemented, amended and assigned, the “Lease”) between the Lessor and the Lessee relating to the Aircraft described in Schedule 1 (the “Aircraft”) and all other agreements (including the Aircraft Specific Lease Agreement) entered into in connection with, or relating to, the Lease (collectively, the “Assigned Lease Documents”). Each capitalized term used but not defined in this Lessee Consent shall have the meaning ascribed to such term in the Lease.
For good and valuable consideration, the receipt of which is hereby acknowledged, you agree with us as follows:
Section 1.General.
1.01    The Lessor hereby notifies the Lessee that the Lessor and the Security Trustee for the Loan Participants (defined below) under the Credit Agreement [Allegiant/A319 2019], dated as of June 24, 2019 (as amended, supplemented and modified from time to time, the “Credit Agreement”), among Sunrise Asset Management, LLC, as borrower, the financial institutions party thereto as loan participants (the “Loan Participants”), Bank of Utah, as agent (the “Agent”) and the Security Trustee are entering into a Mortgage and Security Agreement [Allegiant/A319 2019] dated as of June 24, 2019 (as amended, supplemented and modified from time to time, the “Mortgage”). The Lessor hereby notifies the Lessee that pursuant to the Mortgage, the Lessor has, among other things, (i) assigned and encumbered to the Security Trustee, as security for the obligations described in the Mortgage, all of its right, title and interest in and to (a) the Assigned Lease Documents and all other agreements (including any side letters, guarantees or option agreements) entered into in connection with, or relating to, the Assigned Lease Documents (collectively, the “Security Assignment Documents”) and (b) all insurance

Exhibit C-2 Page 8

Credit Agreement [Allegiant/A319 2019]

proceeds related thereto, if any (collectively, the “Related Pledged Assets”) and (ii) mortgaged to the Security Trustee all of its right, title and interest in the Aircraft. Subject to the provisions of such assignment, if an Event of Default (as defined in the Credit Agreement) shall have occurred and be continuing under the Credit Agreement, the Security Trustee may, to the exclusion of the Lessor, exercise all rights, remedies, powers and privileges of the Lessor under the Assigned Lease Documents; however, the Lessee shall conclusively rely on notices and instructions received from the Lessor unless and until the Security Trustee provides a Relevant Notice (as defined below) to the Lessee. The Lessee hereby acknowledges and consents to the security interest in all of the Lessor’s right, title and interest in and to the Assigned Lease Documents, the other Security Assignment Documents and the Related Pledged Assets and the Aircraft, which is created by the Mortgage (including Section 4.04 thereof). The Lessee agrees that neither the Security Trustee, the Secured Parties (as defined in the Mortgage) nor their respective successors or assigns shall be liable for any obligations or duties of the “Lessor” under the Assigned Lease Documents or any other document by its execution of this Lessee Consent or the Mortgage, nor shall the assignment of the Assigned Lease Documents, the other Security Assignment Documents or the Related Pledged Assets to the Security Trustee pursuant to the Mortgage give rise to any duties or obligations on the part of the Security Trustee, the Secured Parties (as defined in the Mortgage) or their respective successors or assigns owing to the Lessee, except as expressly contemplated in this Lessee Consent. Notwithstanding the assignment of its interest in the Lease to the Security Trustee pursuant to the Mortgage, each of the Lessor and the Lessee, as applicable, agrees that each of Lessor and Lessee shall at all times remain obligated to perform all its respective obligations under the Lease.
1.02    If the Security Trustee delivers a written notice (a “Relevant Notice”) to the Lessee that an Event of Default under the Mortgage has occurred and is continuing, then the Lessee shall thereafter perform, observe and comply with all of the terms of the Lease and the other Assigned Lease Documents for the benefit of the Security Trustee as if the Security Trustee were named in place of the Lessor in the Assigned Lease Documents, and the Lessee is entitled to rely on the Relevant Notice (whether or not such Relevant Notice is validly given) and required thenceforth to disregard any instructions to the contrary that the Lessee might receive from the Lessor. After the Security Trustee delivers any Relevant Notice, the Lessee shall not recognize the exercise by the Lessor of any of the rights and powers of the Lessor under the Assigned Lease Documents unless and until requested to do so in writing by the Security Trustee. The Lessee shall have no liability to the Lessor for complying with any instruction or direction received from the Security Trustee after Receipt of a Relevant Notice.
1.03    Unless and until the Lessee receives a Relevant Notice from the Security Trustee, but subject to Section 4.04 of the Mortgage, the Lessee shall deal exclusively with, and to rely upon notices and other communications that it receives from the Lessor as owner of the Aircraft and “lessor” under the Lease,

Exhibit C-2 Page 8

Credit Agreement [Allegiant/A319 2019]

including, but not limited to, any consent, approval, release or waiver given by the Lessor under the Lease and any agreement by the Lessor to amend or modify any of the terms of the Lease. Subject to no Event of Default having occurred and being continuing, the Lessee shall make all payments of Rent and Maintenance Reserves, if any, to the Lessor.
Section 2.    Lease; Representations. The Lessee represents and warrants for the benefit of the Security Trustee that, on the date hereof:
2.01    Except as reflected on Schedule 1, the Lease is unmodified and is in full force and effect.
2.02    Lease Rent under the Lease is set forth in each respective ASLA (as specified in Schedule 1).
2.03    There are not, to the Lessee’s knowledge, any uncured defaults on the part of the Lessor under the Lease and the Lessee has no claims against the Lessor by reason of the condition of the Aircraft as of the Delivery Date or arising subsequent thereto to the date hereof.
2.04    The Lessee represents and warrants that the Lessee has the power to execute, deliver and perform its obligations under this Lessee Consent, and all necessary corporate, shareholder and other action has been taken to authorize the execution, delivery and performance of this Lessee Consent. This Lessee Consent is the legal, valid and binding agreement of the Lessee, enforceable against the Lessee in accordance with its terms, except to the extent that such enforcement may be limited by moratorium, insolvency, bankruptcy, reorganization and other similar laws of general application affecting the rights of creditors or by general principles of equity.
2.05    All of the representations and warranties of the Lessee set forth in Section 2.1 of the Lease are true and correct as of the date hereof.
Section 3.    The Lease; Agreements. The Lessee agrees with the Security Trustee:
3.01    [****]
3.02    (i) To name the Security Trustee as the sole loss payee in respect of the hull insurances maintained for the Aircraft under the Assigned Lease Documents; provided that, so long as no Specified Default or Event of Default as defined in the Assigned Lease Documents and no Material Default or Event of Default (as defined in the Credit Agreement), in each case, exists and is continuing, (A) in the event of a payment of insurance proceeds of not more than the Loss Proceeds Threshold defined in the relevant Assigned Lease Documents, the Lessee may be paid such proceeds directly and in accordance with the terms of Schedule 6 of the Lease and (B) if insurance proceeds are in excess of the Loss Proceeds Threshold

Exhibit C-2 Page 8

Credit Agreement [Allegiant/A319 2019]

defined in the relevant Assigned Lease Documents, all such proceeds shall be paid in accordance with Schedule 6 of the Lease; provided, further however, if the Security Trustee is entitled to hold any insurance proceeds otherwise payable to Lessee (or a repairer) under the Lease due to the occurrence and continuance of a Specified Default or Event of Default under the relevant Assigned Lease Documents or due to the occurrence and continuance of a Material Default or Event of Default under the Mortgage, as applicable, then the Security Trustee shall hold such payment or collateral to secure, as applicable, Lessee’s obligations under the Lease and/or Lessor’s obligation under the Mortgage and such amounts (1) if all existing and continuing Specified Defaults and Events of Default under the Lease and Material Defaults and Events of Default under the Mortgage, as applicable, are cured, the Security Trustee then shall make the relevant insurance proceeds payment to Lessee and (2) if not cured, the Security Trustee can apply such proceeds to the Lessee’s obligations, (ii) to reflect the name of the Lessor, the Security Trustee, the Agent and the Loan Participants as additional insureds under the liability insurances maintained under the Lease, (iii) to name each of the Mortgage, the Credit Agreement referred to in Section 1.01 and related agreements, as additional contracts to which the parties thereto shall be included as additional insureds until such contracts are terminated and (iv) to furnish to each of the Security Trustee and the Lessor with certificates of insurance reflecting such revisions. Subject to Section 9.6 of the Lease, the Lessee agrees not to remove the Security Trustee, the Agent or any Loan Participant as a contract party, additional insured or loss payee under the insurance and reinsurance required to be maintained under Section 9 of the Lease without the written consent of the Security Trustee.
3.03    This Lessee Consent is a “Basic Document” under, and as defined, in the Lease.
3.04    The Agent, the Security Trustee and each Loan Participant shall be “Financing Parties”, “Indemnitees” and “Tax Indemnitees” under (and as defined in) the Lease and shall be entitled to all of the benefits accorded a “Financing Party” and/or an “Indemnitee” and/or a “Tax Indemnitees” under the Lease subject to the limitations contained therein.
Section 4.    Administrative Matters.
4.01    Notices to the Lessor shall be provided as follows:
Sunrise Asset Management, LLC
1201 N. Town Center Drive
Las Vegas, NV 89144
Facsimile: 702-851-7301

Exhibit C-2 Page 8

Credit Agreement [Allegiant/A319 2019]

4.02    Notices to the Security Trustee shall be provided as follows:
Bank of Utah
200 E. South Temple, Suite 210
Salt Lake City, UT 84111
Facsimile: 801-746-3519
4.03    The Lessee hereby agrees and undertakes promptly to affix the fireproof nameplates in accordance with Section 8.6(a) of the Lease bearing the following inscription:
“THIS AIRCRAFT IS OWNED AND LEASED BY SUNRISE ASSET MANAGEMENT, LLC (“OWNER”) TO ALLEGIANT AIR, LLC, AND IS SUBJECT TO A MORTGAGE IN FAVOR OF BANK OF UTAH, SECURITY TRUSTEE.”
Section 5.    Miscellaneous.
5.01    This Lessee Consent and the authorizations and instructions contained in this Lessee Consent are irrevocable unless and until you receive written notice to the contrary from the Security Trustee. Without prejudice to the Lessee’s rights contained in the Lease, which shall not be adversely affected or modified by the provisions of this Lessee Consent, the Security Trustee shall not be bound by, nor have any liability for the performance of, any of the Lessor’s obligations under the Assigned Lease Documents unless expressly agreed to in writing by the Security Trustee.
5.02    This Lessee Consent, and any non-contractual obligations arising out of or in connection with it, shall be governed by and construed in accordance with the laws of New York.
5.03    The Lessee and the Lessor hereto expressly acknowledge and agree that the Agent, the Security Trustee and the Loan Participants shall each be considered an intended third-party beneficiary of this Lessee Consent, and that the representations, warranties, covenants, agreements and undertakings made in this Lessee Consent shall be deemed to be made for the benefit of the Agent, the Security Trustee and the Loan Participants, who shall be entitled to the same rights, remedies and benefits with respect thereto that they would have were they signatories to this Lessee Consent.

Exhibit C-2 Page 8

Credit Agreement [Allegiant/A319 2019]

Please acknowledge your acceptance of and agreement to the foregoing provisions of this Lessee Consent by signing all of the counterparts of this Lessee Consent, retaining one such counterpart for your records and returning the other counterparts to the Lessor.

Very truly yours,
SUNRISE ASSET MANAGEMENT, LLC By: _____________________________ Name: Title:

ACCEPTED AND AGREED this ___ day of June, 2019 ALLEGIANT AIR, LLC By: _____________________________ Name: Title:

Exhibit C-2 Page 8

Credit Agreement [Allegiant/A319 2019]

BANK OF UTAH, as Security Trustee By: _____________________________ Name: Title:

Exhibit C-2 Page 8

Credit Agreement [Allegiant/A319 2019]

Schedule 1
To Lessee Consent
DESCRIPTION OF LEASE
Aircraft Lease Common Terms Agreement dated as of June 24, 2019 between Sunrise Asset Management, LLC, as lessor (“Lessor”) and Allegiant Air, LLC, as lessee (“Lessee”), as supplemented by:
(i)    Aircraft Specific Lease Agreement [MSN ____] dated as of June [__], 2019 between Lessor and Lessee;
DESCRIPTION OF AIRCRAFT
One Airbus A319-100 Aircraft bearing Manufacturer’s Serial Number ____ and United States Registration Mark N___NV with two CFM International model CFM56-5B6/P aircraft engines bearing Manufacturer’s Serial Numbers ______ and ______.

Exhibit C-2 Page 8

Credit Agreement [Allegiant/A319 2019]

EXHIBIT D
[Form of Loan/Commitment Assignment Agreement]
LOAN/COMMITMENT ASSIGNMENT AGREEMENT
THIS LOAN/COMMITMENT ASSIGNMENT AGREEMENT (this “Assignment Agreement”) between _______________ (the “Assignor”) and ______________ (the “Assignee”) is dated as of _______________, 20__.
Reference is hereby made to that certain Credit Agreement [Allegiant] (the “Credit Agreement”), dated as of June 24, 2019 among SUNRISE ASSET MANAGEMENT, LLC, as Borrower, THE LOAN PARTICIPANTS IDENTIFIED ON SCHEDULE I THERETO, as Loan Participants, BANK OF UTAH, as Agent and BANK OF UTAH, as Security Trustee. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.
The Assignor and the Assignee hereby agree as follows:
1.    Assignment. Subject to the terms and conditions of this Assignment Agreement, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes without recourse to the Assignor, a $____________ interest in and to the rights, benefits, indemnities and obligations of the Assignor under the Credit Agreement equal to _________% in respect of the Assignor’s [Loans] [Credit Commitment] (which represents _________% in respect of the aggregate [Loans] [Credit Commitment]), as in effect immediately prior to the Effective Date (as hereinafter defined).
2.    Assignor’s Representations and Warranties. The Assignor (i) represents and warrants that (A) it is legally authorized to enter into this Assignment Agreement, and (B) as of the date hereof, its Credit Commitment is $____________, and the aggregate outstanding principal balance of its Loans equals $___________; (ii) makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, any of the other Basic Documents or any of the Aircraft Related Agreements or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, the other Basic Documents, the Aircraft Related Agreements or any other instrument or document furnished pursuant thereto or the attachment, perfection or priority of any security interest or mortgage, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder, free and clear of any claim or encumbrance; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any of the Obligors or any of their respective Affiliates or any other Person primarily or secondarily liable in respect of their obligations under any of Basic Documents, or the performance or observance by any of the Obligors or any of their respective Affiliates or any other Person primarily or secondarily liable in respect of any of their obligations under any of the Basic Documents, or any of the Aircraft Related Agreements or any other instrument or document delivered or executed pursuant thereto.

Exhibit D

Credit Agreement [Allegiant/A319 2019]

3.    Assignee’s Representations and Warranties. The Assignee (i) represents and warrants that (A) it is duly and legally authorized to enter into this Assignment Agreement, (B) the execution, delivery and performance of this Assignment Agreement does not conflict with Applicable Law or any provision of the charter or by‑laws or other constitutional documents of the Assignee, or of any agreement binding on the Assignee, (C) all acts, conditions and things required to be done and performed and to have occurred prior to the execution, delivery and performance of this Assignment Agreement, and to render the same the legal, valid and binding obligation of the Assignee, enforceable against it in accordance with its terms, have been done and performed and have occurred in due and strict compliance with all Applicable Laws; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements of the Borrower delivered pursuant to the terms of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (iii) agrees that it will, independently and without reliance upon the Assignor, the Agent or the Loan Participant and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) appoints and authorizes the Agent and the Security Trustee to take such action [as agent and] security trustee, respectively, on its behalf and to exercise such powers under the Credit Agreement and the other Basic Documents as are delegated to the Agent and the Security Trustee by the terms thereof, together with such powers as are reasonably incidental thereto; (v) represents and warrants that as of the date hereof, it is not entitled to any additional amounts payable under Section 5.01 or Section 5.03 of the Credit Agreement and as of the date of the Basic Documents, no Indemnified Tax would be imposed upon any amounts payable to it hereunder; (vi) agrees to be bound by the provisions of Section 11 of the Credit Agreement; (vii) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Loan Participant; and (viii) agrees to be bound by all provisions of the Credit Agreement applicable to a Loan Participant.
4.    Effective Date. The effective date for this Assignment Agreement shall be ___________, 20__ (the “Effective Date”). Schedule I to the Credit Agreement shall be replaced by the Schedule I annexed hereto.
5.    Rights Under Credit Agreement. Upon the execution and delivery of this Assignment Agreement by the Assignor and the Assignee and acceptance of this Assignment Agreement by the Agent and delivery of an executed copy of this Assignment Agreement to the Borrower and the Security Trustee, from and after the Effective Date, (x) the Assignee shall be a party to the Credit Agreement and, to the extent of the portion of the [Loans] [Credit Commitment] of the Assignor purchased by it, have the rights of a Loan Participant under the Credit Agreement and (y) the Assignor shall, to the extent of the portion of its [Loan] [Credit Commitment] so sold, relinquish its rights under the Credit Agreement (and, in the case of an assignment agreement covering all or the remaining portion of the Assignor’s rights and obligations under the Credit Agreement, the Assignor shall cease to be a party to the Credit Agreement); provided, however, that the Assignor shall retain its rights to claim amounts pursuant to Sections 5.01 and 5.03 of the Credit Agreement with respect to any claims or actions

Exhibit D

Credit Agreement [Allegiant/A319 2019]

arising prior to the Effective Date for a period of 90 days after the Effective Date but only to the extent such amounts would be payable to the Assignor if it remained a Loan Participant.
6.    Payments. Upon such acceptance of this Assignment Agreement by the Agent and satisfaction of the other conditions to the Assignee becoming a party to the Credit Agreement under Section 5, the Security Trustee shall make all payments in respect of the rights and interests assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and the Assignee shall make any appropriate adjustments in payments for periods prior to the Effective Date by the Security Trustee or with respect to the making of this Assignment Agreement directly between themselves.
7.    Governing Law. This Assignment Agreement shall be governed by and construed in accordance with the laws of the State of New York.
8.    Waiver of Jury Trial. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.
9.    Third Party Beneficiary. The Borrower shall be a third party beneficiary of this Assignment Agreement.
10.    Notices. The address of the Assignee for purposes of Section 12.02 the Credit Agreement is:
[                ]
[                ]
[                ]
Attn: [                ]
Tel: [                ]
Fax: [                ]
unless changed in accordance with the terms thereof.
11.    Counterparts. This Assignment Agreement may be executed in any number of counterparts which shall together constitute but one and the same agreement.
* * *

Exhibit D

Credit Agreement [Allegiant/A319 2019]

IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Assignment Agreement to be executed on its behalf by its officer thereunto duly authorized, as of the date first above written.

[THE ASSIGNOR] By: _____________________________ Name: Title:
[THE ASSIGNEE] By: _____________________________ Name: Title:

[CONSENTED TO AND ACCEPTED BY:]

[____________], as Agent By: _____________________________ Name: Title: By: _____________________________ Name: Title:	SUNRISE ASSET MANAGEMENT, LLC By: _____________________________ Name: Title:

Exhibit D

Credit Agreement [Allegiant/A319 2019]

EXHIBIT E
[Form of [****] Guarantee Agreement]

EXECUTION COPY

___________________________________________________
[****] GUARANTEE AGREEMENT [ALLEGIANT/A319 2019]
dated as of June __, 2019
between
[****],
as [****] and a Guarantor
[****],
as a Guarantor
and
BANK OF UTAH,
as Agent for the Loan Participants
___________________________________________________

Exhibit D

Credit Agreement [Allegiant/A319 2019]

Exhibit D

Credit Agreement [Allegiant/A319 2019]

[****] GUARANTEE AGREEMENT [ALLEGIANT/A319 2019]
[****] GUARANTEE AGREEMENT [Allegiant/A319 2019] dated as of June ____, 2019 (this “Agreement”) is between [****] (the “Guarantors”) and BANK OF UTAH, as Agent on behalf of the Loan Participants (together with its successors and assigns, the “Agent”), under that certain Credit Agreement [Allegiant/A319 2019] dated as of June ____, 2019 (as at any time modified, supplemented and amended, the “Credit Agreement”) among Sunrise Asset Management, LLC, a limited liability company organized under the laws of the State of Nevada (the “Borrower”), the Agent, each of the lenders party thereto, as Loan Participants (the “Loan Participants”) and Bank of Utah, as Security Trustee (the “Security Trustee”). Unless otherwise defined herein, defined terms used herein shall have the meanings ascribed to such terms in the Credit Agreement.
W I T N E S S E T H:
WHEREAS, the Borrower Parent, the Borrower, the Loan Participants, the Agent and the Security Trustee have entered or will enter into the Credit Agreement and the other Basic Documents to which each of them is or will be a party;
WHEREAS, the Guarantors wish, in furtherance of their corporate purposes and in order to induce the Loan Participants to enter into the transaction contemplated by the Credit Agreement, to guarantee (i) prompt payment by the Borrower in full when due of all amounts payable pursuant to the Credit Agreement and the other Basic Documents and (ii) complete performance by (x) the Borrower of its agreements in the Credit Agreement and the other Basic Documents and (y) the Lessee of its obligations under the Leases excluding (aa) Lessee payment obligations thereunder and (bb) other than the requirement to deliver an Aircraft to the Security Trustee (if Lessee is so directed) following delivery to Lessee of a Relevant Notice under the Lessee Consent or as required by Applicable Law, Lessee obligations to comply with any return/redelivery requirements thereunder (the obligations referenced in clauses (i) and (ii) being collectively referred to herein as the “Guaranteed Obligations”) and, in order to guarantee the Guaranteed Obligations, is executing and delivering this Agreement; and
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and in order to induce the Loan Participants to enter into the transaction contemplated by the Credit Agreement, the Guarantors covenant and agree with the Agent, on behalf of the Loan Participants and the Security Trustee, as follows:
Section 1.    The Guarantee.
(a)    Each Guarantor absolutely, irrevocably and unconditionally and jointly and severally guarantees, as primary obligor and not merely as surety, the due and punctual payment in full, observance and performance of the Guaranteed Obligations (whether on stated due dates, by acceleration or otherwise), the foregoing guarantee (in respect of payment obligations) constituting hereby a guarantee of payment and not of collection.

Exhibit D

Credit Agreement [Allegiant/A319 2019]

(b)    Each Guarantor hereby irrevocably waives (v) any right of subrogation, (w) notice of acceptance hereof, and of any action taken or omitted in reliance hereon, (x) presentment for payment, observance or performance upon the Borrower, demand of payment, observance or performance from the Borrower, protest or notice to the Borrower of failure to pay, observe or perform or notice to the Guarantors of any default in the payment, observance or performance by the Borrower of any Guaranteed Obligations, except as otherwise expressly stated herein, (y) any requirement of diligence or promptness on the part of the Agent, the Security Trustee or the Loan Participants in making demand, commencing suit or exercising any other right or remedy under any of the Basic Documents and (z) any right to require the Agent, the Security Trustee or the Loan Participants to exercise any right or remedy against the Borrower or any other Person or entity prior to enforcing any right of the Agent, the Security Trustee or the Loan Participants against the Guarantors hereunder.
(c)    The obligations of the Guarantors hereunder shall be absolute, joint and several, unconditional and continuing under any and all circumstances and shall be performed by the Guarantors regardless of (a) whether the Borrower, the Guarantors, the Loan Participants, the Security Trustee or the Agent shall have taken or failed to take any steps to collect or enforce any obligation or liability from the Borrower, or shall have otherwise exercised or failed to exercise any rights, powers or remedies under any of the Basic Documents against the Borrower and shall in no way be affected or impaired by (and no notice to the Guarantors shall be required in respect of) any compromise, waiver, settlement, release, extension, change in or modification of any of the Guaranteed Obligations, (b)  the disaffirmance or rejection or purported disaffirmance or purported rejection of any of the Basic Documents in any insolvency, bankruptcy or reorganization proceedings relating to the Borrower, (c) any law, regulation or decree now or hereafter in effect which might in any manner affect any of the terms or provisions of any of the Basic Documents or any of the Agent’s, the Security Trustee’s or Loan Participants’ rights, powers or remedies thereunder as against the Borrower or which might cause or permit to be invoked any alteration in the time, amount, manner or payment or performance of any of the obligations and liabilities of the Borrower, (d) any failure of the Borrower to comply with the requirements of any federal, state or local law, regulation or order of any political subdivision or agency thereof, (e) the occurrence and continuance of any Default or Event of Default or Lease Event of Default, (f) the merger or consolidation of the Borrower into or with any corporation or other entity or the sale by the Borrower of all or any part of its assets, (g) whether the Agent, the Security Trustee or Loan Participants shall have taken or failed to take any steps to mitigate damages, (h) any other circumstance which might otherwise constitute a defense available to or a discharge of the Borrower in respect of its obligations or liabilities under any of the Basic Documents, or (i) any other act or omission to act by the Agent or any other Person or entity or any other circumstances whatsoever (with or without notice to or the knowledge of the Guarantors), whether similar or dissimilar to the foregoing, which may or might in any manner or to any extent vary the risk of the Guarantors, or otherwise constitute a legal or equitable discharge of a surety or the Guarantors; it being the purpose and intent of the Guarantors and the Agent that this Agreement and the obligations and liabilities of the Guarantor hereunder shall be absolute, unconditional and continuing under any and all circumstances and shall not be discharged except by payment, observance and performance in full of all the Guaranteed Obligations.

Exhibit D

Credit Agreement [Allegiant/A319 2019]

(d)    Notwithstanding anything to the contrary contained in this Section 1, (i) the Guarantors may assert as a defense to any claim by the Agent, the Security Trustee or any Loan Participant for payment or performance under the Guaranteed Obligations any defense, claim, set-off or deduction which the Borrower could have asserted in respect of such claim as the borrower under the Credit Agreement; provided, that for the avoidance of doubt, the Guarantors may not assert such defense to the extent that any defense, claim, set-off or deduction available to the Borrower is only made available under any insolvency, bankruptcy or reorganization proceedings relating to the Borrower and (ii) to the extent that the Borrower is relieved of any of the Guaranteed Obligations under the terms of any of the Basic Documents other than in connection with an insolvency, bankruptcy or reorganization proceedings, or any of the Guaranteed Obligations are compromised, settled, waived, released or extended in a writing signed by the Agent, or the terms of any of the Guaranteed Obligations or of the Basic Documents in respect thereof are amended or modified other than in connection with an insolvency, bankruptcy or reorganization proceedings, the Guarantors shall be similarly relieved of their corresponding liabilities and obligations with respect to such Guaranteed Obligations and/or shall be entitled to the benefit of any such compromise, settlement, waiver, release, extension, amendment or modification.
(e)    Each Guarantor, jointly and severally, agrees to pay all costs and expenses (including, without limitation, attorneys’ fees and expenses) incurred in connection with the enforcement of the obligations of the Borrower after the occurrence and during the continuance of an Event of Default, to the extent that such costs and expenses are not paid by the Borrower or otherwise and in connection with the enforcement of the obligations of the Guarantors under this Agreement after the occurrence and during the continuance of an Event of Default.
(f)    If any payment of any Guaranteed Obligations is rescinded or must otherwise be returned by the Agent, the Security Trustee or any Loan Participant as a result of any law or an order issued in a bankruptcy or insolvency proceeding relating to the Borrower or otherwise, the amount so repaid shall not be deemed to have been paid and shall be deemed to be outstanding and the guaranty of the Guarantors hereunder in respect of such payment shall be reinstated and shall remain in full force and effect.
Section 2.    Representations and Warranties of the Guarantors. Each Guarantor hereby represents and warrants to the Agent that, in the case of itself:
(a)    (i) The [****] is a corporation duly organized and validly existing in good standing under the laws of the State of Nevada, is qualified to do business in each jurisdiction where the failure to be so qualified could have a materially adverse effect on the [****]’s business, operations or condition (financial or otherwise) or on its ability to perform its obligations hereunder, and has the corporate power and authority, and all licenses, rights, permits, certificates, franchises and other privileges, necessary to carry on its business as presently conducted and to perform its obligations under this Agreement.
(ii) The [****] is a limited liability company duly organized and validly existing in good standing under the laws of the State of Nevada, is qualified to do business in each jurisdiction where the failure to be so qualified could have a materially adverse effect on the

Exhibit D

Credit Agreement [Allegiant/A319 2019]

[****]’s business, operations or condition (financial or otherwise) or on its ability to perform its obligations hereunder, and has the power and authority, and all licenses, rights, permits, certificates, franchises and other privileges, necessary to carry on its business as presently conducted and to perform its obligations under this Agreement.
(b)    The execution, delivery and performance by such Guarantor of this Agreement has been duly authorized by all necessary corporate action on the part of such Guarantor, does not require any approval of the shareholders, members or managers of either Guarantor, and neither the execution and delivery hereof nor the consummation of the transactions contemplated hereby nor compliance by such Guarantor with any, nor each Guarantor’s performance of all, of the terms and provisions hereof will contravene or has contravened any judgment or order applicable to or binding on it or any applicable law or conflict with, result in any breach of, or constitute any default under, its organizational documents or conflict with, result in the creation of a lien under, or require the consent of any trustee or creditor pursuant to, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, bank loan or credit agreement or other agreement or instrument to which the relevant Guarantor is a party or by which it or any of its assets may be bound.
(c)    This Agreement has been duly executed and delivered by such Guarantor, and constitutes the legal, valid and binding obligation of each Guarantor, enforceable against such Guarantor in accordance with the terms hereof, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
(d)    There are no actions, suits or proceedings pending or, to the best of such Guarantor’s knowledge after due inquiry, threatened in any court or before any regulatory commission, board or administrative or other Governmental Authority against or affecting such Guarantor which could have a materially adverse effect on its ability to enter into or perform its obligations under this Agreement or on the condition (financial or otherwise), operations, business or prospects of such Guarantor.
(e)    Such Guarantor is in material compliance with all applicable laws in all applicable jurisdictions, the violation of which could have a materially adverse effect on the properties, business, prospects, profits or condition of such Guarantor.
(f)    Such Guarantor is solvent and will not be rendered insolvent by the consummation of the transactions contemplated by the Basic Documents, including, without limitation, this Agreement; after such consummation, the capital of such Guarantor will not be unreasonably small for the conduct of the business in which such Guarantor is engaged or is about to engage; such Guarantor has no intention or belief that it is about to incur debts beyond its respective ability to pay as it matures; and such Guarantor’s participation in such transactions is made without any intent to hinder, delay or defraud either present or future creditors of the relevant Guarantor, and none of the transactions contemplated by the Basic Documents to which such Guarantor is a party is void or voidable at the behest of any creditor of such Guarantor.

Exhibit D

Credit Agreement [Allegiant/A319 2019]

(g)    The financial statements of the [****] for the fiscal year ending December 31, 2018 and the fiscal quarter ending March 31, 2019 (i) were prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto or as permitted by Form 10-Q in the case of interim unaudited consolidated financial statements) and (ii) fairly represent in all material respects the consolidated financial condition and operations of the [****] as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated therein.
(h)    Since December 31, 2018, there has been no material adverse change in the financial condition or prospects of such Guarantor.
(i)    The Borrower and the Lessee are wholly-owned consolidated Subsidiaries of the [****].
Section 3.    Covenants of the Guarantors. Each Guarantor hereby covenants in favor of the Agent as follows:
(a)    Such Guarantor agrees not to create any Lien on the Aircraft or the other Collateral and shall take all necessary action to remove and release any such Lien if created by such Guarantor or Borrower and shall reimburse and indemnify the Agent, and each other party to any of the Basic Documents, for any loss incurred as a result of any such Lien created by such Guarantor or Borrower.
(b)    Such Guarantor shall not take any action to cause such Borrower not to comply, or to prohibit the Borrower from complying, with its covenants, agreements and undertakings set forth in the Basic Documents to which the Borrower is or will become a party.
(c)    From time to time such Guarantor agrees that it will do all such acts, execute, acknowledge and deliver all such instruments and make all filings and recordings in all jurisdictions as it shall be reasonably requested by the Agent or the Security Trustee to do or execute for the purpose of fully carrying out and effectuating this Agreement and the intent hereof.
(d)    Such Guarantor shall not, and shall not permit the Borrower to, liquidate, dissolve or consolidate with or merge into or with any other Person without the prior written consent of the Agent (such consent to not be unreasonably withheld or delayed).
(e)    Such Guarantor shall not at any time institute against the Borrower or cause the Borrower to make a voluntary filing or consent to an involuntary filing with respect to itself in any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or any other Insolvency Proceeding.
(f)    The [****] shall provide to the Agent:
(i)    as soon as practicable and in any event within 120 days after the end of each fiscal year of the [****], audited consolidated statements of income and cash

Exhibit D

Credit Agreement [Allegiant/A319 2019]

flows and an audited consolidated statement of stockholders’ equity of the [****] and its Subsidiaries for such year, and a consolidated balance sheet of such Person and its Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding consolidated figures from the preceding annual audit, all in reasonable detail and reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the [****] and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied (except for inconsistencies required by changes to GAAP and changes approved by such accountants in accordance with GAAP); provided, that compliance with the above shall be satisfied by the timely filing of 10K and 10Q statements with the Securities and Exchange Commission; and
(ii)    as soon as practicable and in any event within 60 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year of such Guarantor beginning after June 30, 2019, consolidated statements of income, stockholders’ equity and cash flows of the [****] and its Subsidiaries for the period from the beginning of the current fiscal year to the end of such quarterly period, and a consolidated balance sheet of the [****] and its Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and presenting fairly in all material respects the financial condition and results of operations of the [****] and its Subsidiaries, certified by such Guarantor’s chief executive officer or chief financial officer as having been prepared on a consolidated basis in accordance with GAAP consistently applied (except for inconsistencies required by changes to GAAP and changes approved by the accountants referred to in clause (i) above in accordance with GAAP), subject to normal year-end audit adjustments and the absence of footnotes; provided, that compliance with the above shall be satisfied by the timely filing of 10K and 10Q statements with the Securities and Exchange Commission.
Section 4.    Miscellaneous.
(a)    Except as expressly otherwise provided herein, all notices, requests, demands or other communications to or upon the Agent, the Security Trustee, or the Guarantors shall be deemed to have been duly given or made when given pursuant to the terms of the Credit Agreement.
(b)    Neither the Agent nor the Loan Participants nor the Security Trustee shall by any act, delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach by the Guarantors of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Agent, the Security Trustee or the Loan Participants, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the

Exhibit D

Credit Agreement [Allegiant/A319 2019]

exercise of any other right, power or privilege. A waiver by the Agent, the Security Trustee or any Loan Participant of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent, the Security Trustee or any Loan Participant would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law. No waiver of any of the terms and conditions of this Agreement and no notice to or demand on the Guarantors or the Borrower in any case shall entitle the Guarantors or the Borrower to any other or further notice or demand in similar or other circumstances or constitute the waiver of the rights of the Agent, the Security Trustee or any Loan Participant to any other or further action in any circumstances without notice or demand.
(c)    This Agreement shall in all respects be governed by, and construed in accordance with, the law of the State of New York.
(d)    Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the United States District Court of the Southern District of New York and any New York state court sitting in this Borough of Manhattan, New York City, in any action or proceeding arising out of or relating to this Agreement, or the transactions contemplated hereby. Each Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement against another party or its properties in the courts of any jurisdiction.
(e)    Each Guarantor hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (d) of this Section 4. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(f)    EACH GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
(g)    If any provision hereof should be held invalid, illegal, or unenforceable in any respect in any jurisdiction, then, to the fullest extent permitted by law, (i) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Agent in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction. To the extent permitted by

Exhibit D

Credit Agreement [Allegiant/A319 2019]

applicable law, each Guarantor hereby waives any provision of law which would render any provision hereof prohibited or unenforceable in any respect.
(h)    No amendment, modification, waiver, termination or discharge of any provision of this Agreement, nor consent to any departure by the Guarantors therefrom, shall in any event be effective unless the same shall be in writing specifically identifying this Agreement and the provision intended to be amended, modified, waived, terminated or discharged and is signed by each of the Agent (the Agent being duly authorized to bind the Security Trustee and Loan Participants thereto, evidence of which to be supplied by the Agent upon any such execution by the Agent) and the Guarantors, and each such amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by the Agent and the Guarantors.
(i)    This Agreement shall be binding upon each Guarantor, its successors and permitted assigns, and shall inure to the benefit of the Agent, on behalf of the Loan Participants and the Security Trustee, and be enforceable by the Agent and its successors and assigns; provided that, the Guarantors shall not assign any of their obligations hereunder without the prior written consent of the Agent. This Agreement shall not be deemed to create any right in any Person or entity nor be construed in any respect to be a contract in whole or in part for the benefit of any Person or entity except as provided herein.
Section 5.    Reorganization of Payment Obligation. If, as a result of any insolvency, bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding with respect to, or affecting the status, existence, assets or obligations of the Borrower, the amount or timing of any payment, observance or performance of any Guaranteed Obligations shall be discharged, adjusted, rescheduled, rearranged or otherwise become payable in an amount or at a time, other than as specifically provided for in the Basic Documents, each Guarantor specifically agrees, as a primary obligation, to pay, observe and perform such Guaranteed Obligations at the time and in the amount such payment, observance or performance would have become due in accordance with the terms of the Basic Documents if such insolvency, bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding had not occurred.
Section 6.    No Set-Off. The obligations of each Guarantor hereunder shall not be released, discharged or otherwise affected by the existence of any claim, set-off, defense, or other right that each Guarantor may have at any time and from time to time against the Agent, the Security Trustee, the Loan Participants or any other Person or entity, whether in connection herewith or with any related or unrelated transaction.
Section 7.    Compliance with Anti-Money Laundering and OFAC Laws.
(a)    Each Guarantor shall comply at all times with the requirements of all Anti-Money Laundering Laws.

Exhibit D

Credit Agreement [Allegiant/A319 2019]

(b)    Each Guarantor shall provide the Agent and the Loan Participants any information regarding such Guarantor, its Affiliates and its Subsidiaries necessary for the Agent and the Loan Participants to comply with all Anti-Money Laundering Laws.
(c)    Each Guarantor shall comply at all times with the requirements of all OFAC Laws.
(d)    Each Guarantor shall not conduct business with or engage in any transaction with any person or entity named in the OFAC SDN List or any person or entity included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or otherwise associated with any of the persons or entities referred to or described in the OFAC SDN List.
(e)    If either Guarantor obtains actual knowledge or receives any written notice that either Guarantor, any Affiliate, Subsidiary or any person or entity holding any legal or beneficial interest whatsoever therein (whether directly or indirectly) is named on the OFAC SDN List (such occurrence, an “OFAC Violation”), such Guarantor shall immediately (i) give written notice to the Agent and the Loan Participants of such OFAC Violation, and (ii) comply with all Applicable Laws with respect to such OFAC Violation (regardless of whether the party included on the OFAC SDN List is located within the jurisdiction of the United States of America), including the OFAC Laws, and each Guarantor hereby authorizes and consents to the Agent’s taking any and all steps the Agent deems necessary, in its sole discretion, to comply with all Applicable Laws with respect to any such OFAC Violation, including the requirements of the OFAC Laws (including the “freezing” and/or “blocking” of assets and reporting such action to OFAC).
(f)    Upon the Agent’s request from time to time, each Guarantor shall deliver a certification confirming its compliance with the covenants set forth in this Section 7.
(g)    Each Guarantor acknowledges that in order for each Loan Participant to comply with the requirements under Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) (Public Law 107-56), each Guarantor must provide such Loan Participant with certain information or supporting documentation (collectively, “Documentation”) at the time of execution of this Agreement. Each Loan Participant is required by the USA Patriot Act to verify and record any Documentation provided by each Guarantor to validate such Guarantor’s identity. Documentation that may be requested from each Guarantor may include, but is not limited to, a Federal Employer Identification Number (FEIN), a certificate of good standing to validate such Guarantor’s existence, a certificate of incumbency to authenticate the management of such Guarantor, and other government issued certified documents to validate such Guarantor’s authorization to conduct business.
(h)    For purposes of this Section 7, the following definitions shall mean:

1.	“Anti-Money Laundering Laws” means any laws or regulations relating to money laundering or terrorist financing, including,

Exhibit D

Credit Agreement [Allegiant/A319 2019]

without limitation, the Bank Secrecy Act, 31 U.S.C. §§ 5301 et seq.; the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56 (a/k/a the USA Patriot Act); Laundering of Monetary Instruments, 18 U.S.C. § 1956; Engaging in Monetary Transactions in Property Derived from Specified Unlawful Activity, 18 U.S.C. § 1957; the Financial Recordkeeping and Reporting of Currency and Foreign Transactions Regulations, 31 C.F.R. part 103; and any similar laws or regulations currently in force or hereafter enacted.

2.	“OFAC” means the United States Department of Treasury Office of Foreign Assets Control.

3.
“OFAC Laws” means any laws, regulations, and Executive Orders relating to the economic sanctions programs administered by OFAC, including without limitation, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq.; the Trading with the Enemy Act, 50 App. U.S.C. §§ 1 et seq.; and the Office of Foreign Assets Control, Department of the Treasury Regulations, 31 C.F.R. parts 500 et seq. (implementing the economic sanctions programs administered by OFAC).

4.	“OFAC SDN List” means the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC.
* * *

Exhibit D

Credit Agreement [Allegiant/A319 2019]

IN WITNESS WHEREOF, each Guarantor and the Agent has caused this Agreement to be duly executed and delivered by its proper and duly authorized officer as of the day and year first above written.

[****], as a Guarantor By: _____________________________ Name: Title:
[****]

Exhibit D

Credit Agreement [Allegiant/A319 2019]

BANK OF UTAH, as Agent By: _____________________________ Name: Title:

1